UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Raytheon Company
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Transforming Tomorrow 2019 Proxy Statement

Shareholders’ Meeting Thursday, May 30, 2019 | 11:00 a.m. Eastern Daylight Time The Ritz-Carlton, Pentagon City | 1250 South Hayes Street, Arlington, VA 22202

TRANSFORMING
TOMORROW

Breakthrough technologies have been the driving force behind national security, economic strength and social cohesion. And they will continue to transform tomorrow.

At Raytheon, we’re continually pushing the boundaries of technology, working at the forefront of quantum physics, artificial intelligence and machine learning, hypersonics, cybersecurity and much more. Together, we’re advancing defense strategy, protecting people and infrastructure through proven solutions that make the world a safer place — faster than ever before.

April 16, 2019

DEAR RAYTHEON SHAREHOLDER,

On behalf of Raytheon’s Board of Directors and leadership team, I cordially invite you to attend the Raytheon Company Annual Meeting of Shareholders on Thursday, May 30, 2019.

Raytheon’s growth strategy continued to deliver results in 2018, as we set new company records for full-year net sales of $27.1 billion, bookings of $32.2 billion and operating cash flow of $3.4 billion. In addition, we ended 2018 with a record backlog of $42.4 billion, which positions us well for the future. Our strong balance sheet and cash flow provide us with the financial flexibility to continue our capital deployment strategy. We are focused on deploying capital in ways that create value for our shareholders and customers, including making strategic internal investments to support our growth, paying a sustainable and competitive dividend, reducing our share count and making discretionary pension contributions from time-to-time.

Our success starts at the top, with our engaged and active Board of Directors, who emphasize results and a corporate culture grounded in our company values. These values — trust, respect, collaboration, innovation and accountability — are exemplified by our Board, senior leaders and global team. They guide the way we engage with colleagues, customers, investors and other stakeholders, the manner in which we make decisions, and our unwavering focus on meeting our commitments. Additionally, our values underlie our ongoing strategic approach to corporate responsibility, which supports sustainability, promotes an inclusive workplace and inspires the next generation of engineers and technologists.

We also remain committed to sound, contemporary corporate governance, as illustrated by the significant refreshment undergone by the Board over the last five years. In pursuing director succession, the Board has identified attributes, experiences and skills best suited to supporting Raytheon’s long-term strategy. Integral to this process has been the recognition of the special value of diversity in providing a broad range of perspectives and insights. Board refreshment was notably bolstered in 2018 with the addition of three new directors — Adriane Brown (included in last year’s proxy), Ellen Pawlikowski and Marta Stewart.

I encourage you to review this proxy statement and to vote your proxy as soon as possible so that your shares will be represented at the meeting.

Thank you for your continued confidence in Raytheon and our global team.

Sincerely, THOMAS A. KENNEDY Chairman and Chief Executive Officer
“ONE GLOBAL TEAM
CREATING TRUSTED,
INNOVATIVE SOLUTIONS
TO MAKE THE WORLD
A SAFER PLACE.”

Raytheon’s corporate culture is grounded in our company values: trust, respect, collaboration, innovation and accountability. These values drive a culture known for:

●	Ethics and accountability, encouraging reporting and ensuring non-retaliation
●	Investing in our people, to sustain a world-class workforce
●	Customer focus, achieving success through collaboration
●	Supporting military families and veterans, who sacrifice for our freedom
●	Diversity and inclusion, ensuring all employees find purpose, thrive and succeed
●	Engaging and listening to our people, to continually improve their experience
●	Innovation, acting with speed and agility to solve the most difficult challenges
●	Strong process orientation, enabling flawless execution and risk mitigation

01	Notice of Annual Meeting of Shareholders
02	Proxy Summary
09	Proposal 1: Election of Directors
09	Nominees for Election
16	Corporate Governance
16	Board Leadership Structure
16	Board Role
18	Director Candidate Consideration and Board Refreshment
21	Director Independence
21	Board and Committee Evaluation Process
22	Shareholder Engagement
23	Governance Policies and Practices
25	Director Nominations by Shareholders
26	Director Orientation, Development and Education
26	Communication with the Board
27	Political Contributions and Lobbying Expenditures Disclosure
27	Governance Documents
28	The Board of Directors and Board Committees
28	Audit Committee
29	Governance and Nominating Committee
29	Management Development and Compensation Committee
30	Public Policy and Corporate Responsibility Committee
30	Special Activities Committee
30	Executive Committee
30	Compensation Committee Interlocks and Insider Participation
31	Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation
33	Executive Compensation
33	Table of Contents
34	Compensation Discussion and Analysis
34	Executive Summary
59	Executive Compensation Tables
74	Proposal 3: Approval of the Raytheon 2019 Stock Plan
74	Determination of Share Reserve Under the 2019 Stock Plan
75	Purpose of This Proposal
75	Current Overview of Outstanding Equity Awards
76	2019 Stock Plan Key Features
77	Summary of the Stock Plan
81	Securities Authorized for Issuance Under Equity Compensation Plans
82	Proposal 4: Ratification of Appointment of PricewaterhouseCoopers LLP
83	Audit Committee Report
84	Independent Auditors: Audit and Non-Audit Fees
85	Director Compensation
85	Determination and Assessment of Non-Employee Director Compensation
86	Elements of Director Compensation
87	Non-Employee Director Total Compensation
88	Director Stock Ownership and Retention Guidelines
88	Policy Against Certain Raytheon Stock Transactions
89	Stock Ownership
89	Five Percent Shareholders
89	Management and Directors
90	Section 16(a) Beneficial Ownership Reporting Compliance
90	Shareholder Proposals
91	General Information
91	Proxies and Voting Procedures
91	Shareholders Entitled to Vote
92	Quorum and Required Vote
93	Tabulation of Votes
93	Multiple Copies of Annual Report to Shareholders
93	Householding Information
93	Important Notice Regarding the Availability of Proxy Materials
93	Electronic Availability of Proxy Statement and Annual Report
94	Cost of Proxy Solicitation
94	Shareholder Account Maintenance
94	Other Matters
95	Appendix A — Raytheon 2019 Stock Plan

RAYTHEON 2019 PROXY STATEMENT 1

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

ANNUAL MEETING OF SHAREHOLDERS

The Board of Directors of Raytheon Company is soliciting your proxy for the 2019 Annual Meeting of Shareholders.

LIVE AUDIO WEBCAST:
A live audio webcast of the Annual Meeting will be available at www.raytheon.com/ir.

RECORD DATE:
Shareholders of record at the close of business on Tuesday, April 2, 2019, are entitled to notice of and to vote at the meeting.

PROXY VOTING:
You can vote your shares by completing and returning the proxy card or voting instruction form that you received. Most shareholders also can vote their shares over the Internet or by telephone. Please check your proxy card or the information forwarded by your broker, bank, trust or other holder of record to see which options are available to you. You can revoke a proxy at any time before it is exercised by following the instructions in this proxy statement.

Time: 11:00 a.m. Eastern Daylight Time
Date: Thursday, May 30, 2019
Place: The Ritz-Carlton Pentagon City 1250 South Hayes Street Arlington, VA 22202

In person: If you are a shareholder of record, you may attend the Annual Meeting and vote by ballot. Please bring a valid picture ID. If your shares are held through a broker, bank, trust or other holder of record, you must present (i) an account statement demonstrating that you were a beneficial holder as of the record date, (ii) a legal proxy in your favor from the holder of record, and (iii) a valid picture ID.

Telephone: If you are a shareholder of record, call the telephone number and follow the instructions on the notice or proxy card mailed to you or in the email sent to you if you receive notification electronically. If your shares are held through a broker, bank, trust or other holder of record, follow the instructions provided to you by the holder of record if telephone voting is made available to you.

Internet: If you are a shareholder of record, follow the Internet voting instructions on the notice or proxy card mailed to you or in the email sent to you if you receive notification electronically. If your shares are held through a broker, bank, trust or other holder of record, follow the instructions provided to you by the holder of record if Internet voting is made available to you.

Mail: Complete and sign the proxy card or voting instruction form and return it in the enclosed postage pre-paid envelope.

WE WILL BE VOTING ON THE FOLLOWING MATTERS:

Agenda Item	Voting Recommendation	More Information
1. Election of thirteen directors nominated by Raytheon’s Board	FOR EACH NOMINEE	Page 9
2. Advisory vote to approve named executive officer compensation	FOR	Page 31
3. Approval of the Raytheon 2019 Stock Plan	FOR	Page 74
4. Ratification of the independent auditors	FOR	Page 82

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON THURSDAY, MAY 30, 2019

This proxy statement and our 2018 Annual Report are also available on our website at www.raytheon.com/proxy.

2 RAYTHEON 2019 PROXY STATEMENT	PROXY SUMMARY

PROXY SUMMARY

This summary highlights selected information contained in this proxy statement, but it does not contain all the information you should consider. We urge you to read the whole proxy statement before you vote. This proxy statement is being made available to shareholders on or about April 16, 2019.

WE WILL BE VOTING ON THE FOLLOWING MATTERS:

Agenda Item	Voting Recommendation	More Information
1. Election of thirteen directors nominated by Raytheon’s Board	FOR EACH NOMINEE	Page 9
2. Advisory vote to approve named executive officer compensation	FOR	Page 31
3. Approval of the Raytheon 2019 Stock Plan	FOR	Page 74
4. Ratification of the independent auditors	FOR	Page 82

			CURRENT COMMITTEE MEMBERSHIPS
Independent Directors	Age	Director Since	Audit Committee	Governance and Nominating Committee	Management Development and Compensation Committee	Public Policy and Corporate Responsibility Committee	Special Activities Committee
Tracy A. Atkinson	54	2014	CHAIR			●
Robert E. Beauchamp	59	2015	●		●	●
Adriane M. Brown	60	2018			●	●
Vernon E. Clark (Lead Director)*	74	2005					CHAIR
Stephen J. Hadley	72	2009		CHAIR	●		●
Letitia A. Long	60	2015	●			CHAIR	●
George R. Oliver	58	2013		●	●
Dinesh C. Paliwal	61	2016		●		●
Ellen M. Pawlikowski	62	2018	●				●
William R. Spivey	72	1999		●	CHAIR
Marta R. Stewart	61	2018	●			●
James A. Winnefeld, Jr.	63	2017	●		●		●
Robert O. Work	66	2017	●			●	●
Inside Director
Thomas A. Kennedy	63	2014
Number of Meetings in 2018			9	6	6	6	11

*	Mr. Clark will be retiring from the Board effective May 30, 2019.

PROXY SUMMARY	RAYTHEON 2019 PROXY STATEMENT 3

COMPOSITION OF THE BOARD

*	Mr. Clark will be retiring from the Board effective May 30, 2019.

BOARD TENURE AND REFRESHMENT
Our Board represents a balance of longer-tenured members with in-depth knowledge of our business and newer members who bring valuable additional attributes, skills and experience. The Board has undergone significant refreshment over the last five years to better align the Board’s composition to Raytheon’s long-term strategy and broaden the Board’s perspectives to enhance its performance. Through refreshment and director succession planning and development, the Board is well positioned for the future.

BOARD DIVERSITY OF BACKGROUND
The Board is committed to diversity and the importance of different backgrounds, perspectives and views. This commitment is clearly reflected in the Board’s refreshment efforts. Of the nine directors added to the Board in the past five years, five are women (including all three directors who joined us in 2018). Of the thirteen director nominees, five are women and seven represent ethnic or gender diversity, or both.

QUALIFICATIONS, SKILLS AND EXPERIENCE
Our Board embodies a broad and diverse set of qualifications, skills and experiences as illustrated below.

4 RAYTHEON 2019 PROXY STATEMENT	PROXY SUMMARY

OUR 2018 PERFORMANCE

In 2018, Raytheon continued to execute its growth strategy to deliver results for our shareholders and customers. Building upon our strong program performance and recent strategic internal investments, which ensure that our capabilities are aligned with our customer needs, our global team achieved several financial records in 2018, including Raytheon’s best ever net sales, bookings, operating cash flow and backlog performance.

FULL-YEAR NET SALES OF $27.1 BILLION UP 6.7% FOR THE YEAR A COMPANY RECORD	STRONG FULL-YEAR BOOKINGS OF $32.2 BILLION UP 16% FOR THE YEAR A COMPANY RECORD

FULL-YEAR EPS FROM CONTINUING OPERATIONS OF $10.15 UP 46% FOR THE YEAR	STRONG OPERATING CASH FLOW FROM CONTINUING OPERATIONS OF $3.4 BILLION FOR THE YEAR A COMPANY RECORD

BACKLOG AT YEAR-END $42.4 BILLION UP 11% FOR THE YEAR A COMPANY RECORD	3-YEAR AVERAGE ANNUAL TOTAL SHAREHOLDER RETURN +9.5%

PROXY SUMMARY	RAYTHEON 2019 PROXY STATEMENT 5

OUR EXECUTIVE COMPENSATION PROGRAM

The Management Development and Compensation Committee (MDCC) designed our executive compensation program to attract and retain highly-qualified executives, motivate our executives to achieve our overall business objectives, reward individual performance, and align our executives’ interests with those of our shareholders. The program’s primary direct compensation elements are base salary, annual cash incentives, and long-term equity incentives. The MDCC reviews the compensation program on an ongoing basis, and regularly receives input regarding the program from its independent compensation consultant and shareholders.

CEO Compensation

Other Named Executive Officer Compensation(1)

(1)

Base salary includes lump-sum payments to Messrs. Wajsgras and Yuse in 2018 in lieu of base salary merit increases. These amounts appear in the “Bonus” column of the Summary Compensation Table on page 59.

Most of our executives’ compensation is at risk and varies based on performance. Due to Raytheon’s strong financial performance, our annual cash incentive (RBI) was funded, and our long-term equity performance plan (LTPP) paid out, above predetermined targets. Our Named Executive Officers, or NEOs, also achieved strong results against their individual performance goals in 2018.

Consistent with our compensation objectives, our Named Executive Officers received the following compensation in 2018:

			Annual Cash Incentive	Long-Term Equity Incentives(1)
Named Executive Officer	Base Salary		RBI	LTPP	Restricted Stock	Total
Thomas A. Kennedy	$1,511,559		$4,336,000	$5,800,075	$4,699,976	$16,347,610
Anthony F. O’Brien	$780,178		$1,114,700	$1,599,973	$1,499,910	$4,994,761
Taylor W. Lawrence(2)	$782,954		$889,400	$1,300,065	$1,300,093	$4,272,512
David C. Wajsgras	$996,643	(3)	$1,512,300	$1,300,065	$1,300,093	$5,109,101
Wesley D. Kremer	$741,008		$1,114,400	$1,300,065	$1,300,093	$4,455,566
Richard R. Yuse(2)	$853,703	(3)	$1,166,200	$1,300,065	$1,300,093	$4,620,061

(1)

Reflects the NEO’s restricted stock unit/award and 2018–2020 LTPP award (at target) granted in 2018, based on the number of shares/units multiplied by the closing price of our common stock on the award determination date.

(2)	Mr. Lawrence stepped down as an executive officer on March 30, 2019, and will retire from Raytheon effective July 14, 2019. Mr. Yuse retired from Raytheon effective December 31, 2018.
(3)

Base salary includes lump-sum payments to Messrs. Wajsgras and Yuse in 2018 in lieu of base salary merit increases. These amounts appear in the “Bonus” column of the Summary Compensation Table on page 59.

6 RAYTHEON 2019 PROXY STATEMENT	PROXY SUMMARY

COMPENSATION HAS BEEN TIED TO STRONG LONG-TERM PERFORMANCE

Our executive compensation is tied to Raytheon’s performance via key financial metrics that have driven Raytheon’s strong results and led to increased shareholder value over the long term. Over the course of our CEO’s five-year tenure, and as evidenced by the chart below, Raytheon has delivered strong TSR performance on both an absolute basis and relative to our core peer group and the S&P 500 Index.

5 Year Cumulative Total Shareholder Return

*	The Core Peer Group Median does not include Raytheon.

For a complete discussion of our executive compensation program, see the “Compensation Discussion and Analysis” section of this proxy statement.

COMMITMENT TO SHAREHOLDER ENGAGEMENT

For each of the last nine years, we have communicated with shareholders representing a significant percentage of our shares (typically between 30% and 40%) on governance and compensation matters. We believe these consistent and extensive outreach efforts reflect the strong commitment of the Board and management to be responsive to our shareholders. Our engagement initiatives have been instrumental in promoting the alignment of our governance and compensation practices with shareholder interests. These communications, as well as our say-on-pay voting results, which have averaged 94.3% for the last eight years, have both influenced and confirmed the philosophy and policies underpinning our executive compensation program.
9 YEARS OF SHAREHOLDER ENGAGEMENT REACHING HOLDERS OF AN AVERAGE OF 36.6% OF OUR SHARES ANNUALLY

2019 EXECUTIVE COMPENSATION PROGRAM AND DISCLOSURE CHANGES

During 2018, the MDCC considered points raised by shareholders and consulted with its independent compensation consultant and management. After careful deliberation, the MDCC and Raytheon made the following changes:

●

Beginning in 2019, the MDCC increased the weight of performance-based LTPP awards for a long-term incentive mix of 60% / 40% between LTPP and time-based restricted stock. This change to mix includes all NEOs and other executive officers.

●

We enhanced our compensation program disclosures regarding annual RBI and LTPP performance goals (see pages 36, 48 and 52–54), including additional information on year-over-year RBI targets, the threshold and maximum performance for RBI awards, and the threshold performance for LTPP awards.

PROXY SUMMARY	RAYTHEON 2019 PROXY STATEMENT 7

CORPORATE RESPONSIBILITY

At Raytheon, we align our many corporate responsibility initiatives with our business strategy. We have made commitments to: build a future workforce with a strong interest in science, technology, engineering and math; support military families and veterans; protect people, assets and infrastructure from growing cybersecurity threats; reduce our environmental impact; and give our people and partners the opportunity, training and support they need to cultivate a diverse and safe place to work and do business.

OUR APPROACH

Diverse Perspectives We foster an inclusive environment that honors our differences, encourages the exchange of information and new ideas, and makes it possible for everyone to thrive and succeed.	Sustainable Design We integrate sustainability into product design, manufacturing, and engineering innovation across the life cycle of each product.	Environmental Impact Our energy, water, greenhouse gas, and waste reduction programs reflect the innovation and engagement of our people.	Efficient Operations Our energy management program helps advance our sustainability vision and also makes us more cost competitive.	Social Commitment Our two key social priorities, supporting military families and veterans and promoting STEM education, help build future prosperity.

RESPONSIBLE LEADERSHIP

Our Board of Directors and senior leadership team promote integrity, accountability, transparency and the highest ethical standards. The Board’s Public Policy and Corporate Responsibility Committee reviews environmental stewardship and sustainability, employee health and safety, ethics, charitable contributions and community relations, and government contracting and defense procurement policies.

2020 SUSTAINABILITY GOALS

WE ARE MAKING STRONG PROGRESS AGAINST OUR FOURTEEN SUSTAINABILITY GOALS. MOST NOTABLY, WE’VE REDUCED OUR U.S. GREENHOUSE GAS EMISSIONS BY 15% SINCE 2015, EXCEEDING OUR GOAL OF 12%.

2018 RECOGNITION HIGHLIGHTS

Our practices and policies have earned Raytheon recognition on a range of issues.

“THE CIVIC 50” POINTS OF LIGHT TOP 50 COMMUNITY- MINDED COMPANIES	CLIMATE LEADERSHIP AWARD — EXCELLENCE IN GREENHOUSE GAS EMISSIONS MANAGEMENT	2018 HUMAN RIGHTS CAMPAIGN FOUNDATION™ — BEST PLACES TO WORK FOR LGBT EQUALITY	WOMENINC.® MAGAZINE — FIVE RAYTHEON BOARD MEMBERS NAMED TO 2018 MOST INFLUENTIAL CORPORATE DIRECTORS LIST

Read more at raytheon.com/responsibility

8 RAYTHEON 2019 PROXY STATEMENT	PROXY SUMMARY

GOVERNANCE HIGHLIGHTS

Major elements of our governance profile are summarized below. We discuss most of these matters in greater detail in this proxy statement.

RECENT DEVELOPMENTS

●	Significant Board Refreshment Three new directors added in the last year, all women; a total of nine directors added and five departed in the last five years.
●	Enhanced Focus on Board Leadership Succession
As part of its work on Board refreshment, the Governance and Nominating Committee also has focused on director succession planning. The Committee has identified key attributes, skills and experiences for Board leadership positions, and is using committee member and chair assignments and the addition of new directors to develop successors who are ready to assume these positions. An example of this focus is the Board’s careful planning relating to the May 2019 retirement of Vernon E. Clark, the current Lead Director.
●	Continuing Proxy Statement Improvements Additional disclosure provided in 2019, with expanded discussion regarding executive compensation performance goals and corporate responsibility initiatives.

INDEPENDENCE ●All non-employee directors are independent ●Independent directors regularly meet in executive session ●Rigorous compensation consultant independence policy

ALIGNMENT WITH SHAREHOLDER INTERESTS

●Pay-for-performance executive compensation program
●Rigorous stock ownership and retention guidelines for directors and officers
●Prohibition against director and officer hedging of Raytheon stock

SHAREHOLDER ACCESS

●Active company outreach and engagement with shareholders throughout the year
●Shareholders may include nominees in Raytheon proxy materials (proxy access)
●Shareholders may call special shareholder meetings
●Shareholders may act by written consent

TRANSPARENCY

●Clear, understandable and detailed financial reporting and proxy statement disclosure
●Extensive voluntary website disclosure regarding Raytheon’s political expenditures and lobbying activities
●Annual Corporate Responsibility Report addressing sustainability, ethics and business conduct, safety and wellness, and community support

ACCOUNTABILITY

●Annual election of all directors and majority voting in uncontested elections
●Annual shareholder advisory vote to approve named executive officer compensation
●Annual Board evaluation of CEO performance
●Restatement Clawback Policy
●No ‘poison pill’

BOARD PRACTICES

●Robust annual Board and committee self-evaluation process, including a mid-year review and independent director discussions in executive session
●Periodic individual director self-assessments
●Mandatory director retirement at age 74
●Periodic Board review of management succession planning
●Balanced and diverse Board composition
●Limits on outside public company board service

INDEPENDENT LEAD DIRECTOR

●Fully independent and empowered Lead Director with broadly defined authority and responsibilities
●Position currently held by Vernon E. Clark
●New Lead Director will be chosen in May 2019 by the independent directors based on a recommendation from the Governance and Nominating Committee
RISK OVERSIGHT ●Regular Board review of enterprise risk management and related policies, processes and controls ●Board committees exercise oversight of risk matters under their purview

PROPOSAL 1: ELECTION OF DIRECTORS	RAYTHEON 2019 PROXY STATEMENT 9

PROPOSAL 1:
ELECTION OF DIRECTORS
(Item No.1 on the Proxy Card)

Raytheon directors are elected annually by our shareholders. The Board has nominated Tracy A. Atkinson, Robert E. Beauchamp, Adriane M. Brown, Stephen J. Hadley, Thomas A. Kennedy, Letitia A. Long, George R. Oliver, Dinesh C. Paliwal, Ellen M. Pawlikowski, William R. Spivey, Marta R. Stewart, James A. Winnefeld, Jr., and Robert O. Work to serve one-year terms that will expire at the 2020 Annual Meeting of Shareholders. These individuals all currently serve on our Board. Ms. Pawlikowski and Ms. Stewart were each first elected by the Board since the last Annual Meeting upon the recommendation of the Governance and Nominating Committee, which was aided by a third-party director recruiting firm.

One of our current directors, Vernon E. Clark, will be retiring from the Board effective May 30, 2019, and is not a nominee for election at the forthcoming Annual Meeting. Mr. Clark has served as a distinguished member of the Board for thirteen years, including six as Lead Director. We gratefully acknowledge his dedicated service and numerous contributions to Raytheon.

We introduce our nominees for director below, and explain the qualifications, skills and experiences considered by the Governance and Nominating Committee in support of each individual’s nomination. If elected, the nominees will continue in office until their successors have been duly elected and qualified, or until their death, resignation or retirement. We expect each of the nominees will serve if elected. If any nominee is unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by the Board.

FOR	The Board unanimously recommends that shareholders vote FOR each of the nominees for election. Proxies solicited by the Board will be so voted unless shareholders specify otherwise in their proxies.

NOMINEES FOR ELECTION

TRACY A. ATKINSON	EXECUTIVE VICE PRESIDENT AND CHIEF COMPLIANCE OFFICER, STATE STREET CORPORATION
Director since 2014 Age: 54 Committees: ○Audit (Chair) ○Public Policy and Corporate Responsibility	Key Skills and Experiences:
	Financial/Accounting Expertise	Legal/Regulatory/Compliance	Risk Management

Ms. Atkinson provides the Board with significant experience in finance, risk management and related regulatory and compliance matters gained through numerous positions of significant responsibility with State Street and MFS Investment Management. In addition, she has valuable accounting expertise derived from her experience as a Certified Public Accountant and a partner at PricewaterhouseCoopers LLP.

●Positions with State Street Corporation (financial services firm): Executive Vice President since 2008; Executive Vice President and Chief Compliance Officer since 2017; Executive Vice President, Finance from 2010 to 2017; Treasurer from 2016 to 2017; Executive Vice President, Chief Compliance Officer from 2009 to 2010; Executive Vice President, State Street Global Advisors Chief Compliance Officer from 2008 to 2009.
●Positions with MFS Investment Management (financial services firm): Senior Vice President, Treasurer and Chief Financial Officer of MFS Mutual Funds from 2005 to 2008; Senior Vice President, Chief Risk and New Product Development Officer from 2004 to 2005.
●Partner at PricewaterhouseCoopers LLP from 1999 to 2004.
●Affiliations: The Arc of Massachusetts, Immediate Past President.

10 RAYTHEON 2019 PROXY STATEMENT	PROPOSAL 1: ELECTION OF DIRECTORS

ROBERT E. BEAUCHAMP	RETIRED CHAIRMAN AND INTERIM PRESIDENT AND CHIEF EXECUTIVE OFFICER, BMC SOFTWARE, INC.
Director since 2015 Age: 59 Committees: ○Audit ○Management Development and Compensation ○Public Policy and Corporate Responsibility	Key Skills and Experiences:
	Cyber/Software	Commercial Business	Public Company CEO

Mr. Beauchamp brings executive leadership experience and valuable commercial software, cybersecurity and information technology expertise to the Board, having served as the Chairman of BMC Software for over a decade and as BMC’s President and CEO for fifteen years. He also has significant experience in strategic planning, global operations and sales, finance, mergers and acquisitions, and risk management gained through various roles of increasing responsibility at BMC Software.

●Positions at BMC Software, Inc. (provider of business service management software): Interim President and Chief Executive Officer since April 1, 2019; Chairman from 2016 to October 2018; Chairman, President and CEO from 2008 to 2016; President, CEO and member of the board of directors from 2001 to 2008; held a variety of leadership roles of increasing responsibility from 1988 to 2001.
●Current Directorships: Anaplan, Inc. (business planning software company) since July 2018; Forcepoint, LLC (cybersecurity joint venture company owned by Raytheon with Vista Equity Partners) since 2016.
●Past Directorships: TransUnion (credit reporting and information processing and analysis company) from June 2018 to April 2019; National Oilwell Varco, Inc. (provider of equipment and services for the oil and gas industry) from 2001 to 2015.

ADRIANE M. BROWN	RETIRED PRESIDENT AND CHIEF OPERATING OFFICER, INTELLECTUAL VENTURES, LLC
Director since 2018 Age: 60 Committees: ○Management Development and Compensation ○Public Policy and Corporate Responsibility	Key Skills and Experiences:
	Commercial Business	Cyber/Software	Operating Expertise

Ms. Brown brings to the Board extensive business leadership experience through her leadership positions at a number of global technology and commercial businesses. She also possesses significant experience relating to technology innovation and the protection and commercialization of intellectual property, as well as business development, strategic planning, international operations, risk management and finance.

●Positions with Intellectual Ventures, LLC (an invention capital company): Senior Advisor from August 2017 to January 2019; President and Chief Operating Officer from 2010 to July 2017.
●Positions with Honeywell International, Inc. (a defense, electronics and engineering company): Series of leadership positions beginning in 1999, including President and CEO, Transportation Systems.
●Positions with Corning, Inc. (a high technology materials provider): Variety of roles from 1980 to 1999, ultimately serving as Vice President and General Manager of the Environmental Products Division.
●Current Directorships: eBay Inc. (provider of e-commerce marketplaces) since September 2017; Allergan plc (a pharmaceuticals company) since February 2017.
●Past Directorship: Harman International Industries, Inc. (designer of connected products and solutions for automakers, consumers and enterprises) from 2013 to March 2017.
●Affiliations: Washington Research Foundation Board of Directors; Pacific Science Center Board of Directors; Jobs for America’s Graduates Board of Directors.

PROPOSAL 1: ELECTION OF DIRECTORS	RAYTHEON 2019 PROXY STATEMENT 11

STEPHEN J. HADLEY	PRINCIPAL, RICEHADLEYGATES LLC
Director since 2009 Age: 72 Committees: ○Governance and Nominating (Chair) ○Management Development and Compensation ○Special Activities	Key Skills and Experiences:
	Legal/Regulatory/ Compliance	U.S. Department of Defense/Government	Aerospace/ Defense Industry Expertise

Mr. Hadley has substantial national security, international affairs, public policy and legal experience through his extensive career in government, consulting and private legal practice. He provides the Board with unique and diverse perspectives on the global security environment and international affairs, and valuable leadership and experience in the areas of strategic oversight, public policy and regulatory compliance.

●Principal in RiceHadleyGates LLC (international strategic consulting firm) since 2009.
●Assistant to the President for National Security Affairs from 2005 to 2009.
●Assistant to the President and Deputy National Security Advisor from 2001 to 2005.
●Partner in the Washington, D.C. law firm of Shea & Gardner and a principal in The Scowcroft Group (international consulting firm) from 1993 to 2001.
●Current Directorships: The Bessemer Group, Incorporated (financial services holding company) (including service on its Audit Committee since 2013), Bessemer Securities Corporation (including service on its Audit Committee since 2011) and certain related entities (all privately-held financial services companies) since 2009.
●Affiliations: Director (and member of the Executive Committee) of the Atlantic Council of the United States since 2010, and Executive Vice Chair since 2015; Member of the Board of Managers of the Johns Hopkins University Applied Physics Laboratory since 2011; Member of Yale University’s Kissinger Papers Advisory Board since 2011; Member, Board of Directors, U.S. Institute of Peace since 2013 and Chair since 2014; Member of the Board of Directors of the Council on Foreign Relations since 2015; Member, International Advisory Board of Robert Bosch GmbH (a German industrial company) since 2015.

THOMAS A. KENNEDY	CHAIRMAN AND CHIEF EXECUTIVE OFFICER
Director since 2014 Chairman of the Board since October 2014 Age: 63	Key Skills and Experiences:
	Public Company CEO	Engineering/Science/Information Technology	Aerospace/ Defense Industry Expertise

Mr. Kennedy has in-depth knowledge of Raytheon’s business, technology and capabilities, operations and global markets, as well as significant experience in strategic planning, operations, mergers and acquisitions, cybersecurity, engineering and technology, finance and risk management. He also provides the Board with executive leadership and substantial business experience and deep industry-specific expertise developed while holding roles of increasing responsibility at Raytheon.

●Positions at Raytheon: Chief Executive Officer since 2014; Executive Vice President and Chief Operating Officer from April 2013 to March 2014; Vice President and President of the Integrated Defense Systems business unit from 2010 to 2013; Vice President of the Tactical Airborne Systems product line within the Space and Airborne Systems business unit from 2007 to 2010; and various other leadership positions during a 36-year career.
●Current Directorship: Forcepoint, LLC (cybersecurity joint venture company owned by Raytheon with Vista Equity Partners) since 2015.
●Affiliations: Member, Aerospace Industries Association Board; Rutgers University School of Engineering Industry Advisory Board; UCLA School of Engineering Advisory Board; Massachusetts Institute of Technology Industry Advisory Board; Congressional Medal of Honor Foundation Board; Member, Massachusetts Competitive Partnership and Business Roundtable.

12 RAYTHEON 2019 PROXY STATEMENT	PROPOSAL 1: ELECTION OF DIRECTORS

LETITIA A. LONG	RETIRED DIRECTOR, NATIONAL GEOSPATIAL-INTELLIGENCE AGENCY
Director since 2015 Age: 60 Committees: ○Audit ○Public Policy and Corporate Responsibility (Chair) ○Special Activities	Key Skills and Experiences:
	U.S. Department of Defense/ Government	Aerospace/ Defense Industry Expertise	Engineering/ Science/Information Technology

Ms. Long brings to the Board substantial intelligence, national security and public policy experience developed through her numerous leadership positions in the U.S. government, which include service as the fifth Director of the National Geospatial-Intelligence Agency. Through this experience, combined with her roles on the boards of other companies and organizations, she provides critical insights on global intelligence and security matters and valuable leadership and experience in strategic planning and oversight, public policy, organizational management and technology.

●Director, National Geospatial-lntelligence Agency from 2010 to 2014.
●Deputy Director, Defense Intelligence Agency from 2006 to 2010.
●Deputy Under Secretary of Defense (Intelligence) for Policy, Requirements and Resources from 2003 to 2006.
●Deputy Director of Naval Intelligence from 2000 to 2003.
●32-year career with the United States government holding a series of leadership roles of increasing responsibility.
●Current Directorship: HyperSat LLC (privately-held provider of high-resolution hyperspectral satellite imagery and analysis) since September 2018; Sonatype, Inc. (privately-held developer and provider of software products) since August 2017; Noblis, Inc. (not-for-profit science and technology services provider) since 2015.
●Past Directorship: Urthecast Corporation (provider of video technology for Earth observation) from 2015 to June 2018.
●Affiliations: Member, Virginia Polytechnic Institute and State University Board of Visitors; Member, United States Geospatial Intelligence Foundation Board of Directors; Board Chair, Intelligence and National Security Alliance.

GEORGE R. OLIVER	CHAIRMAN AND CHIEF EXECUTIVE OFFICER, JOHNSON CONTROLS INTERNATIONAL plc
Director since 2013 Age: 58 Committees: ○Governance and Nominating ○Management Development and Compensation	Key Skills and Experiences:
	Public Company CEO	Operating Expertise	M&A/Strategy Development

Mr. Oliver provides the Board with executive leadership and substantial global commercial operational and management experience gained through his leadership roles at global technology and industrial companies, Johnson Controls, Tyco International and General Electric. He also has significant experience in strategic planning, mergers and acquisitions, finance, risk management, technology and governance.

●Positions with Johnson Controls International plc (diversified technology and multi-industrial company): Chairman of the Board and Chief Executive Officer since September 2017; President and Chief Operating Officer, and a member of the Board of Directors, from Johnson Controls’ merger with Tyco International Ltd. in September 2016 to September 2017.
●Positions with Tyco International Ltd. (fire protection and security systems provider): CEO and member of the Board of Directors from 2012 to September 2016; President from 2011 to 2012.
●President of Tyco Electrical and Metal Products from 2007 to 2010; President of Tyco Safety Products from 2006 to 2010.
●Held a series of leadership roles of increasing responsibility at several General Electric divisions, culminating as President of GE Water and Process Technologies until 2006.
●Affiliations: Worcester Polytechnic Institute Board of Trustees; Pro Football Hall of Fame Board of Trustees; United Way of Greater Milwaukee Board of Directors.

PROPOSAL 1: ELECTION OF DIRECTORS	RAYTHEON 2019 PROXY STATEMENT 13

DINESH C. PALIWAL	PRESIDENT AND CHIEF EXECUTIVE OFFICER OF HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
Director since 2016 Age: 61 Committees: ○Governance and Nominating ○Public Policy and Corporate Responsibility	Key Skills and Experiences:
	Public Company CEO	Cyber/Software	International Operations and Sales

Mr. Paliwal brings to the Board executive leadership experience and global commercial management and operational expertise developed through his CEO and other senior leadership roles at Harman International Industries and the ABB Group and his current and past director roles on the boards of other large, complex global commercial companies. He also has significant experience in strategic planning, finance, mergers and acquisitions, risk management, product development, and technology innovation.

●Positions with Harman International Industries, Inc. (designer of connected products and solutions for automakers, consumers and enterprises): President and Chief Executive Officer since March 2017, when Harman was acquired by Samsung Electronics; Chairman, Chief Executive Officer and President from 2007 to March 2017.
●Formerly President of ABB Ltd. Switzerland (global industrial automation and power transmission systems enterprise) from 2006 to 2007. Also served as Chairman and CEO of ABB Inc. USA from 2004 to 2007 and President of ABB Automation from 2002 to 2005.
●Current Directorship: Bristol-Myers Squibb (a pharmaceuticals company) since 2013.
●Past Directorships: Harman International Industries, Inc. from 2007 to 2017; ADT Corporation (fire protection and security systems provider) from 2011 to 2014; Tyco International Ltd. (fire protection and security systems provider) from 2011 to 2012.
●Affiliations: Member of the Business Roundtable and the US-India Business Council.

ELLEN M. PAWLIKOWSKI	RETIRED U.S. AIR FORCE GENERAL
Director since September 2018 Age: 62 Committees: ○Audit ○Special Activities	Key Skills and Experiences:
	Engineering/ Science/Information Technology	U.S. Department of Defense/ Government	Aerospace/ Defense Industry Expertise

General Pawlikowski delivers deep industry-specific expertise, senior leadership experience, and understanding of leading-edge science and technology through her extensive military service, including as Commander, U.S. Air Force Materiel Command. She provides the Board with important insights regarding warfighter critical mission needs, advanced weapons systems management, and acquisition and national security policy.

●Commander, Air Force Materiel Command, the organization responsible for developing, producing and sustaining the equipment and services required for the Air Force to perform its national security mission, from June 2015 until retirement in August 2018.
●36-year career in the United States Air Force, serving in various positions of increasing responsibility, including Military Deputy for the Assistant Secretary for Acquisition; Commander/Program Executive
Officer, Space and Missile Systems Center; Commander, Air Force Research Laboratory; Deputy Director and Chief Operating Officer, National Reconnaissance Office.
●Affiliations: Member, United States National Academy of Engineers; Honorary Fellow, American Institute of Aeronautics and Astronautics.

14 RAYTHEON 2019 PROXY STATEMENT	PROPOSAL 1: ELECTION OF DIRECTORS

WILLIAM R. SPIVEY	RETIRED PRESIDENT AND CHIEF EXECUTIVE OFFICER, LUMINENT, INC.
Director since 1999 Age: 72 Committees: ○Governance and Nominating ○Management Development and Compensation (Chair)	Key Skills and Experiences:
	Corporate Governance/Public Company Board or Committee Leadership	Commercial Business	Operating Expertise

Mr. Spivey has extensive business leadership experience through his roles as both a CEO and business unit leader at a number of public technology companies and a director of numerous U.S. and global technology and industrial companies. He also has significant experience in strategic oversight, global operations and sales, finance, risk management, and technology.

●President and CEO of Luminent, Inc. (fiber-optic transmission products provider) from 2000 to 2001.
●Group President, Network Products Group, Lucent Technologies Inc. from 1997 to 2000.
●Vice President, Systems & Components Group, AT&T Corporation from 1994 to 1997.
●Group Vice President and President, Tektronix Development Company, Tektronix, Inc. from 1991 to 1994.
●Past Directorships: Cascade Microtech, Inc. (advanced wafer probing solutions provider) from 1998 to 2016; Lam Research Corporation (advanced process equipment provider) from 2012 to 2015; Laird PLC (electronics components and systems provider) from 2002 to 2012; Novellus Systems, Inc. (advanced process equipment provider) from 1998 to 2012; ADC Telecommunications, Inc. (supplier of network infrastructure products and services) from 2004 to 2010; Lyondell Chemical Company (manufacturer of basic chemicals and derivatives) from 2000 to 2007; Luminent, Inc. (fiber-optic transmission products provider) from 2000–2001.

MARTA R. STEWART	RETIRED EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, NORFOLK SOUTHERN CORPORATION
Director since June 2018 Age: 61 Committees: ○Audit ○Public Policy and Corporate Responsibility	Key Skills and Experiences:
	Financial/Accounting Expertise	M&A/Strategy Development	Risk Management

Ms. Stewart provides deep financial and accounting knowledge and expertise in a public company context acquired during her long career at Norfolk Southern Corporation, preceded by her time as a Certified Public Accountant at Peat Marwick (a predecessor to KPMG). She also has extensive experience with risk management, commercial markets and customers, and mergers and acquisitions.

●Positions at Norfolk Southern Corporation (a rail transportation company): Executive Vice President and Chief Financial Officer from 2013 to 2017; Vice President of Finance and Treasurer from 2009 to 2013; Vice President of Accounting and Controller from 2003 to 2009; Assistant Vice President of Corporate Accounting from 1998 to 2003; held a variety of positions of increasing responsibility from 1983 to 1998.
●Various audit roles culminating in Supervising Senior Accountant at Peat Marwick (an accounting and auditing firm that later became part of KPMG) from 1979 to 1983.
●Current Directorship: Simon Property Group Inc. (commercial owner, developer and manager of commercial real estate) since February 2018.

PROPOSAL 1: ELECTION OF DIRECTORS	RAYTHEON 2019 PROXY STATEMENT 15

JAMES A. WINNEFELD, JR.	RETIRED VICE CHAIRMAN OF THE JOINT CHIEFS OF STAFF
Director since 2017 Age: 63 Committees: ○Audit ○Management Development and Compensation ○Special Activities	Key Skills and Experiences:
	U.S. Department of Defense/ Government	Aerospace/ Defense Industry Expertise	Risk Management

Admiral Winnefeld brings extensive senior leadership, strategic planning and management experience developed through his various roles of increasing responsibility in the U.S. military, culminating in his service as the Ninth Vice Chairman of the Joint Chiefs of Staff. He provides the Board with deep industry-specific domain knowledge and expertise on the global security environment and our core defense customers.

●Ninth Vice Chairman of the Joint Chiefs of Staff from 2011 until retirement in 2015.
●37-year career in the United States Navy, serving in various positions of increasing responsibility, including Commander, U.S. Northern Command (USNORTHCOM); Commander, North American Aerospace Defense Command (NORAD); Commander, U.S. Sixth Fleet; and Commander, Allied Joint Command Lisbon.
●Current Directorships: Alliance Laundry Systems LLC (privately-held laundry equipment manufacturer) since 2016; Cytec Defense Materials (privately-held composite materials distributor) since 2016; Enterprise Holdings, Inc. (privately-held vehicle rental, fleet management and automobile sales company) since 2015.
●Affiliations: Georgia Institute of Technology Board of Advisors; United States Naval Academy Board of Visitors.

ROBERT O. WORK	RETIRED DEPUTY SECRETARY OF DEFENSE
Director since 2017 Age: 66 Committees: ○Audit ○Public Policy and Corporate Responsibility ○Special Activities	Key Skills and Experiences:
	U.S. Department of Defense/ Government	Aerospace/ Defense Industry Expertise	Operating Expertise

Mr. Work provides the Board with significant insight into customer needs acquired through his command, leadership and management positions, including as an officer in the U.S. Marine Corps, Undersecretary of the Navy and Deputy Secretary of Defense. He has broad expertise in global security matters, including in the areas of defense strategy, advanced technologies, international studies and acquisition reform.

●Deputy Secretary of Defense from 2014 until July 2017.
●Chief Executive Officer, Center for New American Security from 2013 to 2014.
●Undersecretary of the United States Navy from 2009 to 2013.
●Positions with the Center for Strategic and Budgetary Assessments: Serving in positions of increasing responsibility from 2002 to 2009, culminating in service as Vice President for Strategic Studies.
●27-year career in the United States Marine Corps, serving in various positions of increasing responsibility from 1974 to 2001, including artillery battery commander; battalion commander; Base Commander,
Camp Fuji, Japan; and Senior Aide to the Secretary of the Navy.
●Current Directorships: BlackLynx (privatelyheld provider of software engineering and technical services) since June 2018; Hensoldt Inc. (U.S.) (privately-held provider of sensor solutions) since June 2018; EverWatch Corporation (privately-held provider of strategy, technical and analytical support services) since September 2017.
●Affiliations: U.S. Naval Institute Board of Directors; Member, Council on Foreign Relations and International Institute for Strategic Studies.

16 RAYTHEON 2019 PROXY STATEMENT	CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

The Board of Directors is committed to being a leader in corporate governance. The Board believes that good governance enhances shareholder value and goes beyond simply complying with legal requirements. It means taking an integrated and collaborative approach that promotes integrity, accountability, transparency, and the highest ethical standards. To that end, the Board has adopted a number of policies and practices to ensure effective governance, including our comprehensive Governance Principles. See “Governance Documents” on page 27 below for information on obtaining copies of the Governance Principles and related materials.

BOARD LEADERSHIP STRUCTURE

The Board believes the most effective leadership structure for Raytheon at this time is one with a combined Chairman and CEO, coupled with an independent Lead Director. Having a combined Chairman and CEO promotes a cohesive vision and strategy for Raytheon and enhances our ability to execute effectively. We have found that this structure is particularly advantageous for our international business because many of our foreign government customers value unified leadership and a single ultimate executive decision-maker.

The Board created the Lead Director role as an integral part of a leadership structure that promotes strong, independent oversight of Raytheon’s management and affairs. The Lead Director, who must be independent, has the following primary responsibilities:

Working with the Chairman to develop and approve Board agendas and meeting schedules;	Advising the Chairman as to the quality, quantity and timeliness of the information sent to the Board;	Developing agendas for and chairing executive sessions of the Board (in which the independent directors meet without management);	Attending, to the extent feasible, the regularly-scheduled meetings of each of the standing committees; and	Communicating periodically on an individual basis with each of the other independent directors and acting as a liaison between them and the Chairman and CEO.

Vernon E. Clark, who has served as the Lead Director since May 2013, will be retiring in May 2019.

The Board annually reviews the role and function of the Lead Director. Our Governance Principles provide that the Lead Director should serve an initial two-year term, and may serve up to three additional one-year terms as determined by the Board. In May 2018, the Board waived the term limit provision to reappoint Mr. Clark as Lead Director to serve one more year, until May 2019, when he will be retiring from the Board. This reflects Mr. Clark’s special value to Raytheon serving in this capacity, and also aligns with the Governance and Nominating Committee’s ongoing leadership succession planning as the Committee prepares to recommend to the independent directors the appointment of a new Lead Director to succeed Mr. Clark.

BOARD LEADERSHIP SUCCESSION PLANNING

The Governance and Nominating Committee has devoted considerable time and attention to succession planning relating to membership and leadership of Board committees and the Lead Director role. In its planning process, the Committee takes into account a number of factors, including individual director self-assessments, the nature and duration of each director’s experiences while serving on the Board, individual interests, and each director’s background outside of Raytheon. This process has resulted, in recent years, in changes in the membership of committees and the leadership of the Audit, Governance and Nominating, and Public Policy and Corporate Responsibility Committees, and a thoughtful approach to future leadership succession in anticipation of Mr. Clark’s upcoming retirement.

BOARD ROLE

The Board is responsible for overseeing the management of the business and affairs of Raytheon. Among the Board’s most significant responsibilities are the oversight of Raytheon’s long-term strategy and management of risk, and the selection of the CEO and planning for the CEO’s succession.

CORPORATE GOVERNANCE	RAYTHEON 2019 PROXY STATEMENT 17

THE BOARD’S ROLE IN STRATEGY

The Board recognizes the importance of ensuring that our overall business strategy is designed to create long-term value for Raytheon shareholders. As a result, the Board maintains an active oversight role in formulating, planning and implementing Raytheon’s strategy. We have a robust annual strategic planning process during which elements of our business, financial, and investor strategies and plans, as well as near- and long-term initiatives, are developed and reviewed. This annual process culminates with a full-day Board session to review Raytheon’s overall strategy with our senior leadership team and other executives. In addition to our business strategy, the Board reviews Raytheon’s five-year financial plan, the first year of which serves as the basis for the Annual Operating Plan for the upcoming year.

The Board regularly considers the progress of and challenges to Raytheon’s strategy and related risks throughout the year. At each regularly-scheduled Board meeting, the Chairman and CEO has an executive session with the Board to discuss strategic and other significant business developments since the last meeting.

THE BOARD’S ROLE IN RISK MANAGEMENT

Our risk management program covers the full range of material risks to Raytheon, including strategic, operational, financial, and compliance and reputational risks. The Board oversees Raytheon’s risk management program and allocates certain oversight responsibilities to its committees. Each committee regularly reports to the Board on risk matters under its purview. The Board periodically reviews our risk management policies, processes and controls (including enterprise risk management, or ERM), and the Audit Committee from time to time separately reviews the Board’s approach to risk oversight.

Management carries out the daily processes, controls and practices of our risk management program, many of which are embedded in our operations. In addition, as part of our ERM process, management identifies, assesses, prioritizes and develops mitigation plans for Raytheon’s top risks. The Board and the committees regularly review and discuss significant risks with management, including through annual strategic discussions and regular reviews of annual operating plans, financial performance, merger and acquisition opportunities, market environment updates, international business activities, and presentations on specific risks.

BOARD OF DIRECTORS
oversees strategic and significant operational risks, such as operating and financial plan risks; legal and regulatory compliance risks, including those related to litigation, government investigations and enforcement actions, disputes, risk exposures and governance issues; and risks related to prospective mergers and acquisitions.

Audit Committee oversees risks related to financial reporting, internal controls, internal audit, auditor independence, and related areas of law and regulation.	Governance and Nominating Committee oversees risks related to governance issues.	Management Development and Compensation Committee oversees risks related to compensation policies and practices and talent acquisition, retention and development.

Public Policy and Corporate Responsibility Committee

			oversees various aspects of U.S. and international regulatory compliance, social responsibility, environmental matters, export/ import controls and crisis management.	Special Activities Committee oversees cybersecurity risks and risks related to our classified business.

18 RAYTHEON 2019 PROXY STATEMENT	CORPORATE GOVERNANCE

CYBERSECURITY OVERSIGHT

As a leading provider of cybersecurity, defense and other products and services to government and commercial customers, Raytheon is highly focused on cybersecurity risks. Given our business, the Board has placed oversight responsibility with the Special Activities Committee for cybersecurity risks relating to Raytheon’s internal systems as well as for our products, services and programs for customers. Current members of this committee include individuals who have served as Chief of Naval Operations, National Security Adviser to the President, Director of the National Geospatial-Intelligence Agency, Commander of the Air Force Materiel Command, Vice Chairman of the Joint Chiefs of Staff, and Deputy Secretary of Defense.

THE BOARD’S ROLE IN MANAGEMENT SUCCESSION PLANNING

The Board’s Management Development and Compensation Committee (MDCC) and the full Board periodically review succession planning for the Chairman and CEO and other senior leadership positions. These reviews include consideration and assessment of key leadership talent throughout Raytheon, and roles for which it may be necessary to consider external candidates. The Board also reviews Raytheon’s talent strategy for critical positions and has regular opportunities to interact with key leaders and high-potential talent through presentations, meetings and other events. The Board’s carefully considered planning is evident in the process by which Thomas Kennedy was ultimately elected as Chairman and CEO. Mr. Kennedy, who has had a 36-year career with Raytheon, previously served in a series of positions of increasing responsibility, including President of Raytheon’s Integrated Defense Systems business and Executive Vice President and Chief Operating Officer.

DIRECTOR CANDIDATE CONSIDERATION AND BOARD REFRESHMENT

The Board and its Governance and Nominating Committee are committed to having an engaged and independent Board that upholds the strictest ethical standards. Each Raytheon director is expected to:

●	Have impeccable character and the highest integrity;
●	Possess substantial experience and expertise of particular relevance and importance to Raytheon;
●	Contribute to a balanced Board with the diverse set of attributes, skills and experience necessary to maximize shareholder value;
●	Represent the interests of our shareholders as a whole, and not particular special interests; and
●	Devote significant time to the duties of a director.

EVALUATING BOARD CAPABILITIES AND DETERMINING NEEDS

When evaluating each director nominee and the potential needs and composition of the Board as a whole, the Governance and Nominating Committee looks for individuals with the potential to make significant contributions that will enhance the Board’s ability to continue to serve the long-term interests of Raytheon and its shareholders.

To that end, the Governance and Nominating Committee has identified critical attributes, experiences, qualifications, and skills, and uses a matrix to ensure each is adequately represented among our directors. The Committee regularly reviews the director skills matrix to confirm that it appropriately reflects the attributes most needed to support Raytheon’s long-term strategy.

CORPORATE GOVERNANCE	RAYTHEON 2019 PROXY STATEMENT 19

In light of Raytheon’s current emphasis on international growth, emerging customer needs, technological innovation, and cybersecurity, as well as our complex and evolving business and operations generally, including a national security focus and classified and other regulatory requirements, the Governance and Nominating Committee believes the following attributes, experiences, qualifications and skills should be represented on the Board:

Public Company CEO	Chief executive officer of a publicly-traded company
International Operations and Sales	Manager of overseas business operations and sales or a large organization with significant overseas operations and sales
Cyber/Software	Cybersecurity or software professional or leader in a business or organization in which cybersecurity solutions or software development is a principal focus
Legal/Regulatory/Compliance	Attorney, regulator, compliance officer or senior leader of a large organization responsible for legal, compliance or regulatory matters
Financial/Accounting Expertise	Principal of an accounting, financial or investment firm, a CFO or other senior accounting or finance officer in a large organization, or a CEO to whom a CFO reports
Engineering/Science/Information Technology	Engineer or science, technology or IT professional, or manager of a large organization in which engineering, science, technology or IT is a principal focus
Risk Management	CEO, CFO or senior leader in a large organization with significant responsibility for risk management
M&A/Strategy Development	CEO, CFO or senior business leader that oversees M&A or strategy, or principal in an investment banking or business consulting firm
Corporate Governance/Public Company Board or Committee Leadership	Public company board chair, lead director, presiding director or board committee chair
Operating Expertise	Business leader with profit and loss responsibility for operational execution, or military leader with experience executing operations
Aerospace/Defense Industry Expertise	Military service, aerospace and defense business experience, or civilian government service involving significant aerospace, defense, intelligence or security matters
U.S. Department of Defense/Government	Military or other federal government service
Commercial Business	Manager of a large business primarily focused on commercial markets and customers

BOARD REFRESHMENT — DIRECTOR SUCCESSION AND TENURE

As a key component of ensuring that the Board reflects an appropriate mix of attributes, experiences, qualifications and skills, the Governance and Nominating Committee regularly reviews director tenure and succession. The Committee believes that Raytheon benefits from the deep Company knowledge and continuity of longer-tenured directors complemented by the fresh perspectives of newer directors. Looking ahead to future retirements, the Committee engages in an ongoing succession planning process to identify the types of talent needed for the Board’s continuing optimal effectiveness. Over the last five years, the Board has undergone significant refreshment, resulting in a lower average tenure, younger average age, and broadened diversity of backgrounds.

BOARD REFRESHMENT — LAST FIVE YEARS (2014 – 2018)
Board Refreshment	Average Tenure of Proxy Nominees	Average Age of Proxy Nominees	Gender/Ethnic Diversity

20 RAYTHEON 2019 PROXY STATEMENT	CORPORATE GOVERNANCE

Through this refreshment, a number of directors joined the Board with key experiences and expertise, such as public company CEOs and individuals with backgrounds in international sales and operations, commercial business, information technology, cyber/software, global security and financial/accounting expertise.

DIRECTOR NOMINEES — KEY EXPERIENCES AND EXPERTISE
Public Company CEO	Engineering/Science/Information Technology	Aerospace/Defense Industry Expertise
International Operations and Sales	Risk Management	U.S. Department of Defense/Government
Cyber/Software	M&A/Strategy Development	Commercial Business
Legal/Regulatory/Compliance	Corporate Governance/Public Company Board or Committee Leadership	Independence
Financial/Accounting Expertise	Operating Expertise

TENURE OF INDIVIDUAL DIRECTOR NOMINEES
The Board has achieved a balance of directors who have served for a number of years and have a deep knowledge of Raytheon’s business and operations and newer directors who lend fresh perspectives.

BOARD DIVERSITY
Central to the Board refreshment efforts over the last five years has been a recognition of the special value of diversity in providing a broad range of perspectives and insights. The Board has demonstrated its commitment to diversity, most recently with the addition of Adriane M. Brown, Marta R. Stewart and Ellen M. Pawlikowski. Of the thirteen director nominees, five are women and seven represent ethnic or gender diversity, or both.

COMMITTEE REFRESHMENT AND COMPOSITION

In addition to refreshing the Board’s composition generally, the Board regularly adjusts its committee chair and membership assignments. This promotes strong committee leadership and independence as well as director development and succession planning. In the last three years, Tracy A. Atkinson became the Chair of the Audit Committee, Stephen J. Hadley became the Chair of the Governance and Nominating Committee, and Letitia A. Long became the Chair of the Public Policy and Corporate Responsibility Committee.

CORPORATE GOVERNANCE	RAYTHEON 2019 PROXY STATEMENT 21

DIRECTOR INDEPENDENCE

The Board has adopted specific director independence criteria, consistent with the New York Stock Exchange (NYSE) listing standards, to assist it in making determinations regarding the independence of its members. These criteria, which are detailed in our Governance Principles, are available as described below under “Governance Documents.” A director is considered independent only if the Board determines the director does not have a material relationship, directly or indirectly, with Raytheon.

The Board considers the independence of its members at least annually, in part by reviewing Raytheon’s relationships with organizations with which our directors are affiliated. The Board has determined that no director other than Mr. Kennedy, the Chairman and CEO, has, directly or indirectly, a material relationship with Raytheon, nor does any other director have a direct or indirect material interest in any transaction involving Raytheon. Every director other than Mr. Kennedy satisfies our independence criteria.

In connection with its review and determination of director independence, the Board considered certain non-material relationships and transactions involving directors, including:

●	Johnson Controls International plc, where Mr. Oliver serves as Chairman and Chief Executive Officer, provides products and services to Raytheon, including fire protection and security systems, industrial equipment and services;
●

State Street Global Markets, LLC (SSGM), a subsidiary of State Street Corporation, where Ms. Atkinson serves as Executive Vice President and Chief Compliance Officer, provides purely transactional processing services to Raytheon pension plans in the ordinary operation of the plans; and

●	BMC Software, Inc. (BMC), where Mr. Beauchamp served as Chairman until his retirement in October 2018 and currently serves as Interim President and Chief Executive Officer after being called out of retirement, provides software licenses and related services to Raytheon.

In all cases, the transactions occurred in the ordinary course of business; none of the directors had any direct or indirect material interest in, or received any special compensation in connection with, the transactions or relationships; and the amounts paid in the transactions were well below thresholds prescribed under the NYSE standards and our Governance Principles.

BOARD AND COMMITTEE EVALUATION PROCESS

BOARD AND COMMITTEE EVALUATIONS

The Governance and Nominating Committee leads an annual performance evaluation of the Board and each Board committee as described below.

SEPTEMBER – OCTOBER	OCTOBER – NOVEMBER	NOVEMBER	JULY

Each director completes a Board self-evaluation questionnaire and a separate questionnaire for each committee on which the director serves. The Board-specific questionnaire requests ratings and solicits detailed suggestions for improving Board and committee governance processes and effectiveness. The committee-specific questionnaires are tailored to the respective committees’ roles and responsibilities and any applicable legal or regulatory obligations.

Self-evaluation questionnaire results are compiled and summarized by the Office of the Corporate Secretary. The summaries include all specific director comments, without attribution. Each director receives the Board self-evaluation summary and the self-evaluation summary for each committee on which the director serves. The Lead Director and the Chairman receive all of the self-evaluation summaries.

Committee self-evaluation results are discussed by each committee, and Board self-evaluation results are discussed by the full Board, in each case in executive session. Each committee and the Board identify areas for further consideration and opportunities for improvement, and implement plans to address those matters.

Each committee and the full Board convene in executive session to review progress with respect to any areas identified for further consideration.
ONGOING Directors may discuss concerns, including those related to individual performance, separately with the Lead Director.

22 RAYTHEON 2019 PROXY STATEMENT	CORPORATE GOVERNANCE

The Board views self-evaluation of Board and committee performance as an integral part of its commitment to continuous improvement. This process has prompted a number of changes to the Governance Principles, committee charters, and Board governance practices generally. By way of example, the self-evaluation exercise led the Board to enhance processes related to identifying and recruiting director candidates, executive succession planning, and director education. The Governance and Nominating Committee periodically reviews the evaluation process and considers ways to augment it.

INDIVIDUAL DIRECTOR SELF-ASSESSMENTS

The Governance and Nominating Committee also conducts periodic individual director self-assessments to solicit director input on the following:

Current and potential future committee assignments;	Interest in future committee chair/Lead Director roles and recommendations for fellow directors to serve in those roles;	Self-assessment of current skills and experience, and proposed development goals and plans to enhance the director’s value to the Board and committees; and	Possible development activities and educational resources needed to facilitate achievement of those goals.

Each non-employee director then serving on the Board was asked to complete an Individual Director Self-Assessment Questionnaire in 2017. The Governance and Nominating Committee is planning to conduct individual self-assessments in 2019. The self-assessment questionnaire results have informed the Governance and Nominating Committee’s efforts relating to director development and Board/committee leadership succession planning.

SHAREHOLDER ENGAGEMENT

Under the Board’s supervision, we make a concerted effort to engage with shareholders to ensure we consider their views and address their interests. In addition to meeting with investors to discuss our performance, strategy and operations, we also regularly engage with our shareholders to solicit their views on governance and executive compensation matters. Environmental and social topics often are raised in these conversations as well.

KEY ELEMENTS OF GOVERNANCE AND COMPENSATION OUTREACH

The hallmarks of our shareholder engagement program are described below.

Two formal governance/compensation outreach efforts annually since 2010	In addition to communicating with shareholders during our proxy season in the spring, we formally engage with our shareholders in the fall to promote a constructive dialogue and provide opportunities to discuss governance and executive compensation matters during a less hectic time of the year.
Engagement with significant portion of shareholder base	Historically, we have communicated each year with shareholders typically representing between 30% and 40% of Raytheon shares.
Board/Committee review of outreach	We review our outreach efforts and the shareholder input we receive with our Governance and Nominating Committee at least semi-annually.
Consideration of shareholder views	Shareholder input is a key consideration for the Board and management in reviewing the executive compensation program and governance initiatives.

CORPORATE GOVERNANCE	RAYTHEON 2019 PROXY STATEMENT 23

GOVERNANCE INITIATIVES

Over the past several years, shareholder input solicited during our outreach efforts has contributed greatly to shaping a number of our governance initiatives. Key governance topics on which we have solicited input from our shareholders include:

●	Board composition and disclosure regarding director attributes, skills and experiences;
●	The MDCC’s approach to long-term incentive awards;
●	Proxy Access By-Law;
●	Shareholder right to act by written consent;
●	Shareholder right to call a special meeting;
●	Enhanced proxy statement executive compensation and governance disclosures;
●	Exclusive forum by-law; and
●	Enhanced political contributions and lobbying expenditures disclosure.

In response to shareholder input, in recent years, we have introduced a revamped proxy statement that makes key information more accessible and understandable. The proxy statement works in combination with our annual report and corporate responsibility report to more clearly illustrate how the Board and executive leadership set a tone at the top that promotes integrity, accountability, transparency and the highest ethical standards. Each year, we consider ways in which we can make our proxy disclosure even more informative and useful. Thus, this proxy statement builds on past improvements to expand our disclosure regarding executive compensation incentives and corporate responsibility initiatives, linking to our annual Corporate Responsibility Report.

COMPENSATION PROGRAM

In regular outreach discussions, we request shareholder input on Raytheon’s executive compensation program, including design elements and metrics, to ensure that the program reflects shareholders’ interests and objectives. Shareholder input has been an important element in the MDCC’s ongoing review of executive compensation and Raytheon’s approach to proxy disclosure.

In part due to shareholder input, beginning in 2019 the MDCC changed the mix of executive long-term incentive awards to increase the percentage that are performance-based versus time-based. We also enhanced our compensation program disclosures regarding our performance goals.

GOVERNANCE POLICIES AND PRACTICES

MAJORITY VOTING FOR DIRECTORS

Our by-laws contain a “majority of votes cast” standard for uncontested elections of directors, meaning that a nominee is elected only if the number of votes cast for the nominee exceeds the number of votes cast against the nominee. In contested elections (that is, those in which the number of nominees exceeds the number of directors to be elected), the voting standard is a plurality of votes cast.

Our Governance Principles provide that incumbent directors in an uncontested election who fail to receive the requisite majority of votes cast “for” their election must tender a resignation to the Governance and Nominating Committee. The Committee will make a recommendation to the Board as to whether to accept or reject such a resignation. The Board will act on resignations and publicly disclose its decisions and the rationale behind them within 90 days from the date meeting results are certified. Any director whose resignation is under consideration will abstain from participating in both the Governance and Nominating Committee’s recommendation and the Board’s ultimate decision. If a resignation is not accepted by the Board, the director may continue to serve.

SERVICE ON OTHER BOARDS

Our Governance Principles limit the number of public company boards on which a director may serve to four (including Raytheon), or two in the case of a director who currently serves as an executive officer of a public company (including, if applicable, the board of the company where the director is employed). This latter limitation applies to our CEO. Additionally, we have established a policy requiring all officers and employees to obtain written approval before joining the board of another business entity to ensure that such service is not contrary to Raytheon’s interests.

A director who is considering joining the board of another public company must discuss the proposed board service with the Chairman of the Board and the Chair of the Governance and Nominating Committee, and may not accept the position until advised that service on the other board has been approved. A director also must notify, and obtain preapproval from,

24 RAYTHEON 2019 PROXY STATEMENT	CORPORATE GOVERNANCE

the Governance and Nominating Committee before joining the board of a privately-held, for-profit company and before accepting any paid consulting or advisory engagement. In conducting its reviews, the Governance and Nominating Committee considers whether the proposed board or other engagement would conflict with a Raytheon policy or service on the Raytheon board; the time required for Raytheon board and committee attendance, preparation and participation; and other factors it deems appropriate.

CODE OF CONDUCT AND CONFLICT OF INTEREST POLICY

Raytheon’s Code of Conduct and Conflict of Interest Policy cover a wide range of issues and serve as the foundation of our ethics and compliance program.

The Code of Conduct provides guidance on avoiding conflicts of interest, insider trading, discrimination and harassment, confidentiality, and compliance with laws and regulations applicable to the conduct of our business. All officers, directors, employees and representatives are required to comply with the Code of Conduct, and are subject to disciplinary action, including termination, for failure to do so. We provide ethics education for directors, officers and employees. Any amendments to the Code of Conduct, or the grant of a waiver from a provision of the Code of Conduct requiring disclosure under applicable Securities and Exchange Commission (SEC) rules, will be disclosed on our website.

Under our Conflict of Interest Policy, directors, officers and employees are expected to bring to the attention of the Vice President, General Counsel and Secretary or the Vice President – Chief Ethics and Compliance Officer any actual or potential conflict of interest. There are four ways that anyone may report matters of concern to Raytheon’s Ethics Office:

1.	through our anonymous, confidential toll-free EthicsLine at 1-800-423-0210;
2.	on-line through the anonymous, confidential Raytheon Ethics Check Line, https://raytheonethicscheckline.webline.saiglobal.com;
3.	by writing to the Ethics Office, Raytheon Company, 870 Winter Street, Waltham, Massachusetts 02451; or
4.	by submitting comments on our website at www.raytheon.com in the section entitled “Contact the Ethics Office,” under the heading “Investors/Corporate Governance/Contact the Company.”

TRANSACTIONS WITH RELATED PERSONS

Our Board has adopted a written Related Party Transactions Policy. Related party transactions include all transactions and relationships involving amounts in excess of $120,000 between Raytheon (including subsidiaries) on one side, and any director, executive officer, 5% shareholder, or an immediate family member of any of the foregoing (“interested person”) and certain entities in which an interested person has a significant interest, on the other. Under the policy, the Governance and Nominating Committee reviews the material facts of all related party transactions identified by the Vice President, General Counsel and Secretary and determines whether to approve, disapprove or ratify each transaction or relationship involved. Certain transactions and relationships have been preapproved for purposes of the policy, including (a) executive officer compensation approved by the Board, (b) director compensation, (c) certain relatively small transactions between Raytheon and other companies, and (d) certain charitable contributions made by Raytheon.

Mses. Atkinson and Pawlikowski and Messrs. Hadley, Kennedy, Paliwal and Winnefeld served as members of boards of, or were otherwise affiliated with, charitable or other non-profit organizations to which Raytheon made contributions in 2018 (other than through a trade association membership or our matching gift and charitable awards program). These contributions were consistent with all company policies, and no organization received, in the aggregate, more than $275,000.

In a Schedule 13G filing made with the SEC, BlackRock, Inc., including its subsidiaries, reported beneficial ownership of 8.0% of our outstanding common stock as of December 31, 2018. Under a previously established business relationship, BlackRock has provided investment management services for the benefit of the Raytheon Master Benefit Pension Trust. For providing such investment management services, BlackRock received fees of $4.2 million in 2018. The Governance and Nominating Committee has reviewed this relationship and approved it on the basis that BlackRock’s ownership of Raytheon stock plays no role in the business relationship between the two companies and the engagement of BlackRock has been on terms no more favorable than terms that would be available to unaffiliated third parties under the same or similar circumstances.

CORPORATE GOVERNANCE	RAYTHEON 2019 PROXY STATEMENT 25

POLICY ON SHAREHOLDER RIGHTS PLANS

We do not have a shareholder rights plan. The Board will obtain shareholder approval before adopting any shareholder rights plan unless the Board, in the exercise of its fiduciary duties, determines that, under the circumstances then existing, it would be in the best interests of Raytheon and our shareholders to adopt a rights plan without prior shareholder approval. If a rights plan is adopted by the Board without prior shareholder approval, the plan must provide that it will expire within one year of adoption unless ratified by shareholders.

RESTATEMENT CLAWBACK POLICY

Our Governance Principles contain a Restatement Clawback Policy that gives the Board the right to recover Results-Based Incentive Plan payments, Long-Term Performance Plan awards, and restricted stock awards made on or after January 1, 2009, to any elected officer, to the extent that such payments or awards were inflated due to erroneous financial statements substantially caused by the officer’s knowing or intentionally fraudulent or illegal conduct. The policy is designed to increase the likelihood that Raytheon will be successful if we seek to recover the portion of an executive’s incentive compensation attributable to inflated financial results caused by the executive’s malfeasance.

DIRECTOR NOMINATIONS BY SHAREHOLDERS

Nominations for director may be made by the Board, by a Board committee, or by a shareholder or shareholders entitled to vote who comply with the relevant provisions in Raytheon’s by-laws.

SHAREHOLDER NOMINATIONS VIA PROXY ACCESS BY-LAW (SECTION 2.11)

The proxy access by-law sets forth conditions under which shareholders may include nominees in Raytheon’s Annual Meeting proxy materials. The proxy access by-law prescribes the terms summarized below.

●	It is available to shareholders that have beneficially owned 3% or more of Raytheon’s outstanding stock continuously for at least three years.
–	Loaned stock is counted as owned, subject to certain provisions related to power to recall.
–	The 3% ownership threshold can be satisfied by up to twenty shareholders acting in concert.
●	Nominating shareholders need not continue to hold their shares after the Annual Meeting for which nominees are submitted.
●	The permissible number of nominees is equal to the greater of 20% (rounded down) of all directors or two (“20% or 2”).
–

The 20% or 2 cap is not reduced by the number of previous proxy access nominees elected and re-nominated by the Board, but is reduced by the number of other nominees nominated under the standard advance notice by-law described below.

●	A proxy access nominee will not be disqualified because he or she receives third-party compensation, subject to disclosure requirements.
●

Notice of nominees who satisfy the proxy access by-law must be received by Raytheon during a prescribed time period, which, for the 2020 Annual Meeting, will be between November 18, 2019, and December 18, 2019.

SHAREHOLDER NOMINATIONS OTHER THAN VIA PROXY ACCESS BY-LAW (SECTION 2.7)

Shareholders also may nominate people for election to the Board at an annual or special meeting of shareholders in accordance with the standard advance notice by-law provisions. For our 2020 Annual Meeting, we must receive this notice between January 31, 2020, and March 1, 2020. We are not obligated to include any such nomination in our proxy materials.

Shareholders wishing to propose a director candidate for consideration by the Governance and Nominating Committee may do so by sending the candidate’s name, biographical information, and qualifications to the Committee Chair, in care of the Corporate Secretary, Raytheon Company, 870 Winter Street, Waltham, Massachusetts 02451.

The Committee reviews each candidate’s qualifications in relation to the director qualification criteria contained in our Governance Principles, and determines whether the candidate should be nominated for election to the Board.

26 RAYTHEON 2019 PROXY STATEMENT	CORPORATE GOVERNANCE

DIRECTOR ORIENTATION, DEVELOPMENT AND EDUCATION

Orientation

Under the oversight of the Governance and Nominating Committee, Raytheon has long provided each new director with a formal orientation program. As part of their orientation, new directors visit key Raytheon sites and also become familiar with the resources available to them, such as governance materials, significant policies and procedures, overviews of Raytheon’s businesses and functions, and membership in the National Association of Corporate Directors (NACD).

In 2017, the Governance and Nominating Committee expanded this program to require a customized orientation plan for each new director, tailored to the director’s specific background. These customized plans address substantive areas where directors do not have significant experience and prepare directors for their initial Board committee assignments. As a result of a customized orientation plan, a new director might, for example:

●Participate in corporate briefings on Raytheon-specific topics;
●Visit and attend briefings at company operations sites; and
●Participate in Director Education programs sponsored by leading organizations such as NACD, Harvard Business School, and the Stanford/University of Chicago Directors’ Consortium.

Director Development

Directors are encouraged (through the individual self-assessment process and otherwise) to identify development goals, activities and resources that will help them satisfy their obligations to the Board and the committees on which they serve. Individual director development is a key consideration for the Governance and Nominating Committee when it determines committee assignments and engages in Board/committee leadership succession planning.

Ongoing Director Education

Our director education program consists of visits to Raytheon facilities and education regarding our Code of Conduct and other policies and practices relevant to our business and operations. Periodically, we provide updates on topics of interest to the Board. We also encourage directors to attend external director education programs at Raytheon’s expense. We regularly provide the Board with descriptions of a variety of upcoming director education programs that may be of interest, together with assessments from directors who participated in such programs in the past.

COMMUNICATION WITH THE BOARD

Here is how interested parties may communicate with our Board.

Mail:	Internet:
Corporate Secretary Raytheon Company 870 Winter Street Waltham, Massachusetts 02451	www.raytheon.com “Investors/Corporate Governance/Contact the Company” “Contact the Board”

Communications are referred to the Lead Director and tracked by the Office of the General Counsel.

Here is how anyone who has a concern about our accounting, internal controls over financial reporting, or auditing matters may communicate that concern to the Audit Committee.

Mail:	Internet:
Raytheon Audit Committee Corporate Secretary Raytheon Company 870 Winter Street Waltham, Massachusetts 02451	www.raytheon.com “Investors/Corporate Governance/Contact the Company” “Contact the Audit Committee Regarding Accounting, Internal Controls or Auditing Matters”

Communications will be tracked and investigated in the ordinary course by our Ethics Office, with the assistance of the Office of the General Counsel, unless otherwise instructed by the Audit Committee.

CORPORATE GOVERNANCE	RAYTHEON 2019 PROXY STATEMENT 27

POLITICAL CONTRIBUTIONS AND LOBBYING EXPENDITURES DISCLOSURE

Raytheon has for a number of years voluntarily included disclosure on its website relating to political contributions and lobbying expenditures. In recent years, we significantly expanded this website disclosure to include the following:

●	A description of Raytheon policies relating to political expenditures and lobbying practices;
●	The titles of decision-makers involved in approvals pertaining to political action committee (PAC) and direct political activities, as well as lobbying activities;
●	A discussion of the types of reports we file with regulators relating to lobbying;
●	Direct links to reports, as filed with government agencies, specifying Raytheon’s federal PAC and lobbying activities;
●

Detailed information regarding direct political contributions from Raytheon funds (which were $0 for 2018), including a statement that Raytheon has no plans to make direct political contributions from company funds in the future but, in the event of any such contributions, would disclose them;

●	A statement confirming that Raytheon does not spend company funds on communications to the general public in support of political campaigns or ballot initiatives;
●

A list of trade associations to which Raytheon has paid annual dues of $50,000 or more and the dollar amount, if any, used by the association for lobbying (as reported by the association), as well as a statement that no other separate payment at this level was made to a trade association with the purpose that such payment be used for lobbying; and

●	Reference to the oversight role of the Board’s Public Policy and Corporate Responsibility Committee, pursuant to its charter, with respect to political and lobbying activities.

This disclosure is available on our website at www.raytheon.com under the heading “Investors/Corporate Governance/ Political Contributions and Lobbying Expenditures.”

GOVERNANCE DOCUMENTS

The following key governance documents are available on our website at www.raytheon.com under the heading “Investors/ Corporate Governance”:

●	Governance Principles, including the director independence criteria
●	Code of Conduct
●	By-Laws
●	Charters for each of the Board’s standing committees (except the Executive Committee)

These documents are also available in print to any shareholder who requests them by writing to Raytheon Company, Investor Relations (or Corporate Secretary for the by-laws), 870 Winter Street, Waltham, Massachusetts 02451, or by emailing invest@raytheon.com.

28 RAYTHEON 2019 PROXY STATEMENT	THE BOARD OF DIRECTORS AND BOARD COMMITTEES

THE BOARD OF DIRECTORS AND BOARD COMMITTEES

The Board has six standing committees: Audit, Governance and Nominating, Management Development and Compensation, Public Policy and Corporate Responsibility, Special Activities, and Executive. The charter of each committee (other than the Executive Committee) is published on our website. See “Corporate Governance — Governance Documents” on page 27 for information on obtaining a copy.

During 2018, the Board met formally seven times, and engaged in other discussions and actions apart from these meetings. The non-employee directors, all of whom are independent, meet in executive session chaired by the Lead Director at the conclusion of each regularly-scheduled Board meeting. In addition, committee members generally meet in executive session, without management present, at the conclusion of regularly-scheduled committee meetings.

AVERAGE BOARD AND
COMMITTEE ATTENDANCE
FOR INCUMBENT DIRECTORS
99.0%

All incumbent directors attended at least 75% of the total of all Board and applicable committee meetings. All directors standing for election are expected to attend the 2019 Annual Meeting. In 2018, all of the directors who were nominated for election at that time attended the Annual Meeting.

The Board’s six standing committees are described below. Each committee, other than the Executive Committee, is composed entirely of independent directors. The Executive Committee, which is not required to meet, is made up of the Chairman, the Lead Director, and the chair of each of the standing committees.

AUDIT COMMITTEE	NUMBER OF 2018 MEETINGS: 9
COMMITTEE MEMBERS: Tracy A. Atkinson, Chair | Robert E. Beauchamp | Letitia A. Long | Ellen M. Pawlikowski | Marta R. Stewart | James A. Winnefeld, Jr. | Robert O. Work
KEY RESPONSIBILITIES:
●	Appoint and evaluate the performance and independence of Raytheon’s independent auditors;
●	Oversee the integrity of our financial statements;
●	Oversee our internal audit function;
●	Consider the adequacy of our internal controls and the objectivity of our financial reporting;
●	Review the independent auditors’ audit of the effectiveness of Raytheon’s internal controls;
●	Pre-approve all audit fees and terms for, as well as all non-audit engagements with, the independent auditors;
●	Review annual and periodic reports and earnings press releases and recommend to the Board whether the annual audited financial statements should be included in Raytheon’s Form 10-K;
●

Review and discuss with management Raytheon’s risk assessment and risk management policies, including enterprise risk management and major financial risk exposures, and steps to monitor and control such exposures;

●	Review the performance of Raytheon’s pension plans and risks related to those plans;
●	Oversee Raytheon’s management of such risks as may be assigned periodically by the Board as a result of our enterprise risk management process or otherwise;
●	Establish and review procedures for employees and others to report concerns or complaints confidentially and anonymously regarding accounting, internal control or auditing matters; and
●	Review compliance with our Code of Conduct with respect to certain financial reporting, controls and allegations of financial misconduct.

The Board has determined that each member is independent in accordance with NYSE and SEC rules applicable to audit committee members. The Board also has determined that, at a minimum, each of Mses. Atkinson and Stewart is an “audit committee financial expert,” as defined by SEC rules, and that all members are “financially literate” under the NYSE standards.

The Audit Committee Report is included on page 83.

THE BOARD OF DIRECTORS AND BOARD COMMITTEES	RAYTHEON 2019 PROXY STATEMENT 29

GOVERNANCE AND NOMINATING COMMITTEE	NUMBER OF 2018 MEETINGS: 6
COMMITTEE MEMBERS: Stephen J. Hadley, Chair | George R. Oliver | Dinesh C. Paliwal | William R. Spivey
KEY RESPONSIBILITIES:
●	Review and report to the Board with regard to matters of corporate governance;
●	Make recommendations regarding Board size and composition;
●	Establish procedures for nominating directors and recommend candidates for election to the Board;
●	From time to time, engage a third party for a fee to help the Committee identify potential director candidates;
●	Consider director nominees proposed by shareholders;
●	Review our Governance Principles and recommend revisions to the Board;
●	Review and approve or ratify transactions and relationships under our Related Party Transactions Policy;
●	Review shareholder proposals in connection with our Annual Meetings and recommend actions to the Board regarding such proposals;
●	Oversee the orientation program for new directors and the continuing education program for existing directors;
●	Review and recommend to the Board the compensation of non-employee directors; and
●	Oversee Raytheon’s management of such risks as may be assigned periodically by the Board as a result of our enterprise risk management process or otherwise.
The Board has determined that each member is independent in accordance with NYSE rules.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE (MDCC)	NUMBER OF 2018 MEETINGS: 6
COMMITTEE MEMBERS: William R. Spivey, Chair | Robert E. Beauchamp | Adriane M. Brown | Stephen J. Hadley | George R. Oliver | James A. Winnefeld, Jr.
KEY RESPONSIBILITIES:
●	Review and oversee compensation and benefits, as well as personnel plans, policies and programs;
●	Review and recommend to the Board the compensation of the CEO, the CFO and the other three most highly compensated executive officers (NEOs);
●	Evaluate the CEO’s individual performance;
●	Review and approve the compensation of elected officers;
●	Periodically review succession plans for the CEO and other executive officers and elected officers, as well as career development plans for elected officers and other key employees;
●	Administer and make awards, other than to non-employee directors, under our equity compensation plans;
●	Review and discuss with management the “Compensation Discussion and Analysis” section of this proxy statement;
●	Review Raytheon’s incentive compensation arrangements to ensure they are not reasonably likely to encourage inappropriate risk-taking;
●	Appoint, compensate and oversee any outside compensation consultant, outside legal counsel, or other committee adviser;
●	Annually assess the independence of its outside compensation consultants or advisers, and pre-approve any services proposed to be provided by such consultants or advisers to Raytheon;
●	Periodically review Raytheon’s employee diversity and inclusion efforts; and
●	Oversee Raytheon’s management of such risks as may be assigned periodically by the Board as a result of our enterprise risk management process or otherwise.
The Board has determined that each member is independent in accordance with NYSE rules. The MDCC Report is included on page 58.

30 RAYTHEON 2019 PROXY STATEMENT	THE BOARD OF DIRECTORS AND BOARD COMMITTEES

PUBLIC POLICY AND CORPORATE RESPONSIBILITY COMMITTEE	NUMBER OF 2018 MEETINGS: 6
COMMITTEE MEMBERS: Letitia A. Long, Chair | Tracy A. Atkinson | Robert E. Beauchamp | Adriane M. Brown | Dinesh C. Paliwal | Marta R. Stewart | Robert O. Work
KEY RESPONSIBILITIES:
●	Review political, social and legal trends and issues that may affect Raytheon’s business, operations, financial performance or public image;
●	Review our policies and practices in the areas of legal, regulatory and social responsibility, including those involving:
	–	environmental protection;
	–	health and safety of employees;
	–	ethics and our Code of Conduct;
	–	export control;
	–	regulatory compliance (except financial matters);
	–	charitable contributions and community relations;
	–	government relations and legislative policy;
	–	political contributions and lobbying;
	–	anticorruption and use of foreign and domestic consultants and representatives; and
	–	government contracting and defense procurement policies;
●	Review and monitor corporate policies and practices that relate to public policy; and
●	Oversee Raytheon’s management of such risks as may be assigned periodically by the Board as a result of our enterprise risk management process or otherwise.
The Board has determined that each member is independent in accordance with NYSE rules.

SPECIAL ACTIVITIES COMMITTEE	NUMBER OF 2018 MEETINGS: 11
COMMITTEE MEMBERS: Vernon E. Clark, Chair | Stephen J. Hadley | Letitia A. Long | Ellen M. Pawlikowski | James A. Winnefeld, Jr. | Robert O. Work
KEY RESPONSIBILITIES:
●	Review Raytheon’s programs, activities, strategic pursuits and potential acquisitions involving classified business activities;
●	Review policies, processes, practices, procedures, risk management and internal controls applicable to Raytheon’s classified business;
●	Review Raytheon’s cybersecurity, including with respect to our internal IT systems, products, programs and factories;
●	Review any critical technology gaps and how Raytheon is addressing such gaps;
●	Support the MDCC, as required, in the review of talent development/succession planning for key technology positions; and
●	Oversee Raytheon’s management of such risks as may be assigned periodically by the Board as a result of our enterprise risk management process or otherwise.
The Board has determined that each member is independent in accordance with NYSE rules.

EXECUTIVE COMMITTEE

The Executive Committee is empowered to act for the full Board during intervals between Board meetings, with the exception of certain matters that by law may not be delegated. The Executive Committee did not meet in 2018.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Directors who served as members of our MDCC during 2018 were Robert E. Beauchamp, Adriane M. Brown, Stephen J. Hadley, George R. Oliver, William R. Spivey and James A. Winnefeld, Jr. None of these members is or has ever been an officer or employee of Raytheon. To our knowledge, there were no relationships involving members of the MDCC or our other directors that would constitute a compensation committee interlock.

PROPOSAL 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	RAYTHEON 2019 PROXY STATEMENT 31

PROPOSAL 2:
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
(Item No. 2 on the Proxy Card)

The Board is proposing an advisory vote for our shareholders to approve the compensation program for our Named Executive Officers (NEOs) as described on pages 33 to 72 in this proxy statement under the heading “Executive Compensation.” While this vote is non-binding, the Board and the MDCC will review and consider the results. Raytheon will also continue to regularly engage with shareholders to solicit their views on executive compensation and other matters. As in the past, the MDCC will consider this feedback for incorporation into aspects of our executive compensation program. The Board recommends you vote “yes” on the following resolution:

“Resolved, that the shareholders approve the compensation of the named executive officers described in this proxy statement under ‘Executive Compensation,’ which section includes the Compensation Discussion and Analysis, the compensation tables, and accompanying narrative disclosure.”

Raytheon’s compensation program rests on the key principles summarized below.

PRINCIPLE	MORE INFORMATION
Pay-for-performance: Executive compensation is tied to Raytheon and individual performance over both the near and long term.	Pages 4-6 and 34-54
Shareholder alignment: We ensure that the interests of executives are closely aligned with those of shareholders by heavily weighting long-term, stock-based incentives and enforcing meaningful stock ownership and retention requirements.	Pages 4-6, 38-39, 52-54 and 57
Substantial variable component: A substantial portion of each executive’s pay opportunity is variable, at-risk compensation based upon Raytheon’s financial performance and stock price.	Pages 4-6, 46-54
Short-term versus long-term: The compensation program carefully balances short- and long-term incentives, with a heavier weighting toward long-term incentives.	Pages 5 and 46-54
Use of key financial metrics: Short- and long-term incentive awards are based on pre-established goals for key financial metrics selected for their ability to drive operational and financial performance.	Pages 35-36 and 47-54
Balanced incentives: Our awards have both significant upside opportunity for exceptional performance and downside risk for underperformance.	Pages 4-6 and 34-54
Market focus: The MDCC considers both the practices of peer companies and broader market survey data in setting executive compensation.	Pages 43-45
Competitiveness: Our executive compensation program addresses the need to attract and retain highly-qualified executives essential to Raytheon’s success in a highly competitive environment.	Pages 5, 34, 39 and 42-45
Managing risk: The compensation program is designed to avoid encouraging excessive risk-taking.	Page 55
Consultant independence: The MDCC adheres to a stringent Compensation Consultant Independence Policy when retaining outside advisers.	Page 55
Clawback rights: Our clawback policy provides for recovery of compensation in certain circumstances where restatement of financial results is required.	Page 58

32 RAYTHEON 2019 PROXY STATEMENT	PROPOSAL 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Our shareholders have approved our executive compensation program through advisory say-on-pay votes and, overall, speak favorably about our program in our communications with them. The MDCC has incorporated shareholder feedback from our outreach into our executive compensation program. Following our 2018 shareholder outreach communications, and after careful consideration of relevant information and the feedback received from some shareholders, the MDCC adjusted our long-term incentive compensation mix. This change was made with input from the MDCC’s independent compensation consultant and was consistent with our executive compensation planning and benchmarking efforts, and is discussed in more detail under “Shareholder Outreach and Compensation Program Changes” on page 39. The Board believes the MDCC has established a compensation program for the NEOs that is appropriate and soundly grounded in the above principles, and that warrants shareholder support.

FOR	The Board unanimously recommends an advisory vote FOR this proposal. Proxies solicited by the Board will be so voted unless shareholders specify otherwise in their proxies.

RAYTHEON 2019 PROXY STATEMENT 33

EXECUTIVE COMPENSATION

34	Compensation Discussion and Analysis
34	Executive Summary
42	Our Compensation Philosophy and Principles
42	Management of Our Executive Compensation Program
43	How We Determine and Assess Executive Compensation
46	Executive Compensation in 2018
54	Perquisites and Other Executive Benefits
54	Say-on-Pay
55	Independent Compensation Consultant
55	Management of Compensation-Related Risk
56	Retirement Benefits and Deferred Compensation
56	Severance Pay Arrangements
57	Compensation Policies
58	Tax Considerations
58	Management Development and Compensation Committee Report

59	Executive Compensation Tables
59	Summary Compensation Table
61	Grants of Plan-Based Awards
62	Outstanding Equity Awards at Fiscal Year-End
64	Stock Vested
64	Pension Benefits
67	Nonqualified Deferred Compensation
68	Potential Payments Upon Termination or Change in Control

73	CEO Pay Ratio

34 RAYTHEON 2019 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE SUMMARY

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

2018 NAMED EXECUTIVE OFFICERS (NEOs)

THOMAS A. KENNEDY Chairman and Chief Executive Officer	ANTHONY F. O’BRIEN Vice President and Chief Financial Officer	TAYLOR W. LAWRENCE (1) Former Vice President, and Former President of our Missile Systems (MS) business	DAVID C. WAJSGRAS Vice President, and President of our Intelligence, Information and Services (IIS) business	WESLEY D. KREMER (2) Vice President, and President of our MS business	RICHARD R. YUSE (3) Former Vice President, and Former President of our Space and Airborne Systems (SAS) business

(1)	Mr. Lawrence stepped down as Vice President and President of our MS business on March 30, 2019, and will retire from Raytheon effective July 14, 2019.
(2)	Mr. Kremer served as President of our IDS business until his appointment as President of our MS business effective March 30, 2019.
(3)	Mr. Yuse retired from Raytheon effective December 31, 2018.

OUR COMPENSATION OBJECTIVES

Our executive compensation program is designed to:

●	Attract and retain highly-qualified executives
●	Motivate our executives to achieve our overall business objectives
●	Reward individual performance
●	Align our executives’ interests with those of our shareholders

ELEMENTS OF OUR COMPENSATION PROGRAM

Our program consists primarily of three direct compensation elements.

COMPENSATION ELEMENT & TYPE OF COMPENSATION	KEY OBJECTIVES
Base Salary ○Fixed ○Annual cash	●To provide a base level of cash compensation that is competitive and reflects an executive’s experience and scope of responsibilities
Annual Incentive Awards Results-Based Incentive (RBI) ○Variable, at risk ○Annual cash	●To motivate and reward executives based on their performance in achieving annual Raytheon and individual goals ●To align short-term executive pay with performance
Long-Term Incentive Equity Awards Restricted Stock ○Variable, equity (typically four-year vesting) Long-Term Performance Plan (LTPP) units ○Variable, equity (three-year performance)
●To motivate and reward executives based on Raytheon performance and value delivered to shareholders through stock price appreciation
●To retain highly-qualified executives
●To align long-term executive pay with performance
●To align executives’ interests with those of Raytheon shareholders

Our executives’ total direct compensation reflects a mix of these three elements that meets our compensation objectives. These direct compensation elements are rounded out with certain perquisites and other executive benefits. See “Perquisites and Other Executive Benefits” on page 54. To reinforce the link with shareholders’ interests, we require our executives to own a meaningful amount of stock. See “Stock Ownership and Retention Guidelines” on page 57.

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE SUMMARY	RAYTHEON 2019 PROXY STATEMENT 35

COMPANY PERFORMANCE AND COMPENSATION OUTCOMES

Raytheon performed well in 2018. Highlights of this performance include:

RECORD BOOKINGS OF $32.2 BILLION UP 16% FOR THE YEAR; BOOK-TO-BILL RATIO OF 1.19 FOR THE YEAR	RECORD FULL-YEAR NET SALES OF $27.1 BILLION UP 6.7% FOR THE YEAR, RAYTHEON’S BEST GROWTH RATE SINCE 2009

FULL-YEAR EPS FROM CONTINUING OPERATIONS OF $10.15 UP 46% COMPARED TO 2017	RECORD OPERATING CASH FLOW FROM CONTINUING OPERATIONS OF $3.4 BILLION FOR THE YEAR, AFTER A $1.25 BILLION PRETAX DISCRETIONARY PENSION PLAN CONTRIBUTION

RECORD BACKLOG AT YEAR-END OF $42.4 BILLION UP 11% FOR THE YEAR	RECORD CLASSIFIED BOOKINGS UP 46% FOR THE YEAR, AND ACCELERATED GROWTH IN CLASSIFIED SALES UP 19% FOR THE YEAR

In 2018, Raytheon successfully continued to execute its growth strategy to deliver results for our shareholders and customers. Our strong execution resulted in several company financial records, including net sales, operating cash flow, bookings and backlog. In particular, Raytheon achieved record classified bookings and sales, which were up 46% and 19%, respectively, for the year. Our classified work generally funds next-generation technology development that is critical to Raytheon’s long-term growth through the creation of future franchise programs (advanced solution sets for which we expect longer-term customer demand) and production awards. To enable this classified business performance, Raytheon has made strategic internal investments over the past few years to ensure our capabilities are aligned with our customer needs. We also continued to expand the international markets for Raytheon solutions, including for our Patriot air and missile defense system franchise. In 2018, Raytheon booked four major Patriot production awards totaling almost $4 billion, including bookings from three new countries: Romania, Poland and Sweden.

36 RAYTHEON 2019 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE SUMMARY

Raytheon delivered better-than-expected operating cash flow performance in 2018 driven by improved working capital performance. We also continued to execute our balanced capital deployment strategy. In addition to funding strategic internal investments, we increased our dividend by 8.8%, repurchased 6.7 million shares of our common stock for $1.3 billion, and made a $1.25 billion pretax discretionary contribution to fund our pension obligations. In addition, Raytheon continued to invest in employees in 2018. These investments included adjusting our compensation plans based upon market data and to drive continuous financial performance and higher payouts for higher performance impacting almost 38,500 employees, upgrading and building new facilities, continuing to improve employee benefits and granting equity to an expanded employee population at more junior levels.

Pay for Performance. Most of our executives’ compensation is at risk and varies based on performance. Due to our strong 2018 financial performance, we exceeded our 2018 RBI targets on all metrics, resulting in a 140.7% funding level.

Financial Metric (Weighting)	Threshold Performance	Target Performance	Maximum Performance	MDCC Assessment of Total- Company Actual Performance	MDCC Assessment of Total- Company Results as a Percentage of Target	RBI Funding Payout as a Percentage of Target
Bookings (20%)	$25.05B	$27.83B	$33.40B	$32.16B	177.7%	35.5%
Net Sales (30%)	$23.87B	$26.53B	$29.18B	$27.06B	120.2%	36.1%
Free Cash Flow (FCF) (20%)	$2.38B	$2.78B	$3.53B	$3.63B	200.0%	40.0%
Operating Income from Continuing Operations (30%)	$2.82B	$3.13B	$3.75B	$3.11B	96.9%	29.1%
Total-Company Funding Level						140.7%

The 2018 RBI performance targets for all metrics were greater than the comparable 2017 RBI targets. All 2018 RBI targets also exceeded Raytheon’s actual performance for 2017, except for FCF. The 2018 RBI FCF target reflected higher planned investments on capital expenditures, including additional facilities requirements, as well as necessary investments related to recent program wins. 2018 was the fourth consecutive year of accelerated growth for Raytheon and these investments relate to this growth. Our 2018 RBI FCF target also reflected lower planned net cash inflows relating to our pension plans than we had in 2017. Unlike other companies, government contractors such as Raytheon experience not only cash outflows from pension costs, but also cash inflows from the U.S. government through the pricing of our products and services. This decrease in cash from pension from 2017 to 2018 is non-operational and driven by requirements of our pension plans. It should also be noted that our actual 2018 FCF performance exceeded our actual 2017 FCF performance by $472 million.

The Company’s strong overall performance over the three-year performance cycle resulted in a 148.0% payout factor for our 2016–2018 LTPP awards.

Financial Metric (Weighting)	Threshold Performance	Target Performance	Maximum Performance	MDCC-Determined Performance	Final LTPP Funding
Return on Invested Capital (ROIC) (50%)	8.98%	10.02%	11.26%	10.92%	81.3%
Cumulative Free Cash Flow (CFCF) (25%)	$4,256M	$5,568M	$7,068M	$7,755M	50.0%
Total Shareholder Return (TSR) (25%)	Ranking 8th	Ranking 5th	Ranking 2nd	Ranking 7th	16.7%
Overall Payout Factor %					148.0%

The results across all 2016–2018 LTPP metrics are indicative of our return to growth in 2015 ahead of schedule, our consistently strong growth rate (particularly in classified programs), and our stronger-than-expected cash flow.

We include free cash flow metrics in both the RBI and LTPP programs given the importance of both short-term and long-term cash flow performance to investors. Cash flow directly impacts the health of our balance sheet, which enables us to effectively deploy our capital to support Raytheon’s strategy and generate value to shareholders. Short-term cash flow performance impacts our capital and software expenditures, company and program investments, and discretionary pension contributions. Long-term cash flow is an important metric in determining dividend changes, acquisition capacity and other longer-term investments that span several years.

Our RBI and LTPP programs are discussed in more detail in “Annual Cash Incentives — RBI” on page 47 and “Long-Term Performance Plan” on page 52.

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE SUMMARY	RAYTHEON 2019 PROXY STATEMENT 37

Shareholder Value. The MDCC believes that executive compensation should be tied to Raytheon performance that drives long-term value creation for our shareholders. Accordingly, our executive compensation program provides executives with a mix of variable, at-risk, short- and long-term incentive opportunities based on a number of key financial metrics. The MDCC believes the selected metrics drive operational and financial performance consistent with our long-term growth strategy, and are strong indicators of our overall performance. In particular, the MDCC believes the RBI program metrics of bookings, net sales, FCF and operating income from continuing operations, which are balanced against the LTPP program metrics of ROIC, CFCF and TSR, have driven strong Raytheon operational results, including Company performance in 2018 and increased shareholder value over the long term.

Notwithstanding Raytheon’s financial performance in 2018 and future positioning (given our record backlog and classified bookings growth), Raytheon’s stock performance in 2018 was highly volatile. After reaching an all-time high in April, Raytheon stock, along with the stock of other leading defense companies, experienced a sharp decline in the fourth quarter of 2018. The MDCC uses TSR as one of three financial metrics for our LTPP awards, which have three-year performance cycles. With the impact of the stock performance in 2018, Raytheon’s three-year TSR ranking was seventh out of ten peers under the 2016–2018 LTPP.

Over the course of our CEO’s five-year tenure, Raytheon has delivered strong TSR performance on both an absolute basis and relative to our core peer group and the S&P 500 Index. As evidenced by the chart below, Raytheon’s cumulative TSR since 2014 has consistently outperformed the cumulative TSRs of the core peer group median and the S&P 500 Index. Even with its stock performance in the fourth quarter of 2018, Raytheon’s five-year cumulative TSR of 85.3% exceeded the core peer group median of 80.2% and the S&P 500 Index of 48.1%.

5 Year Cumulative Total Shareholder Return

*	The Core Peer Group Median does not include Raytheon.

38 RAYTHEON 2019 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE SUMMARY

2019 CEO TOTAL TARGET DIRECT COMPENSATION AND MIX

As discussed beginning on page 43, the MDCC uses information furnished by its independent compensation consultant to assess the competitive positioning of our executives’ total target direct compensation against the market. The MDCC uses the median for comparable positions as a reference, though it also uses other factors in setting individual target compensation. For our CEO, the MDCC has increased his total target direct compensation each year based on, among other factors, his strong individual performance and significant contribution to Raytheon’s financial performance. However, for 2019, the MDCC has determined that our CEO’s total target direct compensation should remain at the same level as his 2018 compensation in recognition of our 2018 TSR performance and to maintain his compensation at approximately the peer median.

CEO Total Target Direct Compensation

*	The change to the variance from the median for our CEO’s total target direct compensation in 2019 was driven by a drop in the CEO pay peer median from $14.981 million to $14.088 million, a decrease of $893,000.

Further, as discussed on page 52, in 2019, our CEO received a total of $10.5 million in performance-based LTPP awards (at target) and time-based restricted stock awards, the same as in 2018. However, with the MDCC’s decision to shift to a long-term incentive mix of 60% / 40% between performance-based LTPP and time-based restricted stock, our CEO’s 2019 performance-based LTPP award (at target) increased by $500,000 and his 2019 time-based restricted stock award decreased by $500,000.

2018 CEO Long-Term Equity Incentive Mix

2019 CEO Long-Term Equity Incentive Mix

The MDCC believes that the CEO’s 2019 total target direct compensation opportunities reflect an appropriate mix of incentives to continue to drive Raytheon’s long-term performance, and are aligned with the interests of Raytheon shareholders.

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE SUMMARY	RAYTHEON 2019 PROXY STATEMENT 39

SHAREHOLDER OUTREACH AND COMPENSATION PROGRAM CHANGES

Raytheon regularly engages with our shareholders to solicit their views on, among other important topics, our executive compensation program. We have conducted formal engagements annually since 2010, and the MDCC has incorporated feedback from this outreach and other communications into numerous aspects of our executive compensation program, including design elements and metrics.

Recent Shareholder Feedback. In the fall of 2018, we communicated with 30 institutional shareholders owning approximately 38% of Raytheon’s outstanding shares. Overall, institutional shareholders spoke favorably about our compensation program, and when asked to discuss areas for potential improvements, some shareholders expressed the following:

●	The mix of our executives’ long-term incentive compensation should be more heavily weighted towards performance-based LTPP awards over time-based restricted stock awards.
●	Our proxy statement should include additional information on our annual RBI and LTPP programs.

How We Responded. The MDCC considered these points and other feedback and consulted with its independent compensation consultant and management. After careful deliberation, the following changes were implemented.

2019 EXECUTIVE COMPENSATION PROGRAM AND DISCLOSURE CHANGES

Beginning in 2019, the MDCC increased the weight of executive performance-based LTPP awards for a long-term incentive mix of 60% LTPP / 40% time-based restricted stock. This change to mix affects all NEOs and other executive officers.

We enhanced our compensation program disclosures regarding annual RBI and LTPP performance goals (see page 36), including additional information on period-over-period targets, the threshold and maximum performance for RBI awards, and the threshold performance for LTPP awards.

Previous Changes. The MDCC is committed to continuous evaluation of executive compensation program to ensure it remains appropriate for Raytheon and our strategic, business and financial objectives, and is well aligned with our shareholders’ interests. In 2017 and 2018, the MDCC made the following changes after a comprehensive review by its independent compensation consultant to ensure the program remains closely aligned with market norms and consistent with best practices.

2017/2018 EXECUTIVE COMPENSATION PROGRAM CHANGES

Implemented “double trigger” for accelerated vesting of equity awards following a change in control (a change in control followed by an involuntary termination without cause or voluntary departure for good reason)(1)

Added requirement of restrictive covenant (including non-competition and non-solicitation) compliance for post-employment LTPP payouts and severance pay, subject to applicable law(2)	Eliminated car allowances(3)	Adjusted RBI and LTPP program performance ranges and pay ranges to improve pay-for-performance alignment and market practice alignment(4)

(1)	Beginning with the 2018–2020 LTPP and 2018 annual restricted stock awards, and other equity awards made starting in May 2017.
(2)	Beginning with the 2018–2020 LTPP awards and effective July 2017 under the executive severance guidelines approved by the MDCC.
(3)	Effective July 2017.
(4)	Effective for the 2018 RBI program and the 2018–2020 LTPP awards. See “Company Performance and Compensation Outcomes” on page 35.

In addition to shareholder feedback, the MDCC works closely with its independent compensation consultant and management to consider market trends and best practices, and makes changes to the compensation program as appropriate.

40 RAYTHEON 2019 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE SUMMARY

EXECUTIVE COMPENSATION PROGRAM BEST PRACTICES

Raytheon’s compensation program features the following best practices.

WHAT WE DO

Pay for Performance.	Market Focus.	Compensation Mix.
Our executives’ compensation is tied to Raytheon financial performance via financial goals and individual performance over both the near and long term.

The MDCC uses market data from a carefully selected peer group to set executive total target direct compensation approximating the median and to design and update the executive compensation program and its elements.

Our executives’ compensation is heavily weighted toward variable, at-risk performance-based elements and toward long-term and equity-based elements to align with shareholder interests.

Active Shareholder Outreach and Response.	Consultant Independence.	Clawback Rights.
We regularly engage with shareholders and incorporate feedback into our executive compensation program.	The MDCC adheres to a stringent Compensation Consultant Independence Policy when retaining outside advisers.	Our clawback policy provides for recovery of equity and performance-based cash compensation in certain circumstances where restatement of financial results is required.

Meaningful Stock Ownership Requirements.	Post-Employment Restrictive Covenants.	Provide Limited Perquisites.
We maintain strict minimum stock ownership requirements to align executives’ interests with those of shareholders and to focus executives on long-term shareholder value.

Our executive severance guidelines require, subject to applicable law, compliance with certain restrictive covenants (including non-competition and non-solicitation) after termination as a condition of receiving severance payments.

We only offer very limited perquisites to our executive officers.

WHAT WE DON’T DO

No Formal Employment Agreements.	We Don’t Encourage Risk-Taking.	No Single-Trigger Payments under Change-in-Control Agreements.
Other than standard offer letters, none of our executive officers has a formal employment agreement.	The compensation program is designed to avoid encouraging excessive risk-taking.

Both a change in control and a qualifying termination (involuntary termination without cause or voluntary departure for good reason) are required for executives to receive cash payments and acceleration of equity under their change-in-control agreements.

No Excise Tax Gross-Ups or Perquisites under Change-in-Control Agreements.	No Pledging or Hedging.

Our change-in-control guidelines prohibit providing excise tax gross-ups on any change-in-control payments. They also prohibit providing perquisites to an executive under a change-in-control agreement.

We prohibit pledging or hedging of the economic value of our stock by our officers, employees and directors.

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE SUMMARY	RAYTHEON 2019 PROXY STATEMENT 41

2018 NEO TOTAL DIRECT COMPENSATION

The table below shows the base salary earned, annual cash incentive paid, and equity awards granted to our NEOs for 2016–2018. This supplemental information is not a substitute for the information appearing in the Summary Compensation Table on page 59.

					Annual Cash Incentive	Long-Term Equity Incentives(1)
NEO	Year	Salary	Bonus		RBI	LTPP	Restricted Stock	Total
Thomas A. Kennedy	2018	$1,511,559			$4,336,000	$5,800,075	$4,699,976	$16,347,610
	2017	1,403,211	–		3,434,000	5,499,988	4,400,045	14,737,244
	2016	1,299,979	–		2,938,400	5,000,028	3,899,980	13,138,387
Anthony F. O’Brien	2018	$780,178			$1,114,700	$1,599,973	$1,499,910	$4,994,761
	2017	721,159	–		912,400	1,299,946	1,249,928	4,183,433
	2016	608,510	–		734,400	1,199,945	1,100,001	3,642,856
Taylor W. Lawrence(2)	2018	$782,954			$889,400	$1,300,065	$1,300,093	$4,272,512
	2017	756,473	–		932,000	1,250,011	1,300,065	4,238,549
	2016	728,151	–		817,900	1,250,007	1,300,035	4,096,093
David C. Wajsgras	2018	$977,101	$19,542	(4)	$1,512,300	$1,300,065	$1,300,093	$5,109,101
	2017	977,101	19,542	(4)	1,171,500	1,250,011	1,300,065	4,718,219
	2016	971,943	–		1,052,500	1,250,007	1,300,035	4,574,485
Wesley D. Kremer(3)	2018	$741,008			$1,114,400	$1,300,065	$1,300,093	$4,455,566
Richard R. Yuse(2)	2018	$828,838	$24,865	(4)	$1,166,200	1,300,065	$1,300,093	$4,620,061
	2017	821,290	–		984,700	1,250,011	1,300,065	4,356,066
	2016	792,506	–		997,900	1,250,007	1,300,035	4,340,448

(1)	The amounts set forth under the Restricted Stock and LTPP Award columns represent the full intrinsic values of such awards on the date the Board or MDCC made the formal determination for each such grant (e.g., target number of shares times the closing price of our common stock on the determination date), since that is the basis upon which the MDCC considers these awards in proposing, recommending and approving annual compensation. In contrast, the Stock Awards column in the Summary Compensation Table represents the grant date fair value of such awards for financial statement reporting purposes.
(2)	Mr. Lawrence stepped down as an executive officer on March 30, 2019, and will retire from Raytheon effective July 14, 2019. Mr. Yuse retired from Raytheon effective December 31, 2018.
(3)	Mr. Kremer did not become an NEO until 2018.
(4)	Amounts represent lump-sum payments to Messrs. Wajsgras and Yuse in lieu of base salary merit increases.

42 RAYTHEON 2019 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS

OUR COMPENSATION PHILOSOPHY AND PRINCIPLES

Our executive compensation program is designed to attract and retain highly-qualified executives, motivate our executives to achieve our overall business objectives, reward individual performance, and align our executives’ interests with those of our shareholders. Our executives must have a particular level of skill and experience to manage our complex, global businesses effectively. Given the duration of our programs, contracts and business cycles, and the competitive nature of our industry, it is especially important for us to retain our executive talent for a number of years to ensure continuity of management.

Several features of our compensation program reflect our compensation philosophy and objectives.

We use variable, at-risk, short- and long-term incentive opportunities to tie a significant portion of each executive’s compensation to Raytheon’s performance and to individual performance against pre-established financial, operational and other goals.

Our stock-based incentives, coupled with meaningful stock ownership and retention requirements, ensure that executives’ interests are aligned closely with those of our shareholders.
Our balanced incentives program provides awards with both significant upside opportunity for exceptional performance and downside risk for underperformance.	Our clawback policy provides for recovery of cash and equity-based incentive compensation in certain circumstances following a restatement of our financial results.
Our executives have the opportunity to earn compensation that is competitive with compensation earned by executives in comparable positions at companies with which we compete for talent.	The MDCC designs and monitors the executive compensation program to ensure it does not foster risk-taking that would be reasonably likely to have a material adverse effect on Raytheon.
The MDCC receives advice from a compensation consulting firm that satisfies stringent independence criteria.

MANAGEMENT OF OUR EXECUTIVE COMPENSATION PROGRAM

The MDCC establishes, oversees and assesses the effectiveness of our executive compensation program in relation to our compensation philosophy and the market. To do so, the MDCC considers input from its independent compensation consultant, shareholders and management, and considers factors such as market data, risk considerations, executives’ experience levels, and macroeconomic and organizational considerations. The MDCC considers internal pay equity, but does not establish a fixed relationship between the compensation of our CEO and that of any other NEO.

The MDCC retains an independent compensation consultant to help with designing and evaluating our executive compensation program. Since November 2016, the MDCC has engaged Frederic W. Cook & Co. (FW Cook) to serve as its compensation consultant. See “Independent Compensation Consultant” on page 55.

COMPENSATION DISCUSSION AND ANALYSIS	RAYTHEON 2019 PROXY STATEMENT 43

HOW WE DETERMINE AND ASSESS EXECUTIVE COMPENSATION

Our decisions regarding executive compensation are primarily driven by Raytheon and individual performance and market competitiveness. The chart below shows how we distribute the various responsibilities related to establishing compensation.

INDEPENDENT MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE (MDCC)
●Establishes, oversees and assesses executive compensation programs and practices
●Reviews and recommends CEO and other NEO compensation to the independent Board members
●Recommends to the independent Board members annual corporate goals relevant to CEO and other NEO compensation; considers CEO input on other NEO goals
●Evaluates CEO individual performance and reviews individual performance of other NEOs; considers CEO input on other NEO performance
●Approves short- and long-term incentive plan funding based on Raytheon performance

INDEPENDENT BOARD MEMBERS
●Determine CEO and other NEO compensation ●Determine annual corporate goals relevant to CEO and other NEO compensation

INDEPENDENT COMPENSATION CONSULTANT
●Provides advice on executive compensation programs and practices
●Provides market data and information about peer compensation trends
●Assesses prior year pay-for-performance alignment
●Provides peer company data for setting and amending the peer groups

SHAREHOLDERS
●Provide input on compensation matters via say-on-pay advisory votes and Raytheon outreach efforts

Information about the composition and responsibilities of the MDCC can be found on page 29 under the heading “The Board of Directors and Board Committees — Management Development and Compensation Committee.”

PEER GROUPS AND MARKET DATA

We use two peer groups to assist us in assessing the competitiveness of our executive compensation relative to market and weighing Raytheon’s performance. Our “core” peer group consists of nine companies that are either aerospace and defense companies or have substantial aerospace or defense businesses. These companies are the most comparable to us based on complexity, operations, revenues, net income, and market capitalization. Our “broader” peer group includes the core peer group plus seven additional companies from other industries that have similar complexity, operations, revenues, net income, and market capitalization to ours.

We use the core peer group to measure Raytheon’s total shareholder return (TSR) performance because these companies are the most similar to Raytheon in their business and operations and we compete with them for contracts and talent. The MDCC also uses the core peer group as a reference point for certain compensation practices in the aerospace and defense industry. The MDCC uses the broader peer group to determine market positioning in setting compensation for our CEO and CFO, and to evaluate the relationship between pay and performance for our NEOs. The MDCC also uses the broader peer group as a general reference point for executive compensation practices.

44 RAYTHEON 2019 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS

The companies that made up the peer groups for purposes of 2018 compensation are shown below.

Core Peers	●General Dynamics Corporation ●Harris Corporation ●Honeywell International Inc. ●L3 Technologies, Inc. ●Lockheed Martin Corporation	●Northrop Grumman Corporation ●Textron Inc. ●The Boeing Company ●United Technologies Corporation
Additional Peers	●3M Company ●Deere & Co. ●Eaton Corporation plc ●Emerson Electric Co.	●Illinois Tool Works Inc. ●Johnson Controls International plc ●Parker-Hannifin Corporation

The following chart shows how Raytheon compares to the core peer group and the broader peer group on several fundamental metrics.

COMPANY	INDUSTRY	FY 2018 REVENUE ($M)	MARKET CAP AS OF 12/31/18 ($M)	EMPLOYEES AS OF 12/31/18
Raytheon	Aerospace and Defense	$27,058	$43,245	67,000
Raytheon Percentile Rank Against Broader Peers		44%	56%	31%
Core Peers
●General Dynamics Corporation	Aerospace and Defense	36,193	45,386	105,600
●Harris Corporation(1)	Aerospace and Defense	6,182	15,450	17,500
●Honeywell International Inc.	Aerospace and Defense/ Electrical Equipment	41,802	96,395	114,000
●L3 Technologies, Inc.	Aerospace and Defense	10,244	13,685	31,000
●Lockheed Martin Corporation	Aerospace and Defense	53,762	73,577	105,000
●Northrop Grumman Corporation	Aerospace and Defense	30,095	41,782	85,000
●Textron Inc.(2)	Aerospace and Defense	13,972	10,755	35,000
●The Boeing Company	Aerospace and Defense	101,127	183,064	153,000
●United Technologies Corporation	Aerospace and Defense/ Electrical Equipment	66,501	91,731	240,000
Additional Peers
●3M Company	Consumer Discretionary/ Containers and Packaging	32,765	109,861	93,000
●Deere & Co.(3)	Machinery	37,358	47,521	74,000
●Eaton Corporation plc	Electrical Equipment	21,609	29,084	99,000
●Emerson Electric Co.(4)	Electrical Equipment	17,408	36,794	87,500
●Illinois Tool Works Inc.	Industrials	14,768	41,567	48,000
●Johnson Controls International plc(4)	Automotive/ Electrical Equipment	31,400	27,062	122,000
●Parker-Hannifin Corporation(5)	Machinery	14,302	19,294	57,170

(1)	Revenue and employee data as of June 29, 2018. Market capitalization as of December 28, 2018.
(2)	Revenue and employee data as of December 29, 2018.
(3)	Revenue and employee data as of October 28, 2018.
(4)	Revenue and employee data as of September 30, 2018.
(5)	Revenue and employee data as of June 30, 2018.
Source: Bloomberg

COMPENSATION DISCUSSION AND ANALYSIS	RAYTHEON 2019 PROXY STATEMENT 45

The MDCC reviews both peer groups annually. From time to time, with input from the independent compensation consultant, we adjust the composition of the peer groups to reflect changes in our strategy and markets or changes in the peer group companies themselves. We made no changes to our peer groups in 2018.

The MDCC obtains information from its independent compensation consultant on the compensation levels, programs and practices of the companies in the core and broader peer groups. The MDCC also considers market survey data published by third parties regarding companies outside of our peer groups. The MDCC uses this survey data in setting compensation of our NEOs other than the CEO and the CFO. The MDCC also uses this data as a general indicator of relevant market conditions and pay practices and as a broader reference point. In addition, the MDCC considers information on market and peer compensation trends (levels, mix, vehicles and metrics) provided by its consultant.

Market data is an important consideration when the MDCC establishes and evaluates compensation levels for our NEOs. In setting our NEOs’ total target direct compensation, the MDCC uses the market median for comparable positions as a reference to ensure our NEOs’ compensation opportunities are market-competitive and meet the other objectives of our executive compensation program. The MDCC also considers other factors in setting individual target compensation, including:

●	The executive’s compensation history and experience in the position;
●	The executive’s performance against individual goals and contribution to Raytheon’s financial and operational performance; and
●	The executive’s relative level of responsibility with Raytheon and the impact of the executive’s position on Raytheon.

As a result of individual and Raytheon performance and the foregoing considerations in setting our NEOs’ total target direct compensation, the actual compensation for any individual NEO can vary from the market median.

As shown in this graphic, our NEOs’ 2018 total target direct compensation was competitively positioned in comparison to compensation for their counterparts, according to a market assessment prepared by the MDCC’s compensation consultant.

Raytheon Target Compensation Compared to Market

To confirm that actual pay is aligned with Raytheon’s performance, the independent compensation consultant analyzes prior year pay-for-performance alignment when peer group performance data becomes available. Most recently, in mid-2018, FW Cook used 2017 peer performance data to analyze our NEOs’ 2017 compensation. The analysis assessed the correlation between our short-term pay (base salary and annual incentive awards) and short-term performance for 2017 relative to the peer group. The analysis also assessed the correlation between our long-term pay (total direct pay, consisting of base salary, annual incentive awards, and realizable value of long-term incentive awards and restricted stock over the most recent three-year period) and long-term performance relative to the peer group over the same three-year period. FW Cook made these performance comparisons by considering reported financial results in four areas: growth in revenues, growth in operating income, return on invested capital, and (for long-term performance comparisons only) total shareholder return. For 2017, FW Cook concluded that there is reasonable alignment between our NEOs’ pay and Raytheon’s short- and long-term performance relative to our core and broader peers.

46 RAYTHEON 2019 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION IN 2018

This section describes the three types of total direct compensation that make up our executive compensation program, as well as the decisions made and compensation awarded in 2018.

TOTAL DIRECT COMPENSATION MIX

The MDCC annually reviews the relative mix of our compensation elements. In particular, the MDCC looks at how the total direct compensation opportunity (the sum of base salary, target annual incentive, and target long-term incentives) is distributed in the following categories:

●	Fixed versus variable
●	Short-term versus long-term
●	Cash versus equity-based

As shown in the charts below, our executives’ 2018 total direct compensation was heavily weighted toward variable, performance-based elements, and toward long-term and equity-based elements. In addition, as discussed in “Shareholder Outreach and Compensation Program Changes” on page 39, effective beginning in 2019, the MDCC approved changes to the mix of long-term incentive equity awards to increase the percentage of performance-based equity and reduce the percentage of time-based restricted stock.

CEO Compensation

Other NEO Compensation(1)

(1)

Base salary includes lump-sum payments to Messrs. Wajsgras and Yuse in lieu of base salary merit increases. These amounts appear in the “Bonus” column of the Summary Compensation Table on page 59. For more information, see the Summary Compensation Table on page 59.

BASE SALARY

The MDCC reviews the base salaries of our executive officers annually and whenever an executive changes position. Our CEO makes salary recommendations with respect to his direct reports. To maintain competitive pay levels, we refer to the median of base salaries for comparable positions in setting our NEOs’ base salaries and considering annual salary changes. However, the MDCC also considers individual factors, as discussed above under “Peer Groups and Market Data,” including an executive’s scope of responsibilities and years of experience. As a result, individual executive salaries may vary from the market median.

In 2018, Mr.Kennedy’s base salary was increased by 7.6%, bringing his base salary to the market median for his position as CEO. Mr.O’Brien’s base salary was increased by 6.0% to reflect his continuing experience and strong individual performance as CFO in 2018. Messrs. Wajsgras and Yuse received lump sum payments in lieu of base salary increases in 2018. Mr.Wajsgras’ base salary remained consistent with the prior year, and base salaries for Messrs. Lawrence and Yuse (taking into account his lump sum payment) were increased by 3.5% and 3.0%, respectively, in each case to reflect his continuing experience and strong individual performance as president of his respective business.

COMPENSATION DISCUSSION AND ANALYSIS	RAYTHEON 2019 PROXY STATEMENT 47

ANNUAL CASH INCENTIVES — RBI

The NEOs all participated in our annual Results-Based Incentive (RBI) Plan in 2018. RBI awards were determined through the process described below.

NEO target RBI payouts are established	At the beginning of the year, each NEO is assigned a target payout expressed as a percentage of base salary. These targets remained unchanged from the 2017 targets.
	●CEO – 200%	●Other NEOs – 100%
Raytheon performance goals are set for RBI funding pool	At the beginning of the year, performance metrics are selected and goals are set based on Raytheon’s annual operating plan. The metrics for 2018 were:
	●Bookings ●Free Cash Flow	●Net Sales ●Operating Income from Continuing Operations
Raytheon performance is assessed and RBI funding is determined

At the end of the year, the MDCC assesses Raytheon’s performance against the goals and determines the funding of the RBI pool.

All NEO RBI awards are funded through the total-company RBI pool, not the business unit funding pools.

Individual NEO performance is evaluated	The MDCC considers each NEO’s performance against the NEO’s individual quantitative and qualitative goals. This individual performance assessment is used to differentiate RBI payouts and motivate and reward extraordinary performance.
Final RBI awards are determined and approved

The RBI funding (as a percentage of target) is applied against each NEO’s target RBI payout. That funded amount is then adjusted based on the NEO’s individual performance assessment.

The MDCC recommends the NEO RBI awards to the Board for its approval.

TOTAL-COMPANY PERFORMANCE GOALS
The MDCC sets Raytheon performance goals for selected financial metrics. Raytheon’s total-company results against those metrics drive the funding of the total-company RBI pool. In order to promote alignment and collaboration across the enterprise, all executive officer RBI awards (including those of individual business presidents) are based on total-company results. Our individual businesses have separate financial goals and RBI pools for their employees (other than the business presidents).

For 2018, consistent with past practice, the MDCC selected the following financial metrics for determining funding levels of the RBI pools.

BOOKINGS Forward-looking metric that measures the value of new contracts awarded to us during the year; indicator of potential future growth.	NET SALES Growth metric that measures our revenue for the current year.

FREE CASH FLOW (FCF)(1) Measure of cash generated in a given year available for use in strategic investments to grow our businesses or otherwise generate returns for our shareholders.	OPERATING INCOME FROM CONTINUING OPERATIONS(1) Measure of our profit from continuing operations for the year, before interest and taxes, and after certain non-operational adjustments.

(1)

FCF and Operating Income from Continuing Operations are non-GAAP financial measures. FCF is operating cash flow from continuing operations less capital spending and internal-use software spending, excluding the impact of changes to cash flow from pension and post-retirement benefits-related items and other similar non-operational items. Operating Income from Continuing Operations is operating income from continuing operations, excluding the FAS/CAS pension and post-retirement benefits operating adjustment and, from time to time, certain other items.

48 RAYTHEON 2019 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS

These metrics, considered in the aggregate, are strong indicators of our overall performance and our ability to create shareholder value. They are balanced among long- and short-term performance, growth and efficiency, and are aligned with our business strategies. For example, we continue to focus on growing our business in core defense and new markets, both domestic and international. We expect our success in this area to be reflected in our bookings in the shorter term and in net sales in the longer term. In addition to growing our business, we maintain a strong focus on program execution in order to maximize operating income and cash.

At the end of each year, Raytheon’s total-company RBI pool is funded (or not funded) based on Raytheon’s performance against targets for each of the metrics described above. In assessing performance for each financial metric, the MDCC considers both quantitative results and qualitative factors. Qualitative factors may include the impact of unanticipated events or events outside of our control, such as acquisitions and divestitures, delays in the timing of contract awards, changes in accounting standards, and certain non-operational items. An assessment of these factors may prompt the MDCC to adjust performance results to more accurately reflect Raytheon’s overall operational performance. In 2018, the MDCC adjusted performance results to exclude the impact of an unplanned discretionary pension contribution and a divestiture.

Funding for each individual metric is based on the threshold, target and maximum goals. If we do not achieve the threshold for a metric, the MDCC allocates no funds to the RBI pool for that metric. In each case, the goals are independent and additive: if we miss the threshold performance as to one measure, no credit would apply to that element, but above-target performance on another metric could make up for part or all of the shortfall. In addition, payouts are subject to a cap, even if performance exceeds our maximum goals.

Following a comprehensive review in 2017 of our executive compensation program, the MDCC’s independent compensation consultant recommended changes to the RBI program payout structure to better align our executive compensation program with market practice and to motivate continuous increased financial performance. As a result, the MDCC approved adjustments to the RBI program effective beginning in 2018. Specifically, the MDCC decreased payouts for threshold achievement from 75% to 50% of the target payout, and increased payouts for maximum achievement from 150% to 200% of target, on each metric to motivate stronger performance. The MDCC also decreased the maximum performance goals for bookings and net sales to better reward above-target performance in line with market practices, and decreased both the maximum and threshold goals for free cash flow to make the potential for payouts more appropriate and achievable in line with market practices.

The following table summarizes, for the 2018 total-company RBI pool, the pre-established performance thresholds, targets and maximums, the MDCC’s assessment of results against each target, and the resulting funding percentage for each metric.

Financial Metric (Weighting)	Threshold Performance	Target Performance	Maximum Performance	MDCC Assessment of Total- Company Actual Performance	MDCC Assessment of Total- Company Results as a Percentage of Target	RBI Funding Payout as a Percentage of Target
Bookings (20%)	$25.05B	$27.83B	$33.40B	$32.16B	177.7%	35.5%
Net Sales (30%)	$23.87B	$26.53B	$29.18B	$27.06B	120.2%	36.1%
Free Cash Flow (FCF) (20%)	$2.38B	$2.78B	$3.53B	$3.63B	200.0%	40.0%
Operating Income from Continuing Operations (30%)	$2.82B	$3.13B	$3.75B	$3.11B	96.9%	29.1%
Total-Company Funding Level						140.7%

The 2018 RBI performance targets for all metrics were greater than the comparable 2017 RBI targets. These target increases reflected Raytheon’s strong execution of our growth strategy.

The 2018 results across all RBI metrics, leading to our total-company RBI funding level of 140.7% of target, are indicative of our strong 2018 financial performance. See “Company Performance and Compensation Outcomes” on page 35 for more information on our company performance in relation to our RBI funding level.

COMPENSATION DISCUSSION AND ANALYSIS	RAYTHEON 2019 PROXY STATEMENT 49

INDIVIDUAL PERFORMANCE GOALS
Each NEO has quantitative and qualitative individual performance goals that are established annually. We believe individualized goals promote personal accountability and help differentiate our executives’ compensation based on performance. Each NEO’s RBI award is therefore subject to both Raytheon performance (via total-company funding results, as described above) and individual performance. In order to motivate and reward extraordinary performance, individual RBI awards are structured so that payouts can be significantly higher than both target and funding, up to a cap of 200% of target. Conversely, an executive who underperforms in relation to individual goals would receive an RBI award that is less than the executive’s target after adjustment for total-company RBI pool funding.

RBI individual performance goals for the CEO. The MDCC recommends, and the full Board (excluding the CEO) approves, our CEO’s goals. In connection with his annual performance evaluation, our CEO prepares a written self-assessment of his performance against these goals. The MDCC discusses the CEO’s performance and develops a preliminary performance evaluation, which is then discussed by all of the independent directors in an executive session of the Board. Based on this evaluation, the MDCC recommends, and the full Board (excluding the CEO) approves, the CEO’s RBI award and other compensation.

RBI individual performance goals for the other NEOs. For our other NEOs, our CEO provides input to the MDCC with regard to appropriate performance goals and provides his assessments and recommendations regarding individual NEO performance.

Examples of individual performance goals for our NEOs for 2018 include:

●	Achieving specified milestones in the implementation of Raytheon’s strategy to drive profitable growth and create shareholder value;
●	Achieving financial objectives within the individual’s business or functional area;
●	Establishing and maintaining strong customer relationships by providing excellent program performance and innovative solutions;
●	Successfully managing the individual’s business or functional organization, including implementing improvements in employee hiring, engagement, development and retention;
●	Successfully driving exemplary regulatory compliance;
●	Achieving sustainability and health and safety goals by increasing energy efficiency and successfully implementing workplace safety initiatives;
●	Successfully reducing costs and improving efficiencies to provide customers with affordable solutions; and
●	Leveraging diversity and inclusion to achieve global growth, enterprise collaboration and competitive advantage.

50 RAYTHEON 2019 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS

Achievement of individual performance goals. A summary of each NEO’s 2018 individual performance follows.

THOMAS A. KENNEDY	CHAIRMAN AND CHIEF EXECUTIVE OFFICER
●Led Raytheon’s strong performance against our annual operating plan, achieving several new company financial records.
●Achieved a new company net sales record of $27.1 billion, with growth of 6.7%, the fourth consecutive year of accelerated sales growth.
●Continued to successfully execute Raytheon’s balanced capital deployment strategy, including significant investments to support Raytheon’s growth, and the return of 92% of free cash flow to investors in 2018 while maintaining a strong balance sheet.
●Executed Raytheon’s growth strategy, resulting in global demand for Raytheon solutions in missile defense; electronic warfare; cybersecurity; command, control, communications, computers, cyber, intelligence, surveillance and reconnaissance; and training. Raytheon reached a new company record in international bookings, growing 16.2% over 2017 with several key awards from international Patriot customers.
●Expanded Raytheon’s international pipeline of opportunities and drove localization efforts through Raytheon Saudi Arabia and Raytheon Emirates, our landed companies in the Kingdom of Saudi Arabia and the United Arab Emirates.
●Built a world-class compliance program, including a leading global trade compliance program that exceeds U.S. Department of State requirements, resulting in an exit from the export control consent agreement in May 2018.
●Promoted continued excellence in corporate governance and responsibility, diversity and inclusion, health and safety, and sustainability. In 2018, Raytheon received the ENERGY STAR® Partner of the Year — Sustained Excellence Award from the U.S. Environmental Protection Agency for the 11th consecutive year. Raytheon was recognized by WomenInc. Magazine and the Boston Club for Board Diversity.

ANTHONY F. O’BRIEN	VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
●Contributed significantly to Raytheon’s strong financial performance against our annual operating plan, demonstrated by a book-to-bill ratio of 1.19, sales growth of 6.7%, productivity improvements of over 4%, a company record operating cash flow of $3.4 billion, and a strong backlog to drive continued growth.
●Led company initiatives relating to tax reform to drive significant benefits to earnings per share (EPS) and cash flow in 2018.
●Continued to promote initiatives to simplify processes and gain efficiencies in key strategic areas.
●Maintained effective internal control processes, including export/ import compliance excellence.
●Achieved debt rating upgrade to A+ (from A) from Standard and Poor’s rating agency, further enhancing Raytheon’s financial flexibility.
●Continued to drive innovative efforts to de-risk Raytheon’s pension liability through a purchase in 2018 by some of our pension plans of a group annuity contract with Prudential to transfer approximately $1 billion of pension obligations.

TAYLOR W. LAWRENCE	FORMER VICE PRESIDENT, AND FORMER PRESIDENT OF MISSILE SYSTEMS
●Led Raytheon’s Missile Systems (MS) business unit in 2018, which had revenue growth of 7% driven by higher net sales of $485 million on classified programs.
●Achieved a record backlog of $14 billion, which included 2018 bookings of $1.1 billion for Standard Missile (SM)-3, $725 million for Phalanx® Close-In Weapon Systems (CIWS), $699 million for Advanced Medium-Range Air-to-Air Missiles (AMRAAM®), and $554 million for AIM-9X Sidewinder™ short-range air-to-air missiles.
●Drove a business focus on customer satisfaction and mission assurance, as demonstrated by successful ballistic missile intercepts by SM-3 Block IIA, and completion of SM-6 Block IA Operational Test (OT).
●Led MS’s continued development and investment in innovative technologies leading to over $1 billion in Contract Research & Development (CRAD) bookings in 2018, representing a 67% Compound Annual Growth Rate (CAGR) over a 3-year period.

COMPENSATION DISCUSSION AND ANALYSIS	RAYTHEON 2019 PROXY STATEMENT 51

DAVID C. WAJSGRAS	VICE PRESIDENT, AND PRESIDENT OF INTELLIGENCE, INFORMATION AND SERVICES
●Led Raytheon’s Intelligence, Information and Services (IIS) business to a record-setting performance year. Exceeded all financial objectives, including a competitive win rate that led to new classified bookings of more than $2.5 billion; year-over-year sales growth of 9%; an increase in operating margins of 60 basis points; and strong operating cash flow.
●Significantly expanded IIS’s core markets, including double-digit sales growth in both the cyber and space business areas.
●Grew IIS’s qualified pipeline to $55.7 billion, a new record; also expanded the international pipeline by 24% to $9.4 billion and won several key awards from customers in the Middle East and North Africa (MENA), United Kingdom and Australia.
●Achieved several key program milestones throughout the business, including: the successful transition to operations of the Launch and Early Orbit portion of the Next Generation Operational Control Segment for the Global Positioning System (GPS); the delivery of key capabilities for the Air and Space Operations Center Weapon System for the U.S. Air Force; and the initiation of deliverables on the Strategic Systems Engineering Services (SSES) program for the U.S. Army.

WESLEY D. KREMER	VICE PRESIDENT, AND PRESIDENT OF MISSILE SYSTEMS; FORMER PRESIDENT OF INTEGRATED DEFENSE SYSTEMS (1)
●Led Raytheon’s Integrated Defense Systems (IDS) business, which exceeded all financial objectives, including record bookings of over $8 billion that resulted in a book-to-bill ratio of 1.4.
●Achieved a 98% competitive win rate, which included key Patriot awards in UAE, Romania, Poland and Sweden.
●Advanced the future of radar design and manufacturing at IDS through investments in two new sites that leverage the latest in automation and test capabilities.
●Led IDS’s strategic focus on next-generation air and missile defense sensors and the advancement of undersea technology and architectures.

(1)	Mr. Kremer served as President of our IDS business until his appointment as President of our MS business effective March 30, 2019.

RICHARD R. YUSE	FORMER VICE PRESIDENT, AND FORMER PRESIDENT OF SPACE AND AIRBORNE SYSTEMS
●Led Raytheon’s Space and Airborne Systems (SAS) business through August 2018, which met or exceeded its 2018 business goals.
●Achieved an 83% win rate in strategic customer R&D awards; and grew SAS’s international pipeline by 11% and achieved a $10 billion backlog.
●Captured key competitive takeaways and met significant program milestones with electro-optical programs in Intelligence Surveillance and Reconnaissance systems, next-generation and classified Space programs, High Energy Laser (HEL) and integrated sensor Family of Systems programs.
●Continued the expansion of SAS’s program and technology portfolio with synergies across the Department of Defense, Intelligence Community and international markets.
●Drove exceptional expense, rate and margin management that enabled SAS to make more than $20 million in investments in Independent Research and Development (IRAD) and new business and facilities, to enable growth and program execution.

RBI PAYOUTS
The following table depicts each NEO’s target RBI award (the amount each would receive assuming achievement of target Raytheon and individual performance), the target RBI award amount after adjustment for total-company funding of 140.7% (described above), and each NEO’s actual RBI award (target 2018 RBI award amount after adjustments for both Raytheon and individual performance).

NEO	Target 2018 RBI Award	Target 2018 RBI Award As Adjusted for Total-Company Funding of 140.7%	Actual 2018 RBI Award
Thomas A. Kennedy	$3,081,728	$4,335,991	$4,336,000
Anthony F. O’Brien	792,251	1,114,697	1,114,700
Taylor W. Lawrence	790,150	1,111,741	889,400
David C. Wajsgras	977,101	1,374,781	1,512,300
Wesley D. Kremer	754,291	1,061,287	1,114,400
Richard R. Yuse	828,838	1,166,175	1,166,200

52 RAYTHEON 2019 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS

LONG-TERM EQUITY INCENTIVES — LTPP AND RESTRICTED STOCK

Our NEOs receive long-term equity incentive awards in two forms: performance-based restricted stock units pursuant to our Long-Term Performance Plan (LTPP), and time-based restricted stock. In setting our NEOs’ aggregate long-term incentive award opportunities, the MDCC references the market median for total target direct compensation, and considers the NEOs’ target cash compensation (base salary and RBI) and the individual factors discussed above under “Market Data.”

Beginning in 2019, the MDCC increased the weight of executive performance-based LTPP awards for a long-term incentive mix of 60% LTPP / 40% time-based restricted stock.

Our 2018 NEO LTPP awards (at target) and restricted stock awards were as follows:

Name	2018–2020 LTPP Award	2018 Time-Based Restricted Stock Award	2018 Time-Based 60/10 RSU Award	Total
Mr. Kennedy	$5,800,075	$–	$4,699,976	$10,500,051
Mr. O’Brien	1,599,973	1,499,910	–	3,099,883
Mr. Lawrence	1,300,065	1,300,093	–	2,600,158
Mr. Wajsgras	1,300,065	1,300,093	–	2,600,158
Mr. Kremer	1,300,065	1,300,093	–	2,600,158
Mr. Yuse	1,300,065	–	1,300,093	2,600,158

In 2018, the aggregate value of Mr. Kennedy’s long-term incentive award opportunities increased by 6.1% compared to 2017, and the aggregate value of Mr. O’Brien’s long-term incentive award opportunities increased by 21.6% compared to 2017. When combined with increases to base salary as discussed above under “Base Salary,” the total target direct compensation for Messrs. Kennedy and O’Brien approximated the 50th market percentile. The aggregate value of the long-term incentive award opportunities for Messrs. Lawrence, Wajsgras and Yuse each increased by 2.0%, in each case representing a market-competitive increase.

LONG-TERM PERFORMANCE PLAN
The LTPP awards are performance-based restricted stock units that vest at the end of a three-year performance cycle based on Raytheon performance against pre-established financial goals set by the MDCC. The MDCC has elected to make the LTPP award payouts in common stock, but it could elect to settle these awards in cash instead. LTPP awards are granted annually to provide continuity of opportunity and marketplace consistency. As a result, financial results for any single year will affect the payouts for three overlapping three-year performance periods.

Target LTPP payout opportunities. The MDCC sets, for each executive, a target LTPP payout opportunity for each performance cycle. Depending on Raytheon’s performance over the following three years, an executive can receive a payout ranging from zero to 200% of target, plus accrued dividend equivalents.

COMPENSATION DISCUSSION AND ANALYSIS	RAYTHEON 2019 PROXY STATEMENT 53

Raytheon performance goals. The performance goals for the 2018–2020, 2017–2019, and 2016–2018 performance periods are based on return on invested capital (ROIC), cumulative free cash flow (CFCF), and relative total shareholder return (TSR). The table below explains these metrics and the weighting assigned to each.

RETURN ON INVESTED CAPITAL(1)

Measure of how efficiently and effectively we use capital to generate returns, including through investments and acquisitions. Our ability to generate returns efficiently and effectively is critical to our growth and the funding of our operations.

CUMULATIVE FREE CASH FLOW(1)

Measure of cash generated over the three-year performance period that is available for use in strategic investments to grow our businesses or otherwise generate return to our shareholders. Our ability to generate cash is critical to our growth and the funding of our operations.

RELATIVE TOTAL SHAREHOLDER RETURN(1)

Measure of our stock price appreciation, including reinvested dividends, over the three-year performance period in comparison to our core peers’ stock performance over the same period. Investors recognize TSR as an appropriate measure to motivate executives and to achieve alignment with our shareholders’ interests.

(1)	ROIC, CFCF and TSR are non-GAAP financial measures. The calculation of CFCF is the FCF calculation described above under the RBI plan over a three-year performance cycle. TSR is calculated using 30-trading-day average stock prices at the beginning of the performance cycle and immediately following the end of the cycle. The calculation of ROIC is (a) the sum of (i) income from continuing operations, excluding the after-tax effect of the FAS/CAS pension and postretirement benefits operating adjustment and retirement benefits non-service expense and, from time to time, certain other items, (ii) after-tax net interest expense, and (iii) one-third of operating lease expense after-tax (estimate of interest portion of operating lease expense), divided by (b) the sum of (i) average invested capital after capitalizing operating leases (operating lease expense times a multiplier of 8), (ii) financial guarantees, less net investment in discontinued operations, and (iii) the liability for defined benefit pension and other postretirement benefit plans, net of tax, less other similar non-operational items. Such calculation also includes certain variations because the metric is averaged over the three-year performance cycle.

The MDCC believes these three metrics, considered in the aggregate, fairly represent Raytheon’s overall performance, and Raytheon performance in these areas leads to the creation of long-term value for our shareholders.

At the beginning of each performance cycle, the MDCC sets target, threshold and maximum Raytheon performance levels for the three-year period for each metric based on the first three years of our five-year financial plan. The MDCC does not change the LTPP targets during the performance cycle, even if management later revises our business projections and plans. In determining Raytheon’s performance for each financial metric, the MDCC disregards any change in applicable accounting standards or tax statutes after the awards are granted. See “Tax Considerations” on page 58. In accordance with their terms, the 2016–2018 LTPP awards exclude, and the 2017–2019 LTPP awards will exclude, the impact of the Tax Cuts and Jobs Act of 2017 on our financial results.

Following a comprehensive review in 2017 of our executive compensation program, the MDCC’s independent compensation consultant recommended changes to the LTPP program payout structure to better align our executive compensation program with market practice and to motivate continuous increased performance. As a result, the MDCC approved adjustments to the LTPP program effective beginning in 2018. Specifically, the MDCC implemented linear interpolation rather than step increases for payouts within the performance goal ranges for ROIC and CFCF in order to motivate continuously improving performance and align to market practices. The MDCC also increased the CFCF threshold goal to require better performance prior to any payout.

LTPP awards are paid out at the end of their three-year cycles based on Raytheon performance against these predetermined goals. In each case, the goals are independent and additive: if we miss the threshold performance as to one measure, no credit would apply to that element, but above-target performance on another metric could make up for part or all of the shortfall. Meeting or exceeding any metric’s maximum performance goal would result in funding for that metric capped at two times the target funding level for that metric.

54 RAYTHEON 2019 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS

Achievement of performance goals. The following table summarizes, for the 2016–2018 LTPP award cycle, the pre-established performance thresholds, targets and maximums for all three metrics, our MDCC-determined actual performance, and the corresponding funding.

Financial Metric (Weighting)	Threshold Performance	Target Performance	Maximum Performance	MDCC-Determined Performance	Final LTPP Funding
ROIC (50%)	8.98%	10.02%	11.26%	10.92%	81.3%
CFCF (25%)	$4.256M	$5.568M	$7.068M	$7.755M	50.0%
TSR (25%)	Ranking 8th	Ranking 5th	Ranking 2nd	Ranking 7th	16.7%
Overall Payout Factor %					148.0%

The overall payout factor of 148.0% of target reflects strong Raytheon performance during the performance cycle. The results across all 2016–2018 LTPP metrics are indicative of our return to growth in 2015 ahead of schedule, our consistently strong growth rate (particularly in classified programs), and our stronger-than-expected cash flow.

RESTRICTED STOCK AWARDS
In 2018, we granted time-based restricted stock awards to Messrs. O’Brien, Lawrence, Wajsgras and Kremer. These awards vest in three equal tranches on each of the second, third and fourth anniversaries of the grant date, provided the recipient remains employed with Raytheon on the scheduled vesting dates.

Since 2014, we have granted, in lieu of restricted stock awards, restricted stock units (called “60/10 RSUs”) to certain employees who have attained the age of 60 with at least ten years of service with Raytheon. Unlike our restricted stock, 60/10 RSUs continue to vest (but do not accelerate) as scheduled, even if the recipient retires. As a condition of continued post-retirement vesting, an employee must comply with certain covenants, including non-competition, non-solicitation of employees, non-interference with contractual arrangements, confidentiality, and cooperation in certain specified instances. In 2018, we granted 60/10 RSUs to Messrs. Kennedy and Yuse.

PERQUISITES AND OTHER EXECUTIVE BENEFITS

While they are a relatively small portion of our executives’ total direct compensation opportunities, perquisites and other executive benefits are important to ensure competitiveness at the senior leadership level. Under our executive perquisite policy, we provide our executive officers financial planning services, executive physicals, and life insurance coverage. We also provide other perquisites (such as home security and use of corporate aircraft) to certain executives in limited circumstances due to our security and personal safety requirements. In 2017, for consistency with prevailing market practice, we eliminated the car allowance that was previously provided to executive officers. Individually and in the aggregate, the perquisites we provide to our NEOs are comparable in scope to those provided by the companies in our peer groups, particularly in the core peer group of aerospace and defense companies.

SAY-ON-PAY

Since 2011, we have asked our shareholders to vote annually, on an advisory basis, on our executive compensation. In 2018, more than 89% of the votes cast by our shareholders approved our executive compensation. As discussed in “Shareholder Outreach and Compensation Program Changes” on page 39, in 2018 we continued to solicit input from many of our shareholders on various executive compensation and governance matters. As a result of further analysis and some of our shareholder discussions, the MDCC adjusted our long-term incentive compensation mix in 2019. This change, which was made with input from the MDCC’s independent compensation consultant, was consistent with our executive compensation planning and benchmarking efforts. As enhanced by this change, the MDCC believes our existing compensation approach is appropriate for Raytheon and our business in the current market environment. The MDCC will continue to monitor shareholder advisory votes and to seek shareholder input on compensation matters. Where appropriate, the MDCC, in consultation with its independent compensation consultant, will consider changes to the executive compensation program.

COMPENSATION DISCUSSION AND ANALYSIS	RAYTHEON 2019 PROXY STATEMENT 55

INDEPENDENT COMPENSATION CONSULTANT

Since November 1, 2016, the MDCC has engaged FW Cook to serve as its independent compensation consulting firm. Among other things, the MDCC’s compensation consultant provides information on compensation levels, programs and practices within certain peer groups and the broader market; reports on compensation trends among our peers and the broader market; and performs a pay-for-performance assessment. The MDCC’s compensation decision-making process relies on this work product, together with MDCC members’ judgment and experience, and information, analyses and recommendations provided by management.

The MDCC has a formal Compensation Consultant Independence Policy to ensure the committee receives independent and unbiased advice and analysis. The policy prohibits the consultant from providing services of any nature to Raytheon officers and directors personally. In addition, the consultant may not provide to Raytheon advice related to executive and director compensation, employee compensation or employee benefits, other than the advice provided to the MDCC with respect to executive compensation and other matters within the MDCC’s scope of responsibilities, and advice provided to the Governance and Nominating Committee with respect to director compensation. In addition, the policy and the MDCC’s charter require the MDCC to consider all relevant factors specified by NYSE standards when selecting a compensation committee adviser. The MDCC assessed FW Cook’s independence in light of these requirements when it retained FW Cook in 2017 and again in November 2018, and determined in both instances that FW Cook is independent and that the firm’s work does not raise any conflicts of interest.

The MDCC is required to pre-approve any non-MDCC services that its compensation consultant proposes to provide to Raytheon. As a guideline to avoid any actual or perceived conflict of interest or bias, MDCC policy limits the fees paid by Raytheon for such non-MDCC services to no more than 1% of the consulting firm’s annual gross revenues. Other than the services it provided to the MDCC and the Governance and Nominating Committee, FW Cook did not provide any services to Raytheon in 2018.

MANAGEMENT OF COMPENSATION-RELATED RISK

While risk is inherent in many aspects of our business operations, we believe the following features of our compensation program help us appropriately manage compensation-related risk.

●	We rely on an assortment of vehicles for delivering compensation, both fixed and variable, including cash and equity-based measures with different time horizons, to focus our executives on specific objectives that help us achieve our business plans and create alignment with long-term shareholder interests.
●	Compensation is based on a combination of appropriately weighted performance measures so that executives focus on the business as a whole rather than individual metrics.
●	Performance-based awards are capped to prevent undue efforts to surpass the target for any particular measure.
●	Incentive compensation for the NEOs is based on individual performance and Raytheon’s overall performance, not the performance of specific business units only.
●	The MDCC adheres to stringent guidelines when retaining a compensation consultant.
●	Our clawback policy provides a means to recover certain cash and equity incentive compensation awarded in reliance on erroneous financial statements substantially caused by an executive’s knowing or intentionally fraudulent or illegal conduct.
●	Our equity grant policies ensure that equity awards are granted only on the dates of regularly-scheduled Board meetings, and not on dates that are tied to the release of material information.
●	The NEOs (as well as all of our directors and executive officers) must comply with rigorous stock ownership and retention guidelines.

The MDCC has reviewed with management the design and operation of our incentive compensation arrangements for all employees, including executive officers, for the purpose of determining whether such programs might encourage inappropriate risk-taking that would be reasonably likely to have a material adverse effect on Raytheon. The MDCC concluded that Raytheon’s compensation plans, programs and policies, considered as a whole, including applicable risk-mitigation features, are not reasonably likely to have a material adverse effect on Raytheon.

56 RAYTHEON 2019 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS

RETIREMENT BENEFITS AND DEFERRED COMPENSATION

RETIREMENT BENEFITS

Retirement benefits fulfill an important role within our overall executive compensation program because they provide an element of financial security that promotes retention. Our retirement program, including the amount of benefit, is comparable to those offered by the companies in our peer groups and, as a result, ensures that our executive compensation remains competitive.

We maintain three broad-based retirement plans:

●	the Raytheon Savings and Investment Plan (RAYSIP), a tax-qualified defined contribution retirement plan (401(k) plan) in which our executive officers are eligible to participate in the same manner as substantially all other employees;
●	tax-qualified, defined benefit pension plans in which executive officers who joined us before December 31, 2006 are eligible to participate; and
●	the Retirement Income Savings Program (RISP) within RAYSIP, a tax-qualified defined contribution plan for employees who joined us after December 31, 2006.

We also sponsor certain non-qualified retirement plans, including:

●	the Raytheon Excess Pension Plan, a nonqualified excess pension plan that provides benefits that would have been provided to a participant under the tax-qualified pension plan but for compensation and benefit limits imposed under the IRC; and
●	the Raytheon Company Supplemental Executive Retirement Plan (SERP), a nonqualified plan for eligible senior executives, including our NEOs, designed to replicate, but not exceed, the retirement benefit that a mid-career person joining Raytheon would have achieved under the qualified and excess pension plans had such person begun his or her career with Raytheon.

Messrs. Kennedy and Yuse will not receive a payment under the SERP because pension benefits for each of these executives under the formula in our qualified and excess pension plans exceed the maximum 50% of final average earnings that the SERP would provide in connection with a retirement. Our other NEOs could be eligible for SERP benefits, depending on when they retire.

Each of our retirement plans is described in more detail under the heading “Pension Benefits” beginning on page 64.

DEFERRED COMPENSATION PLAN

We maintain the Raytheon Deferred Compensation Plan under which employees, including our NEOs, who are projected to reach the IRC compensation limit may elect to defer between 3% and 50% of their salary in excess of the limit and between 3% and 90% of their annual RBI plan awards, and receive tax-deferred returns on those deferrals. We make a matching contribution of up to 4% of deferrable compensation. For more information on our Deferred Compensation Plan, see “Nonqualified Deferred Compensation” on page 67.

SEVERANCE PAY ARRANGEMENTS

EXECUTIVE SEVERANCE GUIDELINES AND OFFER LETTERS

Our employees, including our NEOs, are employees at-will; they do not have long-term employment contracts with Raytheon. The at-will employment status of our employees affords us the necessary flexibility to separate employees when appropriate. However, in order to attract and retain highly-qualified executives who may otherwise desire the protection of long-term employment contracts, we offer specified benefits under our executive severance guidelines and under certain NEO offer letters. We changed our severance guidelines in 2010 to reduce the benefits provided under them. For our CEO and our executive officers who were first elected before January 1, 2010, these benefits provide for the continuation of base salary and health and welfare benefits for two years, and a payment equal to two times target annual incentive award. Officers first elected on or after January 1, 2010 (other than an officer in the CEO role) would receive continuation of base salary and health and welfare benefits for one year, and a payment equal to the target annual incentive award. In 2017, the MDCC amended our executive severance guidelines to require, subject to applicable law, compliance with certain post-termination restrictive covenants (including non-competition and non-solicitation) to receive severance payments.(1) In addition, certain Raytheon pension plans provide for continued pension benefits following severance. For more information, see “Potential Payments Upon Termination or Change in Control” beginning on page 68.

(1)	Applicable requirements of recently enacted Massachusetts legislation and other applicable laws are under examination.

COMPENSATION DISCUSSION AND ANALYSIS	RAYTHEON 2019 PROXY STATEMENT 57

CHANGE-IN-CONTROL AGREEMENTS

Separate from our executive severance guidelines, we have change-in-control agreements with all of our executive officers. Changes in corporate control are often accompanied by changes in the corporate culture and job losses, especially at executive levels. If a transaction affecting corporate control of Raytheon were under consideration, we expect that our executives would naturally be faced with personal uncertainties and may be distracted by concerns regarding how the transaction might affect their continued employment. By entering into change-in-control agreements before any specific transaction is contemplated, we hope to focus our executives’ full attention and dedication on our shareholders’ best interests, despite any potential or pending change in control, and to encourage our executives to stay with Raytheon until any such transaction is completed.

Our change-in-control agreements provide a meaningful severance benefit if a change in control occurs and, within the following 24 months, the executive is either terminated without cause or resigns due to a material reduction in compensation or a material change in job duties without the executive’s consent. These agreements are not intended to confer a windfall on our executives occasioned by a change in control. The agreements provide for a “double trigger,” such that an executive would only receive benefits upon a qualifying termination — not simply upon a change in control. Our change-in-control agreements provide for post-termination benefits as a multiple of the executive’s most recent base salary. That multiple depends upon the executive’s position with Raytheon and date of hire. In 2013, we revised our change-in-control agreement guidelines to decrease this multiple from three to two for certain officers, including business presidents, and two to one for certain other officers, including our chief financial officer. These revised guidelines apply to officers first hired or appointed as an officer after August 1, 2013. Our executive severance guidelines and offer letters described above do not apply to a qualifying termination following a change in control, so there would be no duplication of benefits.

Our change-in-control and severance arrangements, including benefit amounts and the conditions under which they are triggered, are comparable to those provided by the companies in our peer groups. For more information on our executive severance guidelines and the terms of our change-in-control agreements, see “Potential Payments Upon Termination or Change in Control” beginning on page 68.

COMPENSATION POLICIES

STOCK OWNERSHIP AND RETENTION GUIDELINES

To reinforce our culture and expectation of long-term share ownership, we have implemented the stock ownership guidelines set out below for our elected officers. These guidelines are designed to ensure sustained, meaningful executive share ownership, align executives’ long-term interests with shareholder interests, and demonstrate our officers’ commitment to enhancing long-term shareholder value. The MDCC and the Governance and Nominating Committee regularly review the required ownership levels, as well as attainment of these ownership levels, by our elected officers. Executives have five years from the date on which they became subject to the guidelines to attain the requisite level of ownership, and may not dispose of Raytheon stock until the ownership guideline is satisfied. As of December 31, 2018, each of our NEOs had met or exceeded the applicable stock ownership requirements.

Class of Executive	Ownership Guideline (As a Multiple of Base Salary)

CEO	6X

COO	4X

Senior Vice Presidents and Business Presidents	3X

Other elected Vice Presidents	2X

58 RAYTHEON 2019 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS

POLICY AGAINST CERTAIN RAYTHEON STOCK TRANSACTIONS

To ensure alignment with the long-term interests of our other shareholders, Raytheon’s Insider Trading Policy provides that our officers, as well as other employees and non-employee directors, may not engage in:

●	Short sales of Raytheon stock or transactions in any derivative of a Raytheon security, including puts, calls and options (other than the receipt and exercise of options that might be granted pursuant to a Raytheon compensation plan);
●	Any type of hedging or similar monetization transaction involving Raytheon securities, including financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds; or
●	Other transactions that would permit the holder to own Raytheon securities without the full risks and rewards of ownership.

In addition, Raytheon’s Insider Trading Policy provides that our officers, certain other employees, and directors are prohibited from purchasing any Raytheon securities on margin, making any investments on margin in any account in which they hold Raytheon securities, or otherwise pledging Raytheon securities as collateral for a loan.

RESTATEMENT CLAWBACK POLICY

Our executives’ compensation is subject to a Restatement Clawback Policy, which gives the Board the right to recover RBI payments, LTPP awards and restricted stock awards made on or after January 1, 2009, to any executive to the extent such payments or awards were inflated due to erroneous financial statements substantially caused by the executive’s knowing or intentionally fraudulent or illegal conduct.

TAX CONSIDERATIONS

Under Section 162(m) of the IRC, there is a limit of $1 million on the amount of compensation that we may deduct in any one year with respect to compensation paid to certain of our NEOs. Prior to the enactment of the Tax Cuts and Jobs Act of 2017, the Section 162(m) limitation applied to compensation paid to our CEO and the three other highest paid executive officers (other than the chief financial officer) to the extent such compensation did not otherwise qualify as performance-based compensation. The MDCC has historically determined that compensation paid pursuant to LTPP awards should generally be structured to be tax-deductible, and has operated the LTPP intending to comply with the Section 162(m) exemption.

The performance-based compensation exemption and the exemption of the chief financial officer from Section 162(m)’s deduction limit have been repealed, among other changes, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualified for transition relief applicable to certain arrangements in place as of November 2, 2017. The rules and regulations promulgated under Section 162(m) are complicated and the scope of the transition relief under the legislation repealing Section 162(m)’s performance-based compensation exemption from the deduction limit is uncertain. As such, there can be no guarantee that compensation intended to satisfy the requirements for tax deductibility in fact will. While deductibility of executive compensation for federal income tax purposes is among the factors the MDCC considers when structuring our executive compensation, it is not the sole or primary factor considered. Our Board and the MDCC retain the flexibility to authorize compensation that may not be deductible if they believe it is in our best interests.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

The Management Development and Compensation Committee is composed entirely of independent directors. The MDCC has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Committee approved the inclusion of the Compensation Discussion and Analysis in this proxy statement.

Submitted by the Management Development and Compensation Committee

William R. Spivey, Chairman,
Robert E. Beauchamp, Adriane M. Brown, Stephen J. Hadley, George R. Oliver and James A. Winnefeld, Jr.

The above report of the Management Development and Compensation Committee does not constitute soliciting material and shall not be deemed to be incorporated by reference into any other filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, including by any general statement incorporating this proxy statement, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such statutes.

EXECUTIVE COMPENSATION TABLES	RAYTHEON 2019 PROXY STATEMENT 59

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table shows the total compensation, calculated in accordance with SEC requirements, for our NEOs for the fiscal years ended December 31, 2018, 2017, and 2016. For the NEOs’ 2018 total direct compensation as reviewed by the Management Development and Compensation Committee, see our supplemental table in the “Compensation Discussion and Analysis” section on page 41. The supplemental table is not a substitute for the required table below.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	(1)	Non-Equity Incentive Plan Compensation ($)	(2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	(3)	All Other Compensation ($)	(4)	Total ($)
Thomas A. Kennedy Chairman and Chief Executive Officer	2018	$1,511,559	–		$10,714,893		$4,336,000		$5,322,070	(6)	$535,736		$22,420,258
	2017	1,403,211	–		10,089,988		3,434,000		9,465,067	(6)	491,605		24,883,871
	2016	1,299,979	–		9,117,783		2,938,400		6,687,942	(6)	416,692		20,460,796
Anthony F. O’Brien Vice President and Chief Financial Officer	2018	$780,178	–		$3,159,148		$1,114,700		$946,684		$105,799		$6,106,509
	2017	721,159	–		2,594,771		912,400		1,616,966		100,086		5,945,382
	2016	608,510	–		2,352,210		734,400		913,757		88,424		4,697,301
Taylor W. Lawrence Former Vice President, and Former President, Missile Systems	2018	$782,954	–		$2,648,314		$889,400		$4,924,902	(7)	$99,208		$9,344,778
	2017	756,473	–		2,593,248		932,000		851,373		108,965		5,242,059
	2016	728,151	–		2,604,486		817,900		597,976		112,023		4,860,536
David C. Wajsgras Vice President, and President, Intelligence, Information and Services	2018	$977,101	$19,542	(5)	$2,648,314		$1,512,300		$158,860		$170,072		$5,486,189
	2017	977,101	19,542	(5)	2,593,248		1,171,500		1,641,890		163,111		6,566,392
	2016	971,943	–		2,604,486		1,052,500		7,648,078	(7)	192,304		12,469,311

Wesley D. Kremer Vice President, and President, Missile Systems; Former President, Integrated Defense Systems	2018	$741,008	–		$2,648,314		$1,114,400		$663,653		$175,608		$5,342,983

Richard R. Yuse Former Vice President, and Former President, Space and Airborne Systems	2018	$828,838	$24,865	(5)	$2,648,314		$1,166,200		$64,878		$164,142		$4,897,237
	2017	821,290	–		3,093,180		984,700		1,316,629		146,917		6,362,716
	2016	792,506	–		2,604,486		997,900		1,079,815		450,404		5,925,111

(1)

Amounts represent the aggregate grant date fair values of long-term equity incentive awards under the Long-Term Performance Plan (LTPP), awarded in the form of restricted stock units (RSUs) and either time-based restricted stock or, for retirement-eligible NEOs who have attained the age of 60 with at least ten years of service with Raytheon, time-based 60/10 RSUs. Our 2018 NEO stock awards were as follows:

Name	2018–2020 LTPP Award	2018 Time-Based Restricted Stock Award	2018 Time-Based 60/10 RSU Award	Total
Mr. Kennedy	$6,014,917	$–	$4,699,976	$10,714,893
Mr. O’Brien	1,659,238	1,499,910	–	3,159,148
Mr. Lawrence	1,348,221	1,300,093	–	2,648,314
Mr. Wajsgras	1,348,221	1,300,093	–	2,648,314
Mr. Kremer	1,348,221	1,300,093	–	2,648,314
Mr. Yuse	1,348,221	–	1,300,093	2,648,314

The grant date fair values are calculated in accordance with the accounting standard for share-based payments. Performance-based RSUs under our LTPP are subject to both internal performance metrics (CFCF and ROIC) and market-based performance conditions (TSR). Values for the CFCF and ROIC portions of the awards are adjusted for the probability of achievement and computed based on the stock price on the date of grant and the number of shares (the intrinsic value method). Values for the TSR portion of the awards are based upon the Monte Carlo simulation method. Values for time-based restricted stock awards and time-based RSUs are based on the intrinsic value method on the date of grant. For more information on the assumptions we used to calculate the grant date fair values for restricted stock, RSUs and LTPP awards, see “Note 13: Stock-based Compensation Plans” to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018 (2018 Form 10-K).

60 RAYTHEON 2019 PROXY STATEMENT	EXECUTIVE COMPENSATION TABLES

The values of the 2018–2020 LTPP awards on the grant date, assuming the highest level of performance conditions will be achieved during the three-year performance cycle, are as follows: Mr. Kennedy – $10,364,974; Mr. O’Brien – $2,859,217; Mr. Wajsgras – $2,323,269; Mr. Lawrence – $2,323,269; Mr. Kremer – $2,323,269; and Mr. Yuse – $2,323,269.

(2)	Represents amounts earned pursuant to annual cash incentive awards under our Results-Based Incentive (RBI) plan for 2018, 2017, and 2016 but which were paid in 2019, 2018, and 2017, respectively.
(3)

Amounts represent the aggregate change in the actuarial present value of each NEO’s accumulated benefit under all defined benefit and pension plans (including supplemental plans) from the end of the preceding year to the end of the reported year. Generally, these amounts represent the change in value of the NEO’s benefit due to an additional year of service, changes in compensation, and changes in the discount rate. The amounts were computed using the same assumptions we used for financial reporting purposes under the accounting standard for employers’ accounting for pensions. Actual amounts paid under our plans are based on assumptions contained in the plans, which may be different from the assumptions used for financial statement reporting purposes. None of the NEOs received any earnings on their deferred compensation based on above-market or preferential rates.

(4)

All Other Compensation amounts include the following items that exceeded $10,000 in a particular category for an NEO in 2018. Items in a particular category for an NEO that were $10,000 or less have not been included.

Name	Perquisites and Personal Benefits	(a)	Tax Gross-Ups	(b)	Company Contributions to Defined Contribution Plans	(c)	Insurance Premiums	(d)
Mr. Kennedy	$246,350		$–		$233,902		$40,858
Mr. O’Brien	12,551		–		76,009		13,649
Mr. Lawrence	–		–		66,941		16,917
Mr. Wajsgras	35,163		–		100,158		22,450
Mr. Kremer	81,649		–		74,472		10,153
Mr. Yuse	26,600		11,966		80,596		44,980
(a)

Each NEO is entitled to receive certain limited perquisites. For 2018, each NEO received financial planning services, certain items related to attendance at employee events, and certain travel and incidental expenses relating to his spouse or family attending Raytheon-related events at our request. The amounts for Messrs. Kennedy, O’Brien, Wajsgras, and Kremer also include personal use of Raytheon aircraft ($222,353, $5,294, $19,332 and $66,910, respectively). The amounts for Messrs. Kennedy, Wajsgras and Kremer also include the cost of an executive physical. Mr. Kennedy’s amount also includes personal use of a company-provided car and driver and home security system expenses.

We require Mr. Kennedy generally to use Raytheon aircraft for all air travel, including for personal purposes, for security and personal safety reasons. Our incremental cost for the personal use of corporate aircraft was calculated by multiplying the number of personal travel hours for an aircraft by that aircraft’s average variable hourly operating cost (including fuel, aircraft maintenance, landing, parking, catering and certain taxes and other miscellaneous fees and costs, but excluding fixed costs such as pilots’ and other employees’ salaries, aircraft purchase price and certain hangar expenses). In determining the number of personal travel hours, we did not include the flight time of any “deadhead” flight (e.g., a return flight on which no passenger was aboard). For trips that involved mixed personal and business usage, we determined the total variable cost attributable to personal use by subtracting the total variable cost of a “business-only” trip from the total variable cost of the whole trip (both personal and business). Based on our average variable operating cost per hour (as derived above), deadhead flights (not included in the foregoing amounts) would have amounted to an additional $68,589 for Mr. Kennedy, $2,786 for Mr. O’Brien, $2,786 for Mr. Wajsgras, and $2,468 for Mr. Kremer.

Mr. Kennedy frequently travels in Raytheon-provided vehicles operated by Raytheon drivers for business and personal (primarily commuting) purposes for security and personal safety reasons. To determine our incremental cost for Mr. Kennedy’s personal use of a company-provided car and driver, we allocated our total annual costs for the vehicle and driver based on the total vehicle miles in the year and the miles driven for personal purposes, and the total driver hours worked and the hours of driving for personal purposes. In addition, the NEOs have access to certain Raytheon vehicles and drivers for various corporate purposes that also may be used in limited circumstances for uses that may have a personal element.

(b)

Messrs. Kennedy, O’Brien, Wajsgras, Kremer and Yuse received tax gross-up payments relating to imputed income as a result of the NEO’s spouse attending Raytheon-related events at our request. Consistent with prior years, Messrs. Kennedy, O’Brien, Wajsgras and Kremer did not receive any tax gross-ups for individual personal use of Raytheon aircraft.

(c)

Amounts represent the total amount of Raytheon contributions to qualified and nonqualified defined contribution plans. We make a 4% matching contribution to our NEOs’ compensation deferred under our qualified Raytheon Savings and Investment Plan (RAYSIP) 401(k) Plan and under our nonqualified, unfunded Deferred Compensation Plan. The Deferred Compensation Plan matching contributions include our matching contribution for deferred 2018 RBI compensation earned in 2018 but paid in March 2019.

	(d)	Amounts represent the total value of Raytheon-paid insurance premiums, including for basic life, senior executive life, executive liability, and business travel and accident insurance policies.
(5)	Amounts represent lump-sum payments to Mr. Wajsgras and Mr. Yuse in lieu of base salary merit increases.
(6)

Mr. Kennedy’s change in pension value in 2016, 2017 and 2018 was primarily driven by his increased average compensation for the most recent five-year period as defined in the Raytheon Non-Bargaining Retirement Plan. The 2018 change is due to the replacement of his 2013 compensation with his CEO-level 2018 compensation.

(7)

Mr. Lawrence’s change in pension value in 2018, and Mr. Wajsgras’ change in pension value in 2016, was in each case primarily driven by his satisfaction of the age and service requirements to commence Supplemental Executive Retirement Plan benefits.

EXECUTIVE COMPENSATION TABLES	RAYTHEON 2019 PROXY STATEMENT 61

GRANTS OF PLAN-BASED AWARDS

The following table reports the awards granted to each of our NEOs under any plan during the fiscal year ended December 31, 2018.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	(3)	Grant Date Fair Value of Stock and Option Awards ($)	(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas A. Kennedy	1/24/2018	–	–	–	29	29,280	58,560	–		$6,014,917
	3/21/2018	–	–	–	–	–	–	22,016	(5)	4,699,976
	–	$308,173	$3,081,728	$6,163,456	–	–	–	–		–
Anthony F. O’Brien	1/24/2018	–	–	–	8	8,077	16,154	–		$1,659,238
	3/21/2018	–	–	–	–	–	–	7,026		1,499,910
	–	$79,225	$792,251	$1,584,502	–	–	–	–		–
David C. Wajsgras	1/24/2018	–	–	–	7	6,563	13,126	–		$1,348,221
	3/21/2018	–	–	–	–	–	–	6,090		1,300,093
	–	$97,710	$977,101	$1,954,202	–	–	–	–		–
Wesley D. Kremer	1/24/2018	–	–	–	7	6,563	13,126	–		$1,348,221
	3/21/2018	–	–	–	–	–	–	6,090		1,300,093
	–	$75,429	$754,291	$1,508,582	–	–	–	–		–
Taylor W. Lawrence	1/24/2018	–	–	–	7	6,563	13,126	–		$1,348,221
	3/21/2018	–	–	–	–	–	–	6,090		1,300,093
	–	$79,015	$790,150	$1,580,301	–	–	–	–		–
Richard R. Yuse	1/24/2018	–	–	–	7	6,563	13,126	–		$1,348,221
	3/21/2018	–	–	–	–	–	–	6,090	(5)	1,300,093
	–	$82,884	$828,838	$1,657,656	–	–	–	–		–

(1)

Amounts represent the threshold, target and maximum payout opportunities under the 2018 RBI Plan, Raytheon’s annual cash incentive plan. RBI payout opportunities range from zero to 200% of an individual’s target.

(2)

Amounts represent the threshold, target and maximum payout opportunities pursuant to 2018–2020 LTPP performance-based RSU awards. LTPP payout opportunities range from zero to 200% of target. Amounts do not include accrued dividend equivalents.

(3)	Amounts represent time-based restricted stock awards and/or time-based RSU awards.
(4)

Amounts represent the grant date fair value of awards of restricted stock and RSUs granted in 2018 in accordance with the accounting standard for share-based payments. Values for awards of time-based restricted stock and RSUs are based on the stock price on the date of grant and the number of shares (the intrinsic value method). Performance-based RSUs under our LTPP are subject to both internal performance metrics (CFCF and ROIC) and market-based performance conditions (TSR). Values for the CFCF and ROIC portions of the awards are adjusted for the probability of achievement and computed based upon the intrinsic value method on the date of grant, while the values for the TSR portion of the awards are based upon the Monte Carlo simulation method. Values of time-based restricted stock awards and performance-based LTPP RSU awards are generally expensed over the NEO’s requisite service period — generally the vesting period of the awards. The 60/10 RSUs continue to vest into retirement, and are generally expensed in the period in which they are granted rather than over the vesting period of the awards.

(5)

Amounts represent awards of 60/10 RSUs to a retirement-eligible employee who has attained the age of 60 with at least ten years of service with Raytheon. These 60/10 RSUs continue to vest (but do not accelerate) on the scheduled vesting dates even after the employee retires, so long as the employee complies with certain post-employment covenants.

62 RAYTHEON 2019 PROXY STATEMENT	EXECUTIVE COMPENSATION TABLES

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table reports information regarding unvested stock and unvested equity incentive plan awards outstanding as of December 31, 2018, for each of our NEOs. None of our NEOs held any outstanding options as of December 31, 2018.

Name	Number of Shares or Units of Stock That Have Not Vested (#)	(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	(2)
Thomas A. Kennedy	78,746	(4)	$12,075,699		68,285	(5)	$10,471,505
Anthony F. O’Brien	23,584	(6)	3,616,606		17,312	(7)	2,654,795
Taylor W. Lawrence	25,561	(8)	3,919,779		15,427	(9)	2,365,730
David C. Wajsgras	25,561	(8)	3,919,779		15,427	(9)	2,365,730
Wesley D. Kremer	19,480	(10)	2,987,258		15,252	(11)	2,338,894
Richard R. Yuse	24,133	(12)	3,700,796		8,069	(13)	1,237,381

(1)

Amounts represent time-based restricted stock awards and, for retirement-eligible NEOs who have attained the age of 60 with at least ten years of service with Raytheon, time-based restricted stock units (60/10 RSUs). Restricted stock awards and 60/10 RSUs vest in three equal tranches on each of the second, third and fourth anniversaries of the grant date. Restricted stock awards vest only if the recipient remains employed with Raytheon on the scheduled vesting dates. The 60/10 RSUs continue to vest (but do not accelerate) as scheduled, even after the employee retires, so long as the employee complies with certain post-employment covenants.

(2)	Amounts are equal to $153.35, the closing price of our common stock on the NYSE on December 31, 2018, multiplied by the number of unvested shares or units.
(3)

Amounts assume 2017–2019 LTPP and 2018–2020 LTPP payouts, plus dividend equivalents, at target performance paid in shares of stock. LTPP awards vest at the end of the applicable three-year performance cycle if certain performance goals are attained and the executive remains employed by Raytheon. These awards may be settled in shares of our common stock or cash, at the MDCC’s discretion. The actual number of shares issued or cash paid upon settlement will depend on the extent to which we attained or exceeded the performance goals, and include dividend equivalents accrued over the three-year performance cycle. Amounts exclude 2016–2018 LTPP awards, the cycle for which ended on December 31, 2018; these are included in the “Stock Vested” table.

(4)	Amount represents the following unvested restricted stock and 60/10 RSU awards for Mr. Kennedy:
Grant Date	Unvested Shares	Vesting
March 18, 2015	10,241	Remaining shares vest ratably on March 18, 2019
March 23, 2016	19,653 RSUs	Remaining RSUs vest ratably on March 23, 2019, and 2020
March 29, 2017	27,730 RSUs	RSUs vest ratably on March 29, 2019, 2020, and 2021
March 21, 2018	21,122 RSUs	RSUs vest ratably on March 21, 2020, 2021, and 2022
(5)	Amount represents the following unvested LTPP awards for Mr. Kennedy:
LTPP Cycle	Target Shares	Accrued Dividend	Vesting
2017–2019	37,448	1,170	End of 3-year cycle on December 31, 2019
2018–2020	29,280	387	End of 3-year cycle on December 31, 2020
(6)	Amount represents the following unvested restricted stock awards for Mr. O’Brien:
Grant Date	Unvested Shares	Vesting
March 18, 2015	2,410	Remaining shares vest ratably on March 18, 2019
March 23, 2016	5,921	Remaining shares vest ratably on March 23, 2019, and 2020
March 29, 2017	8,227	Shares vest ratably on March 29, 2019, 2020, and 2021
March 21, 2018	7,026	Shares vest ratably on March 21, 2020, 2021, and 2022
(7)	Amount represents the following unvested LTPP awards for Mr. O’Brien:
LTPP Cycle	Target Shares	Accrued Dividend	Vesting
2017–2019	8,851	277	End of 3-year cycle on December 31, 2019
2018–2020	8,077	107	End of 3-year cycle on December 31, 2020

EXECUTIVE COMPENSATION TABLES	RAYTHEON 2019 PROXY STATEMENT 63

(8)	Amount represents the following unvested restricted stock awards for Messrs. Lawrence and Wajsgras:
	Grant Date		Unvested Shares	Vesting
	March 18, 2015		3,916	Remaining shares vest ratably on March 18, 2019
	March 23, 2016		6,998	Remaining shares vest ratably on March 23, 2019, and 2020
	March 29, 2017		8,557	Shares vest ratably on March 29, 2019, 2020, and 2021
	March 21, 2018		6,090	Shares vest ratably on March 21, 2020, 2021, and 2022
(9)	Amount represents the following unvested LTPP awards for Messrs. Lawrence and Wajsgras:
	LTPP Cycle	Target Shares	Accrued Dividend	Vesting
	2017–2019	8,511	266	End of 3-year cycle on December 31, 2019
	2018–2020	6,563	87	End of 3-year cycle on December 31, 2020
(10)	Amount represents the following unvested restricted stock awards for Mr. Kremer:
	Grant Date		Unvested Shares	Vesting
	March 18, 2015		573	Remaining shares vest ratably on March 18, 2019
	March 23, 2016		5,248	Remaining shares vest ratably on March 23, 2019, and 2020
	March 29, 2017		7,569	Shares vest ratably on March 29, 2019, 2020, and 2021
	March 21, 2018		6,090	Shares vest ratably on March 21, 2020, 2021, and 2022
(11)	Amount represents the following unvested LTPP awards for Mr. Kremer:
	LTPP Cycle	Target Shares	Accrued Dividend	Vesting
	2017–2019	8,341	261	End of 3-year cycle on December 31, 2019
	2018–2020	6,563	87	End of 3-year cycle on December 31, 2020
(12)	Amount represents the following 60/10 RSU awards for Mr. Yuse:
	Grant Date		Unvested Shares	Vesting
	March 18, 2015		3,458 RSUs	Remaining shares vest ratably on March 18, 2019
	March 23, 2016		6,589 RSUs	Remaining shares vest ratably on March 23, 2019, and 2020
	March 29, 2017		8,224 RSUs	Shares vest ratably on March 29, 2019, 2020, and 2021
	March 21, 2018		5,862 RSUs	Shares vest ratably on March 21, 2020, 2021, and 2022
(13)	Mr. Yuse retired from Raytheon effective December 31, 2018. In accordance with our LTPP plan, employees who retire during a performance cycle are entitled to a pro rata portion of the number of shares they would have received if they had remained employed until the end of the performance cycle. Any pro rata award will be paid after the end of the performance cycle.
	Amount in the table represents the following unvested LTPP awards for Mr. Yuse:
	LTPP Cycle	Target Shares	Accrued Dividend	Vesting
	2017–2019	5,674	178	End of 3-year cycle on December 31, 2019
	2018–2020	2,188	29	End of 3-year cycle on December 31, 2020

64 RAYTHEON 2019 PROXY STATEMENT	EXECUTIVE COMPENSATION TABLES

STOCK VESTED

The following table reports stock vested for each of our NEOs during the fiscal year ended December 31, 2018. None of our NEOs held or exercised any options during the fiscal year ended December 31, 2018.

Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting ($)	(2)
Thomas A. Kennedy	98,253	$16,890,687
Anthony F. O’Brien	21,972	3,727,259
Taylor W. Lawrence	28,461	5,052,254
David C. Wajsgras	29,320	5,231,811
Wesley D. Kremer	17,044	2,839,744
Richard R. Yuse	29,648	5,160,459

(1)

Includes the following shares (including accrued dividend equivalents) that were issued in February 2019 under the 2016–2018 LTPP upon the MDCC’s determination of performance: Mr. Kennedy (66,310), Mr. O’Brien (15,914), Mr. Lawrence (16,578), Mr. Wajsgras (16,578), Mr. Kremer (13,263), and Mr. Yuse (16,578). The 2016–2018 LTPP awards vested as of December 31, 2018, at the end of the three-year performance period.

(2)	Amounts are equal to the closing price of our common stock on the NYSE on the vesting date multiplied by the number of shares vested.

PENSION BENEFITS

The following table reports the pension plans in which our NEOs participated in 2018 and the present value of accumulated benefits payable to each of our NEOs, as well as the number of years of credited service, as of December 31, 2018. No pension benefit payments were made to any of our NEOs in 2018.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)
Thomas A. Kennedy	Non-Bargaining Retirement Plan (contributory part)	28.42	$2,508,705
	Excess Pension Plan	28.42	38,686,142
	Supplemental Executive Retirement Plan	35.67	–
Anthony F. O’Brien	Pension Plan for Salaried Employees	31.42	$1,318,335
	Excess Pension Plan	31.42	5,233,342
	Supplemental Executive Retirement Plan	32.50	–
Taylor W. Lawrence	Pension Plan for Salaried Employees	11.67	$511,014
	Excess Pension Plan	11.67	2,763,518
	Supplemental Executive Retirement Plan	12.73	5,028,762
David C. Wajsgras	Pension Plan for Salaried Employees	11.75	$673,302
	Excess Pension Plan	11.75	5,244,312
	Supplemental Executive Retirement Plan	12.81	7,095,641
Wesley D. Kremer	Pension Plan for Salaried Employees	14.84	$702,212
	Excess Pension Plan	14.84	2,441,389
	Supplemental Executive Retirement Plan	15.91	–
Richard R. Yuse	Pension Plan for Salaried Employees	38.08	$1,653,929
	Excess Pension Plan	38.08	9,727,271
	Supplemental Executive Retirement Plan	42.50	–

EXECUTIVE COMPENSATION TABLES	RAYTHEON 2019 PROXY STATEMENT 65

VALUATION AND MATERIAL ASSUMPTIONS — PENSION BENEFITS

Benefits are valued at the age when the NEO is first eligible for unreduced benefits, discounted to the NEO’s current age with interest, and are based upon current levels of compensation. In addition, we have assumed no pre-retirement mortality, disability or termination. All other assumptions, including the discount rates for 2018 of 4.35% for the Raytheon Company Pension Plan for Salaried Employees (Salaried Pension Plan), Raytheon Excess Pension Plan, and Raytheon Company Supplemental Executive Retirement Plan (SERP), and 4.30% for the Raytheon Non-Bargaining Retirement Plan, are consistent with those used to determine our pension obligations under the accounting standard for employers’ accounting for pensions in our 2018 Form 10-K. For a discussion of our discount rate assumptions, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Estimates — Pension and Other Postretirement Benefits Costs—FAS Expense” in our 2018 Form 10-K. An executive’s benefit under the SERP is assumed to be zero until the executive first becomes eligible for such benefit.

PENSION PLANS

Qualified Plans

PLAN AND NEO PARTICIPANT(S)	DESCRIPTION AND MATERIAL TERMS AND CONDITIONS
SALARIED PENSION PLAN
Messrs. O’Brien, Lawrence, Wajsgras, Kremer and Yuse
The Salaried Pension Plan is a non-contributory pension plan in which most of our executive officers who joined us before January 1, 2007, are eligible to participate. The plan is Raytheon-funded and since 1981 has not permitted employee contributions. Benefits under the plan are a percentage of final average compensation based on the following formula, reduced by the same percentage of the employee’s estimated primary Social Security benefit: 1.8% for each of the first 20 years of credited service, and 1.2% for each year of credited service thereafter. Final average compensation is the average of the 60 highest consecutive months of compensation in the final 120 months of employment, and includes base salary and annual cash incentive awards. The normal retirement age under the plan is 65. Employees who are at least age 55 with at least 10 years of service can retire with reduced benefits. There is no reduction for employees who retire at age 60 or older with at least 10 years of service. The standard form of benefit for married participants is a 50% joint and survivor annuity. The standard form of benefit for single participants is a single-life annuity. Both married and single participants can elect actuarially equivalent alternative forms of payment, including a 10-year certain and continuous benefit and joint and survivor annuities of 50%, 66-2/3%, 75% and 100%.

NON-BARGAINING RETIREMENT PLAN
Mr. Kennedy
The Non-Bargaining Retirement Plan covers most of the people who became Raytheon employees when Raytheon merged with Hughes Aircraft in 1997. The contributory part of the Non-Bargaining Retirement Plan requires employee contributions of 3% of covered earnings. Except for these employee contributions, the Non-Bargaining Retirement Plan is Raytheon-funded. For each year of credited service, the pension under the contributory part of the Non-Bargaining Retirement Plan is 1.75% of the employee’s final average compensation for each year of credited service, reduced by 1.5% of the employee’s Social Security benefit estimated to be payable at age 65. The offset under the second part of that formula is limited to 50% of the Social Security benefit. Final average compensation under the Non-Bargaining Retirement Plan is the average of compensation in the highest five 12-month periods out of the last ten 12-month periods of employment, and includes base salary and annual cash incentive awards. If both of the following requirements are satisfied, an employee will be entitled immediately to 100% of the pension otherwise payable at age 65: (1) the employee’s age at termination of Raytheon employment is at least 55, and (2) the employee’s age plus continuous service (both measured in full years) is at least 75. If both of these requirements are not satisfied, a pension beginning before the employee reaches age 65 will be reduced for early commencement. The standard form of benefit for married participants is a 50% joint and survivor annuity. The standard form of benefit for single participants is a single-life annuity. Both married and single participants can elect actuarially equivalent alternative forms of payment, including a 5-, 10- or 15-year certain and continuous benefit, joint and survivor annuities of 50%, 66-2/3%, 75% and 100%, and payments over a specified period of 5, 10 or 15 years. The retiree benefit from the contributory part of the Non-Bargaining Retirement Plan is subject to an annual cost-of-living adjustment.

66 RAYTHEON 2019 PROXY STATEMENT	EXECUTIVE COMPENSATION TABLES

Nonqualified Plans

PLAN AND NEO PARTICIPANT(S)	DESCRIPTION AND MATERIAL TERMS AND CONDITIONS
EXCESS PENSION PLAN
All NEOs
The Excess Pension Plan is a separate unfunded plan that provides to participants in our qualified pension plans the benefits that would have been provided by the qualified plan but for the U.S. Internal Revenue Code (IRC) limit on the amount of annual compensation that may be taken into account by qualified plans in determining benefits ($275,000 for 2018) and the IRC limit on annual benefits from a qualified plan ($220,000 for 2018). The principal features of the Excess Pension Plan for any particular employee are generally the same as the features of the qualified plan in which that employee participates, except that the Excess Pension Plan is not subject to the IRC compensation and benefit limits, the gross Excess Pension Plan benefit is offset by the qualified plan benefit, and the forms of payment under the Excess Pension Plan are subject to certain IRC restrictions.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
All NEOs
The SERP is a separate unfunded plan available to our NEOs and certain other senior executives. The plan provides a pension of 35% of final average compensation after ten years of service and age 55, increasing by 3% of final average compensation for every additional year of service up to a maximum of 50% of final average compensation. Amounts payable under this plan will be offset by amounts payable under our other pension plans, any prior employer plan, and Social Security.

YEARS OF CREDITED SERVICE

The number of years of credited service for each NEO, as reported in the above table, is less than his actual service. Mr. Kennedy (actual service of 35.67 years) did not contribute to the Non-Bargaining Retirement Plan for a period of time. Mr. Yuse (actual service of 42.50 years) did not contribute to the Salaried Pension Plan for a period of time when it was a contributory plan. Messrs. O’Brien, Lawrence, Wajsgras and Kremer (actual service of 32.50, 12.73, 12.81 and 15.91 years, respectively) were subject to a required period of employment before service credit accrual began under the Salaried Pension Plan. In addition, the years of credited service do not include any additional service credit under change-in-control agreements.

EXECUTIVE COMPENSATION TABLES	RAYTHEON 2019 PROXY STATEMENT 67

NONQUALIFIED DEFERRED COMPENSATION

The following table provides information regarding contributions, earnings, and account balances under the Deferred Compensation Plan—a nonqualified, unfunded plan that provides for pretax deferrals. Eligible employees may elect to defer 3–50% of their salary over the IRC compensation limit applicable to qualified plans ($275,000 in 2018), and to defer 3–90% of their RBI compensation earned in the current year but paid in the following year. Raytheon makes a matching contribution of up to 4% of deferrable compensation. Each employee determines how his plan account is invested among the plan’s investment options (subject to applicable trading restrictions on investments in the plan’s Raytheon stock fund). Distribution of an employee’s plan account is made in a lump sum or annual installments following termination of employment. There were no withdrawals or distributions from the Deferred Compensation Plan to any of our NEOs in 2018.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Balance at Last Fiscal Year-End ($)	(4)
Thomas A. Kennedy	$557,256	$222,902	$(304,485)	$4,497,379
Anthony F. O’Brien	68,896	65,009	(58,163)	1,259,568
Taylor W. Lawrence	299,236	55,941	(318,833)	6,656,709
David C. Wajsgras	456,692	89,158	(406,522)	7,920,161
Wesley D. Kremer	85,059	63,472	(91,607)	750,854
Richard R. Yuse	149,742	69,596	(100,214)	3,462,948

(1)

Includes deferrals to the Deferred Compensation Plan of 2018 salary and RBI compensation earned in 2018 but paid and deferred in March 2019. Deferred salary and 2018 RBI compensation are included in the amounts under the “Salary” column and the “Non-Equity Incentive Plan Compensation” column, respectively, for 2018 in the Summary Compensation Table on page 59.

(2)

Includes Raytheon’s matching contributions on deferrals to the Deferred Compensation Plan of 2018 salary and RBI compensation earned in 2018 but paid in March 2019 at the time RBI awards were paid. Matching contributions are included in the “All Other Compensation” column for 2018 in the Summary Compensation Table on page 59.

(3)

Amounts in this column reflect actual earnings in each NEO’s Deferred Compensation Plan investment account in 2018. Accordingly, unlike the other columns in this table, amounts in this column do not reflect RBI compensation earned in 2018 but paid and deferred in March 2019. Earnings on deferred compensation are not included in the Summary Compensation Table for 2018 because such earnings are not based on above-market or preferential rates. Amounts in this column do not reflect administrative fees paid.

(4)

Amounts shown are hypothetical aggregate account balances calculated in accordance with SEC requirements by adding, to actual aggregate account balances as of December 31, 2018, the following amounts, which were not actually deferred until March 2019: (a) deferred 2018 RBI compensation (see Note 1 above), and (b) Raytheon matching contributions on such deferred 2018 RBI compensation (see Note 2 above). The aggregate balances set forth in the table above include the following executive contributions and Raytheon matching contributions reported as compensation earned in 2017 and 2016 in the Summary Compensation Table:

Year	Contribution	Mr. Kennedy	Mr. O’Brien	Mr. Lawrence	Mr. Wajsgras	Mr. Kremer	Mr. Yuse
2017	Executive	$458,240	$60,343	$309,325	$396,048	N/A	$131,834
	Raytheon Matching	183,296	56,242	57,912	77,229	N/A	62,730
2016	Executive	400,146	49,900	282,192	368,045	N/A	132,012
	Raytheon Matching	159,451	44,099	51,312	70,325	N/A	61,053

68 RAYTHEON 2019 PROXY STATEMENT	EXECUTIVE COMPENSATION TABLES

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following is a summary of the potential incremental payments and benefits that the NEOs would receive upon termination of their employment under certain circumstances pursuant to our cash severance guidelines, pension, benefit and stock plans, and certain NEO offer letters.

TERMINATION EVENT
ELEMENT	INVOLUNTARY WITHOUT CAUSE	DISABILITY OR DEATH	RETIREMENT
Cash Severance	One year base salary continuation and target RBI award for Messrs. O’Brien and Kremer; two years base salary continuation and target RBI award for Messrs. Kennedy, Lawrence, Wajsgras and Yuse	None	None
RBI Award	None unless termination occurs after July 1 of the performance year, in which case the NEO would receive a prorated RBI award after the performance year based on actual performance	None unless termination occurs after July 1 of the performance year, in which case the NEO would receive a prorated RBI award after the performance year based on actual performance	None unless retirement occurs after July 1 of the performance year, in which case the NEO would receive a prorated RBI award after the performance year based on actual performance
Pension	Continuation of service credit while collecting severance benefits, plus one year for Messrs. O’Brien, Lawrence, Wajsgras, Kremer and Yuse; no incremental benefit for Mr. Kennedy	No incremental benefit	No incremental benefit
Health and Welfare	One year of benefits continuation for Messrs. O’Brien and Kremer; two years of benefits continuation for Messrs. Kennedy, Lawrence, Wajsgras and Yuse	None	No incremental benefit
Unvested Restricted Stock	Forfeit all unvested restricted stock awards; 60/10 RSUs would continue to vest subject to compliance with post-employment covenants	100% accelerated vesting upon death and continuation of vesting upon disability	Forfeit all unvested restricted stock awards; 60/10 RSUs would continue to vest subject to compliance with post-employment covenants
Unvested LTPP	None	Prorated payment based on service completed through the termination date and Raytheon’s actual performance	Prorated payment based on service completed through the retirement date and Raytheon’s actual performance

Cash Severance and Health and Welfare Benefits. We have Executive Severance Guidelines and certain of our NEOs have offer letters that provide for cash severance payments and health and welfare benefits continuation in the event of an involuntary termination without cause. We amended these guidelines effective January 1, 2010, to reduce such payments and benefits for new executives on a prospective basis. Messrs. Lawrence, Wajsgras and Yuse are grandfathered under our prior Executive Severance Guidelines. Mr. Kennedy receives a higher payment under the Executive Severance Guidelines because he is the CEO. In July 2017, the MDCC further amended these guidelines to require, subject to applicable law, compliance with certain post-termination restrictive covenants (including non-competition and non-solicitation) to receive severance payments.(1)

(1)	Applicable requirements of recently enacted Massachusetts legislation and other applicable laws are under examination.

EXECUTIVE COMPENSATION TABLES	RAYTHEON 2019 PROXY STATEMENT 69

Pension Benefits. In the event of an involuntary termination without cause, NEOs participating in the Salaried Pension Plan (Messrs. O’Brien, Lawrence, Wajsgras, Kremer and Yuse) would receive continuation of service credit while collecting severance benefits, plus one year. These benefits do not apply to Mr. Kennedy, who participates in the Non-Bargaining Retirement Plan.

Long-Term Incentives. Upon a termination due to death, each NEO’s restricted stock awards would vest. Upon termination due to disability, each NEO’s restricted stock awards would continue to vest on the scheduled vesting dates. In May 2017, the MDCC approved adjustments to the terms of our NEOs’ LTPP awards effective beginning in 2018. Due to these changes, beginning with the 2018–2020 LTPP program, upon a qualifying termination within 24 months after a change in control in which the successor assumes, continues or substitutes LTPP awards, each NEO would receive an LTPP payment based on either target performance or a combination of actual completed and target performance, depending on the date of the change in control. If the successor does not assume, continue or substitute LTPP awards, then each NEO would receive immediate payment assuming target performance for the full performance period as long as the award is not deemed to constitute non-qualified deferred compensation. With respect to 2017–2019 LTPP awards, each NEO would receive a prorated LTPP payment based on service completed through the date of the change in control and assuming target performance. In the event of termination due to death, disability or retirement, an NEO would receive a prorated LTPP payment based on service completed through the termination date and based on Raytheon’s actual performance, as long as the NEO (in the event of disability or retirement) complies with certain covenants for awards beginning with the 2018–2020 LTPP program. As of December 31, 2018, Messrs. Kennedy, Lawrence, Wajsgras and Yuse were retirement-eligible and Messrs. O’Brien and Kremer were not retirement-eligible. In all other termination scenarios, the NEO would forfeit all unvested long-term equity incentive awards, except that 60/10 RSUs (which are granted to retirement-eligible employees who have attained the age of 60 with at least ten years of service with Raytheon and are held by Messrs. Kennedy and Yuse) would continue to vest on the scheduled vesting dates into retirement so long as the NEO complies with certain covenants. Amounts in the tables on pages 71 and 72 for Messrs. Kennedy and Yuse reflect this continued vesting.

Change-in-Control Agreements. We have entered into change-in-control agreements with our executive officers. Pursuant to these agreements, upon a qualifying termination after a change in control, each of our NEOs except Messrs. O’Brien and Kremer would receive a cash payment of three times the NEO’s base salary; a cash payment of three times the NEO’s target RBI cash award (or, if greater, the actual RBI cash award for the prior year); special supplemental retirement benefits determined as if the NEO had three years of additional credited service as of the date of termination; and three years of health, welfare and retirement plan benefits. We revised our change-in-control agreement guidelines in 2013. Messrs. O’Brien and Kremer were elected to their roles after this revision and would receive the same benefits in a multiple of one (for Mr. O’Brien) and two (for Mr. Kremer) instead of three. The following is a summary of the potential incremental payments and benefits that the NEOs may receive under certain circumstances in connection with a change in control pursuant to their change-in-control agreements and other plans and agreements.

70 RAYTHEON 2019 PROXY STATEMENT	EXECUTIVE COMPENSATION TABLES

CHANGE-IN-CONTROL EVENT
ELEMENT	PLAN OR ARRANGEMENT	TREATMENT OR BENEFIT
Cash	Change-in-Control Agreement

Upon a qualifying termination* within 24 months after a change in control, each NEO would receive a cash payment of three times base salary plus three times target RBI award (or, if greater, the actual RBI cash award for the prior year), except for Mr. O’Brien, who would receive an amount equal to one times his base salary and RBI, and Mr. Kremer, who would receive an amount equal to two times his base salary and RBI. Each executive also would receive an amount equal to the prorated unpaid target RBI award for the year in which the change in control occurs.

Pension	Change-in-Control Agreement

Upon a qualifying termination within 24 months after a change in control, each NEO would receive special supplemental retirement benefits based on three more years of credited service, except for Messrs. O’Brien and Kremer, each of whose benefits would be based on one more year of service.

Health and Welfare	Change-in-Control Agreement

Upon a qualifying termination within 24 months after a change in control, each NEO would receive three years of benefits continuation, except for Messrs. O’Brien and Kremer, who would receive one year of benefits and two years of benefits, respectively.

Unvested Restricted Stock	2010 Stock Plan and applicable restricted stock and 60/10 RSU award agreements	Upon a qualifying termination within 24 months after a change in control, each NEO’s unvested restricted stock and 60/10 RSUs would vest.
Unvested LTPP	LTPP award agreements

For our 2018–2020 LTPP awards, upon a qualifying termination within 24 months after a change in control in which awards are assumed, continued or substituted, each NEO would receive an LTPP payment for the full outstanding performance period, depending on the change-in-control date. For each performance cycle, if the change in control occurs within the first year of the performance cycle, the award would be based on target performance for the three years. If the change in control occurs after the first year of the performance cycle, the award would be based on a combination of actual completed performance and target performance. If the successor does not assume, continue or substitute awards, then each NEO would receive immediate payment assuming target performance for the full performance period as long as the award is not deemed to constitute non-qualified deferred compensation. With respect to 2017–2019 LTPP awards, each NEO would receive a prorated LTPP payment based on service completed through the change-in-control date and assuming target performance.

*

A qualifying termination is either an involuntary termination without cause or voluntary departure for good reason (i.e., a material reduction in compensation or a material change in the executive’s job duties without his consent), in each case within 24 months after a change in control.

EXECUTIVE COMPENSATION TABLES	RAYTHEON 2019 PROXY STATEMENT 71

The tables below report compensation payable to each NEO upon a hypothetical involuntary not-for-cause termination; a qualifying termination following a change in control assuming equity awards are assumed, continued or substituted in connection with the change in control; and termination due to disability, death and retirement; in each case as if the event happened on December 31, 2018. For a qualifying termination following a change in control, no pro-rata RBI would be payable, given that the NEO would be entitled to an RBI award for the completed portion of the year. We do not describe or report amounts for plans or arrangements that do not discriminate in scope, terms or operation in favor of our executive officers and that are generally available to all salaried employees. No NEO is entitled to receive compensation reportable in these tables upon a voluntary resignation (except for good reason following a change in control) or involuntary for-cause termination.

Thomas A. Kennedy

Element	Involuntary Without Cause	Change-in- Control	Disability	Death	Retirement
Cash Severance
Base Salary + RBI(1)	$9,245,184	$14,924,592	$–	$–	$–
Benefits
Pension(2)	–	–	–	–	–
Health and Welfare Benefit Continuation(3)	112,264	168,396	–	–	–
Long-Term Incentives(4)
Value of Accelerated/Continued Vesting of Restricted Stock or 60/10 RSUs	10,505,242	12,075,699	12,075,699	12,075,699	10,505,242
Value of Accelerated LTPP (pro-rata)	–	8,497,481	5,464,525	5,464,525	5,464,525
Total	$19,862,690	$35,666,168	$17,540,224	$17,540,224	$15,969,767

Anthony F. O’Brien

Element	Involuntary Without Cause	Change-in- Control	Disability	Death	Retirement
Cash Severance
Base Salary + RBI(1)	$1,584,502	$1,704,651	$–	$–	$–
Benefits
Pension(2)	461,609	–	–	–	–
Health and Welfare Benefit Continuation(3)	27,566	27,566	–	–	–
Long-Term Incentives(4)
Value of Accelerated Restricted Stock	–	3,616,606	3,616,606	3,616,606	–
Value of Accelerated LTPP (pro-rata)	–	2,188,202	1,351,525	1,351,525	–
Total	$2,073,677	$7,537,025	$4,968,131	$4,968,131	$–

Taylor W. Lawrence

Element	Involuntary Without Cause	Change-in- Control	Disability	Death	Retirement
Cash Severance
Base Salary + RBI(1)	$3,160,602	$5,166,451	$–	$–	$–
Benefits
Pension(2)	453,954	2,171,417	–	–	–
Health and Welfare Benefit Continuation(3)	36,632	54,948	–	–	–
Long-Term Incentives(4)
Value of Accelerated Restricted Stock	–	3,919,779	3,919,779	3,919,779	–
Value of Accelerated LTPP (pro-rata)	–	1,917,079	1,237,228	1,237,228	1,237,228
Total	$3,651,188	$13,229,674	$5,157,007	$5,157,007	$1,237,228

72 RAYTHEON 2019 PROXY STATEMENT	EXECUTIVE COMPENSATION TABLES

David C. Wajsgras

Element	Involuntary Without Cause	Change-in- Control	Disability	Death	Retirement
Cash Severance
Base Salary + RBI(1)	$3,908,403	$6,445,802	$–	$–	$–
Benefits
Pension(2)	–	2,078,809	–	–	–
Health and Welfare Benefit Continuation(3)	56,760	85,140	–	–	–
Long-Term Incentives(4)
Value of Accelerated Restricted Stock	–	3,919,779	3,919,779	3,919,779	–
Value of Accelerated LTPP (pro-rata)	–	1,917,079	1,237,228	1,237,228	1,237,228
Total	$3,965,163	$14,446,609	$5,157,007	$5,157,007	$1,237,228

Wesley D. Kremer

Element	Involuntary Without Cause	Change-in- Control	Disability	Death	Retirement
Cash Severance
Base Salary + RBI(1)	$1,508,582	$3,183,782	$–	$–	$–
Benefits
Pension(2)	587,058	2,780,784	–	–	–
Health and Welfare Benefit Continuation(3)	24,478	48,956	–	–	–
Long-Term Incentives(4)
Value of Accelerated Restricted Stock	–	2,987,258	2,987,258	2,987,258	–
Value of Accelerated LTPP (pro-rata)	–	1,899,189	1,219,337	1,219,337	–
Total	$2,120,118	$10,899,969	$4,206,595	$4,206,595	$–

Richard R. Yuse

Element	Involuntary Without Cause	Change-in- Control	Disability	Death	Retirement
Cash Severance
Base Salary + RBI(1)	$3,315,354	$5,440,615	$–	$–	$–
Benefits
Pension(2)	946,677	–	–	–	–
Health and Welfare Benefit Continuation(3)	102,311	153,467	–	–	–
Long-Term Incentives(4)
Value of Accelerated/Continued Vesting of Restricted Stock or 60/10 RSUs	3,700,796	3,700,796	3,700,796	3,700,796	3,700,796
Value of Accelerated LTPP (pro-rata)	–	938,246	711,595	711,595	711,595
Total	$8,065,138	$10,233,124	$4,412,391	$4,412,391	$4,412,391

(1)	RBI calculations for purposes of a change-in-control event are based on actual 2017 RBI cash awards because they were greater than target 2018 RBI awards.
(2)

Pension benefits are calculated assuming a 4.35% discount rate for the Raytheon Company Pension Plan for Salaried Employees, the Raytheon Excess Pension Plan, and the Raytheon Company Supplemental Executive Retirement Plan, and a 4.30% discount rate for the Raytheon Non-Bargaining Retirement Plan, as of 2018 fiscal year-end, assuming the executive commenced the benefit as soon as possible following separation from service.

(3)	Health and Welfare Benefit calculations are based on the estimated annual company cost of the benefits programs in which the executive was enrolled as of December 31, 2018.
(4)

Equity values are determined based on the closing price of our common stock on December 31, 2018 ($153.35) and equity holdings as of December 31, 2018. Amounts representing LTPP payments assume target performance.

CEO PAY RATIO	RAYTHEON 2019 PROXY STATEMENT 73

CEO PAY RATIO

The following table shows the ratio of our CEO’s 2018 annual total compensation to the median 2018 annual total compensation of our other employees.

CEO 2018 Annual Total Compensation	Median Employee 2018 Annual Total Compensation	2018 Ratio of CEO Pay to Median Employee Pay
$22,420,258	$110,802	202:1

To identify our median employee, we reviewed the 2018 pay of all our employees other than the CEO located in the United States, Canada, United Kingdom and Australia, as of December 31, 2018. As permitted by SEC rules, we excluded from our review all other non-U.S. employees because those individuals, in the aggregate, make up less than 5% of our total employee base.(1) Independent contractors and other individuals who provide services to Raytheon but whose compensation is determined by an unaffiliated third party were excluded from our determination of the median employee. All employees from companies that Raytheon acquired as of December 31, 2018 were included in our review.

We calculated the annual total compensation of our median employee in the same way we calculate our NEOs’ annual total compensation in the Summary Compensation Table on page 59. In 2018, our median employee had a salary of $102,229, and $8,573 in other compensation elements, for annual total compensation of $110,802.

(1)	Non-U.S. employees in the following countries were excluded in determining the median employee: Algeria (4 employees); Austria (5 employees); Belgium (11 employees); Brazil (16 employees); Chile (3 employees); People’s Republic of China (285 employees); Colombia (6 employees); Czech Republic (6 employees); Denmark (2 employees); Egypt (1 employee); Finland (124 employees); France (72 employees); Germany (743 employees); Greece (2 employees); Hong Kong (8 employees); Hungary (9 employees); India (186 employees); Indonesia (3 employees); Ireland (136 employees); Israel (121 employees); Italy (30 employees); Japan (10 employees); Kenya (1 employee); Latvia (1 employee); Malaysia (5 employees); Mexico (41 employees); Netherlands (13 employees); New Zealand (2 employees); Norway (2 employees); Oman (11 employees); Panama (14 employees); Peru (2 employees); Philippines (13 employees); Poland (16 employees); Portugal (3 employees); Qatar (8 employees); Republic of Korea (19 employees); Romania (3 employees); Russia (5 employees); Saudi Arabia (159 employees); Singapore (57 employees); Slovakia (1 employee); South Africa (9 employees); Spain (77 employees); Sweden (13 employees); Switzerland (11 employees); Taiwan (27 employees); Thailand (4 employees); Turkey (26 employees); and United Arab Emirates (52 employees). Therefore, a total of 2,378 employees, all located outside the U.S., were excluded in determining the median employee. As of December 31, 2018, Raytheon had approximately 69,000 total U.S. and non-U.S. employees, including employees on approved leave of absence.

74 RAYTHEON 2019 PROXY STATEMENT	PROPOSAL 3: APPROVAL OF THE RAYTHEON 2019 STOCK PLAN

PROPOSAL 3:
APPROVAL OF THE RAYTHEON 2019 STOCK PLAN
(Item No. 3 on the Proxy Card)

On March 20, 2019, the Board, on the recommendation of the MDCC and subject to shareholder approval, unanimously approved and adopted the Raytheon 2019 Stock Plan (2019 Stock Plan). The 2019 Stock Plan is a long-term incentive plan designed to encourage our officers, employees, non-employee directors, and consultants to own Raytheon common stock and to provide additional incentives for these individuals to promote Raytheon’s success. The 2019 Stock Plan will include a replenished reserve of up to 8,673,643 shares of our common stock. The share reserve may be adjusted, and additional or fewer shares may be awarded under the 2019 Stock Plan, as described in more detail under “Summary of the Stock Plan — Shares Available” below.

The 2019 Stock Plan will serve as the successor to the Raytheon 2010 Stock Plan (2010 Plan). If approved by shareholders at the Annual Meeting, the 2019 Stock Plan will be effective upon such approval (Effective Date). No further awards will be made under the 2010 Plan on or after the Effective Date. However, each outstanding award under the 2010 Plan will remain outstanding under the 2010 Plan and will continue to be governed under its terms and any applicable award agreement.

FOR	The Board unanimously recommends that you vote FOR approval of the 2019 Stock Plan.

Equity compensation is a vital component of our executive compensation philosophy, and plays a pivotal role in our ability to continue to attract, retain, and motivate executives, non-employee directors, and key employees who are critical to Raytheon’s success. Upon shareholder approval, the 2019 Stock Plan will be the only discretionary plan that enables us to grant new equity awards to our employees and other service providers. The Board believes it is in the best interests of Raytheon and its shareholders to approve the 2019 Stock Plan in order to continue to motivate outstanding performance by our officers, employees, non-employee directors, and consultants. If this proposal is not approved, we believe we would be at a disadvantage against our competitors for recruiting, retaining and motivating those individuals who are critical to our success. We could be forced to increase cash compensation, reducing resources available to meet our business needs.

DETERMINATION OF SHARE RESERVE UNDER THE 2019 STOCK PLAN

We are asking shareholders to approve 2,700,000 new shares authorized for issuance under the 2019 Stock Plan, plus up to 5,973,643 shares (which is the number of shares that remained available for awards under the 2010 Plan as of December 31, 2018). In total, the 2019 Stock Plan will include a replenished reserve of up to 8,673,643 shares of our common stock, as adjusted as described below under “Summary of the Stock Plan — Shares Available.”

In determining the number of new shares authorized under the 2019 Stock Plan, the MDCC considered a number of factors, including the number of shares remaining available under the 2010 Plan, our past share usage (sometimes called our “burn rate”), our estimate of the number of shares needed for future awards, a dilution analysis, competitive data from relevant peer companies, and the current and anticipated future accounting expense associated with our equity award practices.

Based on this analysis, as well as insight and assistance from the MDCC’s independent compensation consultant, FW Cook, the Board approved the proposed increase of 2,700,000 new shares available for issuance under the 2019 Stock Plan and an aggregate share reserve of 8,673,643. Approval of the 2019 Stock Plan will ensure that we have an adequate number of shares available for future awards, enabling us to continue to align the interests of Raytheon’s officers, employees, non-employee directors, and consultants with those of Raytheon’s shareholders.

PROPOSAL 3: APPROVAL OF THE RAYTHEON 2019 STOCK PLAN	RAYTHEON 2019 PROXY STATEMENT 75

PURPOSE OF THIS PROPOSAL

NYSE rules require Raytheon to submit the 2019 Stock Plan for shareholder approval. Additionally, we are asking shareholders to approve the material terms of the 2019 Stock Plan as a matter of good corporate governance.

CURRENT OVERVIEW OF OUTSTANDING EQUITY AWARDS

As of December 31, 2018, there were no shares subject to outstanding options, 2,477,754 shares of unvested restricted stock and restricted stock units outstanding, 583,710 shares underlying outstanding performance-based stock unit awards, and 5,973,643 shares available for future awards under the 2010 Plan, as summarized in the table below. The total number of shares of our common stock outstanding as of April 2, 2019 was 280,222,177.

	Shares Subject to Outstanding Stock Options	Shares Subject to Outstanding Full-Value Awards(1)	Shares Remaining Available for Future Grant
2010 Plan	0	3,061,464	5,973,643

(1)	Consists of stock unit awards (including performance-based stock unit awards) and restricted stock awards.

Based on our shares of common stock outstanding as of April 2, 2019, the 9,035,107 shares issuable under existing grants or available for future grants under the 2010 Plan represent an “overhang” of approximately 3.22% of shares. If shareholders approve the 2019 Stock Plan, the additional 2,700,000 shares available for issuance would increase the overhang to approximately 4.19%. We calculate “overhang” as:

TOTAL SHARES OUTSTANDING
SHARES UNDERLYING OUTSTANDING AWARDS		+
+	÷	SHARES UNDERLYING OUTSTANDING AWARDS
SHARES AVAILABLE FOR ISSUANCE UNDER FUTURE AWARDS		+
SHARES AVAILABLE FOR ISSUANCE UNDER FUTURE AWARDS

We recognize that equity awards dilute existing shareholders. In connection with our stock-based compensation programs, we are committed to using equity incentive awards prudently and within reasonable limits. Accordingly, we closely monitor our stock award burn rate each year. Our annual burn rate is determined by dividing the number of shares of our common stock subject to stock-based awards granted in a fiscal year by the weighted average number of shares of our common stock outstanding for that fiscal year.

Fiscal Year	Stock Options Granted	Full Value Awards Granted	Weighted Average # of Shares of Common Stock Outstanding	Burn Rate
2018	0	891,006	286,500,000	0.31%
2017	0	1,166,319	291,100,000	0.40%
2016	0	1,294,693	296,500,000	0.44%

Based on our current equity award practices, the MDCC’s independent consultant, FW Cook, has estimated that the authorized shares under the 2019 Stock Plan should be sufficient to provide us with an opportunity to grant equity awards for approximately five to six years, in amounts determined appropriate by the MDCC. This is only an estimate, and future circumstances could cause the share reserve to be used more quickly or more slowly. These circumstances include the future price of shares of our common stock, the number of full-value awards provided as long-term incentive compensation, grant amounts used by our competitors, payout of performance-based awards in excess of target amounts in the event of superior performance, hiring activity, and promotions.

76 RAYTHEON 2019 PROXY STATEMENT	PROPOSAL 3: APPROVAL OF THE RAYTHEON 2019 STOCK PLAN

2019 STOCK PLAN KEY FEATURES

The Board believes that the 2019 Stock Plan incorporates and promotes best practices by reinforcing the alignment between equity compensation arrangements for eligible participants and shareholders’ interests. The 2019 Stock Plan includes the following key features:

●	Administration. The 2019 Stock Plan is administered by the MDCC, which is composed entirely of independent, non-employee directors.
●	Minimum Vesting Requirements. The 2019 Stock Plan establishes a new minimum vesting requirement — any awards granted under the 2019 Stock Plan generally may not vest over a period of less than one year from the grant date. This minimum vesting schedule will not apply in the case of substitute awards, awards to non-employee directors that vest on the earlier of the one-year anniversary of the grant date and the next annual meeting of shareholders that is at least 50 weeks after the immediately preceding year’s annual meeting, or for up to 5% of the shares authorized under the 2019 Stock Plan.
●	Shareholder Approval is Required for Any Additional Shares. The 2019 Stock Plan does not contain an annual “evergreen” provision, but instead reserves a fixed maximum number of shares of Raytheon common stock. Additional shareholder approval is required to increase that number.
●	Clarified Restrictions on Share Recycling. The 2019 Stock Plan explicitly prohibits adding back to the pool of shares available for issuance (i) any shares used in payment for or withholding taxes relating to stock options or stock appreciation rights (SARs); (ii) any shares of stock used in payment upon the exercise of stock-settled SARs; and (iii) any shares used in payment for or withholding taxes relating to full value awards in excess of the minimum statutory withholding rate. If any outstanding awards are subsequently forfeited, cancelled, cash-settled or expire, the shares underlying such awards will again become available for issuance under the 2019 Stock Plan. In addition, shares purchased on the open market with cash proceeds from the exercise of stock options will not be added back to the share pool.
●	Clawback/Recoupment Provision. The 2019 Stock Plan includes a “clawback” or recoupment provision, which provides that awards will be subject to cancellation or forfeiture pursuant to any clawback, recoupment or similar policy required by law or otherwise adopted by the Board. Our Governance Principles contain a Restatement Clawback Policy that gives the Board the right to recover certain performance-based and restricted stock awards granted to officers, to the extent that such payments or awards were inflated due to restated financial statements and the impacted officer engaged in knowing or intentionally fraudulent or illegal conduct that caused or substantially caused the restatement.
●	Adoption of Annual Limit on Non-Employee Director Awards. The 2019 Stock Plan provides that the maximum aggregate grant date fair value (measured as of the grant date in accordance with applicable financial accounting rules) of all awards made to a non-employee director in any fiscal year, together with any cash payments (including the annual retainer) paid or payable to the non-employee director for director services during such fiscal year, cannot exceed $600,000 in total value. The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the director receiving such additional compensation cannot participate in the decision to award such compensation.
●	Overall Annual Limit on Awards. The 2019 Stock Plan also limits the maximum number of shares that may be granted during any one fiscal year to any individual participant to 800,000 shares.
●	Explicit “No Repricing” Provisions. Subject to certain adjustment provisions, the 2019 Stock Plan expressly provides that the terms of stock options or SARs may not be amended or replaced, without shareholder approval, to (i) reduce the exercise or base price of outstanding options or SARs, (ii) cancel outstanding options or SARs in exchange for options or SARs with a lowered exercise or base price, or (iii) replace outstanding options or SARs in exchange for other awards or cash at a time when the exercise price of such options or SARs is higher than the fair market value of a share of common stock.
●	No Discounted Stock Options or SARs. The 2019 Stock Plan requires that stock options and SARs must have an exercise price equal to at least the fair market value of our common stock on the date the award is granted.
●	No Tax Gross-Ups. The 2019 Stock Plan does not provide for any tax gross-ups.
●	No Liberal Change in Control Definition. The 2019 Stock Plan defines change in control based, in part, on the consummation of the transaction rather than the announcement or shareholder approval of the transaction.

PROPOSAL 3: APPROVAL OF THE RAYTHEON 2019 STOCK PLAN	RAYTHEON 2019 PROXY STATEMENT 77

SUMMARY OF THE STOCK PLAN

The following summary of the principal features of the 2019 Stock Plan is qualified in its entirety by reference to the complete text of the 2019 Stock Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Purpose. The purpose of the 2019 Stock Plan is to encourage ownership of Raytheon’s common stock by Raytheon’s officers, employees, non-employee directors, and consultants, and to provide additional incentives for such individuals to promote the success of Raytheon’s business. The Board believes that the 2019 Stock Plan:

●	Aligns the long-term interests of key employees (including executives), non-employee directors, and consultants with those of Raytheon’s shareholders by creating a direct link between compensation and shareholder return;
●	Encourages participants to develop and maintain a substantial stock ownership in Raytheon; and
●	Provides incentives for participants to contribute to Raytheon’s success.

Administration. Generally, the MDCC has full power and authority to administer and interpret the 2019 Stock Plan. The MDCC has the authority to determine (i) who is eligible to receive awards under the 2019 Stock Plan and (ii) the terms and provisions of such awards and of the applicable award agreements. The Governance and Nominating Committee has the sole authority to administer the 2019 Stock Plan with respect to our non-employee directors. Pursuant to the terms of the 2019 Stock Plan, the MDCC may delegate to our CEO the authority to grant awards to certain participants (excluding non-employee directors and executive officers who are subject to the reporting requirements of Section 16 of the Exchange Act).

Eligibility. Officers, employees, non-employee directors, and consultants of Raytheon and its affiliates are eligible to participate in the 2019 Stock Plan. As of December 31, 2018, approximately 17 officers, 2,587 employees, 13 non-employee directors and no consultants were eligible to participate in the 2010 Plan and, similarly, would be eligible to participate in the 2019 Stock Plan. As of March 29, 2019, approximately 17 officers, 3,893 current and former employees, 13 current non-employee directors and no consultants hold outstanding equity awards under the 2010 Plan.

Because our executives and non-employee directors are eligible to receive awards under the 2019 Stock Plan, they may be deemed to have a personal interest in the approval of this Proposal.

Shares Available. The maximum number of shares of Raytheon common stock authorized for issuance under the 2019 Stock Plan is 8,673,643 shares of common stock, which consists of 2,700,000 new shares, plus up to 5,973,643 shares (which is the number of shares that remained available for awards under the 2010 Plan as of December 31, 2018). This aggregate amount will be reduced by any shares subject to awards granted under the 2010 Plan between January 1, 2019 and the Effective Date. The 2019 Stock Plan share reserve also will include:

●	the number of undelivered shares of common stock that were the subject of awards outstanding under the 2010 Plan as of the close of business on the Effective Date (2010 Plan Awards) and, after the Effective Date, expire or are forfeited, terminated, cancelled, settled in cash or otherwise settled without delivery to the participant of the full number of shares to which the award related; and
●	the number of shares of common stock delivered to or withheld by Raytheon in satisfaction of tax withholding obligations on or after the Effective Date with respect to 2010 Plan Awards, other than stock options or SARs.

Shares issued under the 2019 Stock Plan may be newly issued shares, shares of treasury stock or shares of common stock that have been reacquired by Raytheon.

Share Counting Provisions. For purposes of calculating the number of shares of common stock issued under the 2019 Stock Plan:

●	to the extent that an award expires or is cancelled, forfeited, terminated, settled in cash, or otherwise is settled without delivery of the full number of shares to which the award related, then the undelivered shares will again be available for awards to be granted;
●	shares withheld by Raytheon or tendered by the participant in payment of the exercise price or withholding taxes relating to a stock option or SAR will not be added back to the share pool;
●	shares withheld by Raytheon or tendered by the participant in payment of withholding taxes relating to any other kind of award (other than stock options or SARs) will again be available for awards, except that any shares withheld in excess of the minimum statutory withholding rates will not be added back to the share pool;

78 RAYTHEON 2019 PROXY STATEMENT	PROPOSAL 3: APPROVAL OF THE RAYTHEON 2019 STOCK PLAN

●	upon the exercise of any stock-settled SAR, the share reserve will be reduced by the gross number of shares as to which such right is exercised; and
●	shares of stock purchased on the open market with cash proceeds from the exercise of stock options will not be added back to the share pool.

LIMITATIONS ON AWARDS

General Limitations. Subject to adjustment as provided in the 2019 Stock Plan:

●	No more than 800,000 shares of common stock subject to awards may be granted during any one fiscal year to any one person; and
●	The number of shares of stock that may be issued pursuant to incentive stock options (ISOs), in the aggregate, cannot exceed 8,673,643 shares.

Limitation on Non-Employee Director Awards. The maximum aggregate grant date fair value (measured as of the grant date in accordance with applicable financial accounting rules) of all awards made to a non-employee director in any fiscal year, together with any cash payments (including the annual retainer and any other compensation) paid or payable to the non-employee director for director services during such fiscal year, cannot exceed $600,000 in total value. The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the director receiving such additional compensation cannot participate in the decision to award such compensation.

AWARD TYPES

The following types of awards may be granted under the 2019 Stock Plan: restricted stock awards, stock unit awards, stock grants, stock options or SARs. Any of these awards may be granted as a performance-based award, the vesting of which is subject to achievement of applicable performance goals established by the MDCC.

Restricted Stock Awards. A restricted stock award is an award of common stock subject to conditions or contingencies, which may be time- or performance-based. Until such conditions or contingencies are satisfied or lapse, the common stock is subject to forfeiture.

Stock Unit Awards. A stock unit award entitles the recipient to a payment equal to the value of the underlying common stock following vesting. Stock unit awards may be settled in cash, shares of common stock or a combination of both. Stock units generally are subject to time- or performance-based vesting restrictions.

Stock Grants. A stock grant is an award of shares of common stock that generally is not subject to restrictions or other forfeiture conditions. Stock grants may be awarded only in limited circumstances.

Stock Options. Stock options entitle a participant to purchase shares of common stock during the option term at a fixed “exercise” price. Stock options may either be ISOs, which qualify for favorable tax treatment for the option holder, or non-statutory stock options (NSOs), which do not. ISOs may be granted only to participants who meet the definition of “employees” under Section 3401 of the Code. The exercise price for all stock options (other than substitute awards) must be at least the fair market value of Raytheon’s common stock on the grant date.

The maximum term of a stock option is ten years, subject to earlier termination upon termination of service. The exercise price is payable in one or more of the following forms as determined by the MDCC: (i) cash; (ii) net exercise or broker-assisted cashless exercise; (iii) delivery of other shares of common stock having a fair market value on the exercise date equal to the exercise price of the shares to be purchased; or (iv) such other form or forms as the MDCC may approve.

Stock Appreciation Rights. SARs entitle the participant to receive, on exercise, a payment having a value equal to the excess of the fair market value of the underlying shares on the exercise date over the SAR base price. SARs may be granted either alone or in combination with a stock option. The term during which each SAR may be exercised will be determined by the MDCC, but no SAR may be exercised on or after the tenth anniversary of the date of grant. Payment may be in cash, shares of common stock or a combination of both. SARs granted in tandem with a stock option will be exercisable only to the same extent and subject to the same conditions as the related option.

Performance-Based Awards. A performance-based award may be any form of award permitted under the 2019 Stock Plan. The MDCC will determine the terms of any performance-based awards, including the applicable performance goals, achievement of the same, and the length of the applicable performance period. Performance goals may include the

PROPOSAL 3: APPROVAL OF THE RAYTHEON 2019 STOCK PLAN	RAYTHEON 2019 PROXY STATEMENT 79

following performance criteria: (i) free or operating cash flow (before or after dividends), (ii) earnings per share (including earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) shareholder return or total shareholder return, (vi) return on capital (including return on total capital or return on invested capital), (vii) return on investment, (viii) return on assets or net assets, (ix) market capitalization, (x) debt leverage (debt to capital), (xi) net sales, (xii) backlog, (xiii) net income or net income attributable to Raytheon, (xiv) income or operating income from continuing operations (before or after tax), (xv) operating profit, net operating profit or economic profit, (xvi) gross margin, operating margin or profit margin, (xvii) return on operating revenue or return on operating assets, (xviii) operating ratio, (xix) market share improvement, (xx) bookings or (xxi) working capital turnover. The MDCC also may grant performance-based awards that are based on criteria other than those set forth above.

Substitute Awards. The MDCC may grant awards to employees of companies acquired by Raytheon or any affiliate of Raytheon, or with which Raytheon or any affiliate combines, in exchange for or upon assumption of outstanding equity awards issued by such companies. Shares covered by substitute awards will not reduce the number of shares otherwise available for awards under the 2019 Stock Plan.

OTHER PROVISIONS

Shareholders’ Rights. Unless otherwise provided by the MDCC, a recipient of a restricted stock award has the right to receive dividends and to vote the shares relating to such award during the applicable vesting period, except that dividends payable on a performance-based restricted stock award will be paid only to the extent that the underlying performance goals are achieved and the restricted stock award vests. For all other awards, a participant generally will not have any voting or dividend rights until such participant becomes the holder of record of the shares underlying such awards. However, except as otherwise provided by the MDCC or the Governance and Nominating Committee: (i) recipients of time-based stock unit awards have the right to receive amounts equal to any cash dividends paid during the vesting period and (ii) recipients of performance-based stock unit awards have the right to receive dividend equivalents with respect to the applicable vesting period only to the extent the stock unit award vests.

Adjustment Provisions. In connection with certain corporate transactions, including extraordinary dividends, stock dividends, stock splits, stock combinations, recapitalizations, exchange of shares, spin-offs, and other similar changes in Raytheon’s capital structure, the MDCC will equitably adjust the number of shares of common stock available under the 2019 Stock Plan and the shares of common stock and purchase price covered by any outstanding award to prevent any dilution or enlargement of benefits, so that the recipient of the award is treated in the same manner as holders of the underlying common stock.

Transferability of Awards. Under the 2019 Stock Plan, ISOs may be exercised during the participant’s lifetime only by the participant and may not be assigned or transferred, other than pursuant to the laws of descent and distribution following the participant’s death. All other awards generally are subject to the same limitations on transferability as ISOs. The MDCC may structure awards to allow the participant to assign the award, in whole or in part, during the participant’s lifetime to one or more immediate family members or to a trust established exclusively for the participant and/or such immediate family members, to the extent such assignment is in connection with the participant’s estate plan or pursuant to a domestic relations order.

Valuation. The fair market value per share of our common stock under the 2019 Stock Plan on any relevant date is deemed to be equal to the closing selling price per share on that date as determined by the NYSE (or if there was no sale on that date, on the last preceding date on which a sale was reported). As of March 29, 2019, the fair market value of our common stock determined on such basis was $182.08 per share.

Change in Control Provisions. In the event of a change in control (as such term is defined in the 2019 Stock Plan), one or more of the following actions may occur with respect to outstanding awards: (i) the award is assumed by the successor entity; (ii) the award is cancelled and substituted with an award granted by the successor entity; (iii) the award is continued pursuant to the terms of the change in control transaction; (iv) the vesting conditions of the award lapse, in whole or in part; (v) the award terminates; or (vi) the award is cancelled in exchange for a cash payment for each vested share of common stock (and, if so determined by the MDCC, each unvested share of stock).

Deferred Compensation. The MDCC may, in its sole discretion, structure one or more awards (other than stock options and SARs) so that the participant may be provided with an election to defer the compensation associated with those awards for federal income tax purposes. Any such award must comply with all applicable requirements of Section 409A of the Code.

80 RAYTHEON 2019 PROXY STATEMENT	PROPOSAL 3: APPROVAL OF THE RAYTHEON 2019 STOCK PLAN

The Governance and Nominating Committee also may implement a non-employee director retainer fee deferral program that allows non-employee directors the opportunity to elect to convert Board and Board committee retainer fees to be earned for a fiscal year into restricted stock units that defer the issuance of the shares of common stock that vest under those units until a permissible date or event under Code Section 409A.

To the extent we maintain one or more separate non-qualified deferred compensation arrangements that allow participants the opportunity to make notional investments of their deferred account balances in shares of common stock, the MDCC may authorize the share reserve under the 2019 Stock Plan to serve as the source of any shares of common stock that become payable under those deferred compensation arrangements.

Term, Amendment and Termination. The 2019 Stock Plan will become effective as of the Effective Date. If the shareholder vote on the 2019 Stock Plan at the Annual Meeting is postponed, the 2019 Stock Plan will be effective on such date on which a shareholders’ meeting to vote to approve the 2019 Stock Plan occurs. Until such time, the 2010 Plan will continue in effect, in accordance with its terms, and awards will continue to be granted under the 2010 Plan until its termination, subject to previously authorized share limits.

The MDCC may amend the 2019 Stock Plan at any time, except that no amendment may (i) increase the number of shares of common stock that may be issued under the 2019 Stock Plan, (ii) change the class of eligible participants, or (iii) make any other change for which shareholder approval is required by law or the rules of any relevant stock exchange without appropriate shareholder approval, including any changes to the 2019 Stock Plan’s prohibition on repricing.

The 2019 Stock Plan will terminate upon the earliest to occur of: (i) the close of business on the date immediately preceding the tenth anniversary of the Effective Date, (ii) the date on which all shares available for issuance under the 2019 Stock Plan have been issued as fully vested shares, (iii) the termination of all outstanding awards in connection with a change in control (as defined in the 2019 Stock Plan), or (iv) the termination by the Board of the 2019 Stock Plan.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS

The following is a summary of the United States federal income tax treatment applicable to Raytheon and the participants who receive awards under the 2019 Stock Plan.

Restricted Stock, Stock Unit Awards, Stock Grants and SARs. Awards in cash and common stock are generally taxable as compensation to the participant at the time of payment. Awards of restricted stock do not constitute taxable income to the participant until the restrictions lapse, unless the participant elects to realize taxable ordinary income in the year of award in an amount equal to the fair market value of the restricted stock award, determined without regard to the restrictions. Awards of SARs and stock unit awards do not constitute taxable income until such time as the participant receives cash or common stock under the terms of the awards. The amount of taxable income to the participant generally is equal to the total amount of the cash and/or fair market value of the shares of common stock received. Any interest and dividend equivalents earned on awards also will be taxed as compensation to the participant. Amounts taxable as compensation are subject to withholding and employment taxes.

Incentive Stock Options. Except with respect to participants who may have to pay alternative minimum tax in connection with the exercise of an ISO, there are no federal income tax consequences to a participant upon grant or exercise of an ISO. If the participant holds shares of common stock purchased upon exercise of an ISO for at least two years after the grant date and at least one year after the exercise date, the subsequent sale of common stock will give rise to a long-term capital gain or loss to the participant. If the participant sells the shares of common stock before the later of two years after the grant date or one year after the exercise date, the participant will recognize ordinary income equal to the difference between the (i) lower of the fair market value at the exercise or sale date and (ii) option exercise price; any additional gain or loss will be a capital gain or loss.

Nonstatutory Stock Options. Generally, there are no federal income tax consequences to the participant upon grant of an NSO. Upon the exercise of an NSO, the participant will recognize ordinary income equal to the amount, if any, by which the fair market value of the common stock acquired upon the exercise of the option exceeds the exercise price. A sale of common stock so acquired will give rise to a capital gain or loss equal to the difference between the fair market value of the common stock on the exercise and sale dates.

PROPOSAL 3: APPROVAL OF THE RAYTHEON 2019 STOCK PLAN	RAYTHEON 2019 PROXY STATEMENT 81

Company Deduction. Raytheon generally may deduct any compensation or ordinary income recognized by the recipient of an award under the 2019 Stock Plan when recognized, subject to the limits of Code Section 162(m). Prior to 2018, Code Section 162(m) imposed a $1 million limit on the amount a public company may deduct for compensation paid to a company’s chief executive officer or any of the company’s three other most highly compensated executive officers (other than the chief financial officer) who are employed as of the end of the year. This limitation did not apply to compensation that met Code requirements for “qualified performance-based compensation.”

The performance-based compensation exemption and the exemption of the chief financial officer from Code Section 162(m)’s deduction limit have been repealed, among other changes, effective for taxable years beginning after December 31, 2017, such that awards paid under the 2019 Stock Plan to our covered executive officers (including our chief executive officer) may not be deductible in future years due to the application of the $1 million deduction limitation. As in prior years, while deductibility of executive compensation for federal income tax purposes is among the factors the MDCC considers when structuring our executive compensation, it is not the sole or primary factor considered. Our Board and the MDCC retain the flexibility to authorize compensation that may not be deductible if they believe it is in our best interests.

NEW PLAN BENEFITS

No awards have been granted under the 2019 Stock Plan. Future awards under the 2019 Stock Plan will be made at the discretion of the MDCC and Governance and Nominating Committee, as applicable. Therefore, the benefits and amounts that will be received or allocated under the 2019 Stock Plan in the future are not determinable at this time. For information regarding outstanding equity awards held by our named executive officers and non-employee directors as of December 31, 2018 under the 2010 Plan, please refer to the Outstanding Equity Awards at Fiscal Year End and Non-Employee Director Total Compensation tables on pages 62 and 87, respectively, of this proxy statement.

FOR	The Board unanimously recommends that you vote FOR approval of the 2019 Stock Plan. Proxies solicited by the Board will be so voted unless shareholders specify otherwise in their proxies.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information about our equity compensation plans that authorize the issuance of shares of our common stock. This information is provided as of December 31, 2018.

Plan Category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(B) Weighted average exercise price of outstanding options, warrants and rights(2)	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity compensation plans approved by stockholders	1,291,053	$–	5,973,643
Equity compensation plans not approved by stockholders	–	–	–
Total	1,291,053	$–	5,973,643

(1)

This amount includes 771,925 shares, which is the aggregate of the actual number of shares that will be issued pursuant to the 2016 Long-term Performance Plan (LTPP) awards and the maximum number of shares that may be issued upon settlement of outstanding 2017 and 2018 LTPP awards, including estimated dividend equivalent amounts. The shares to be issued pursuant to the 2016, 2017 and 2018 LTPP awards will be issued under the Raytheon 2010 Stock Plan. The material terms of the 2016, 2017 and 2018 LTPP awards are described in more detail in “Note 13: Stock-based Compensation Plans” within Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2018. These awards are granted as restricted stock units (RSUs) and though generally settled in stock, may be settled in cash, stock or a combination of both cash and stock at the discretion of the MDCC.

This amount also includes 519,128 shares that may be issued upon settlement of RSUs, generally issued to retirement-eligible and non-U.S. employees. The shares to be issued in settlement of the RSUs will be issued under the 2010 Stock Plan. The RSUs generally vest one-third per year on the second, third and fourth anniversaries of the date of grant.

(2)	Since RSU awards do not have an exercise price, and there are no other options, warrants or rights outstanding at December 31, 2018, the weighted-average exercise price is zero.

82 RAYTHEON 2019 PROXY STATEMENT	PROPOSAL 4: RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

PROPOSAL 4:
RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
(Item No. 4 on the Proxy Card)

The Audit Committee of the Board of Directors has reappointed PricewaterhouseCoopers LLP (PwC) as the independent registered public accounting firm to audit our financial statements for the fiscal year beginning January 1, 2019. We are asking shareholders to ratify this appointment. Representatives of PwC are expected to be present at the Annual Meeting. They may make a statement, and they will be available to respond to appropriate questions.

In the event that shareholders fail to ratify the appointment of PwC, the Audit Committee may reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Raytheon and its shareholders.

FOR

The Board unanimously recommends that shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as Raytheon’s independent auditors. Proxies solicited by the Board will be so voted unless shareholders specify otherwise in their proxies.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP RAYTHEON	RAYTHEON 2019 PROXY STATEMENT 83

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed to be incorporated by reference into any other filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, including by any general statement incorporating this proxy statement, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such statutes.

AUDIT COMMITTEE REPORT

The Audit Committee is composed entirely of independent directors who meet the independence and financial literacy requirements of the NYSE and the SEC. The Audit Committee focuses, among other things, on: (1) the integrity of Raytheon’s financial statements; (2) the independence, qualifications and performance of Raytheon’s independent audit firm; and (3) the performance of Raytheon’s internal auditors.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit Raytheon’s financial statements. PricewaterhouseCoopers LLP (PwC), or one of its predecessor firms, has been retained as Raytheon’s independent audit firm continuously since 1961. In connection with the foregoing, the Audit Committee carefully considers PwC’s independence. In 2018, we received the written disclosures and letter from PwC required by applicable Public Company Accounting Oversight Board (PCAOB) requirements regarding independent registered public accounting firm communications with audit committees concerning independence. These documents report that PwC is independent under applicable standards in connection with its audit opinion for Raytheon’s 2018 financial statements. We also periodically discuss with PwC its independence from Raytheon and work with PwC on the planning for and selection of a new lead engagement partner in conjunction with the mandatory rotation of the lead engagement partner every five years. We also have from time to time considered whether to rotate the independent audit firm.

The Audit Committee pre-approves all audit and non-audit services to be provided by PwC, and the fees for those services, in order to ensure that they do not impair PwC’s independence. Our Chair has the delegated authority to pre-approve services with fees up to $100,000, and these pre-approvals are later to be reviewed and ratified at our next meeting. We further require PwC and management to report on actual fees charged for each category of service periodically throughout the year. The Audit Committee reviews the scope of the annual integrated audit and the related PwC engagement letter, which our Chair signs on behalf of the Committee. We also discuss with PwC the qualifications of the independent auditors working on the Raytheon account and the planning and staffing of the audit. Based on the foregoing, we believe that the continued retention of PwC to serve as Raytheon’s independent audit firm in 2019 is in the best interests of Raytheon and its shareholders.

The Audit Committee meets with management periodically to consider the adequacy of Raytheon’s internal controls and the objectivity of its financial reporting. We discuss these matters with PwC and with appropriate Raytheon management personnel and internal auditors. We regularly meet privately with both PwC and the internal auditors, each of whom has unrestricted access to the Audit Committee. We also regularly review the performance of the internal audit function.

Management has primary responsibility for Raytheon’s financial statements and the overall financial reporting process, including Raytheon’s system of internal controls. Raytheon’s independent audit firm is responsible for (i) performing an audit of the annual financial statements prepared by management, (ii) expressing an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Raytheon in conformity with U.S. generally accepted accounting principles, (iii) expressing an opinion on the effectiveness of Raytheon’s internal control over financial reporting, and (iv) discussing with us any issues they believe should be raised with us.

During fiscal year 2018, we reviewed Raytheon’s audited financial statements and met with both management and PwC to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with U.S. generally accepted accounting principles and PwC has issued an unqualified audit report regarding such financial statements.

Periodically throughout fiscal year 2018, we reviewed with management and PwC Raytheon’s progress in testing and evaluating Raytheon’s internal control over financial reporting. We have reviewed management’s assessment and report on the effectiveness of Raytheon’s internal control over financial reporting. We also have reviewed PwC’s audit report on the effectiveness of Raytheon’s internal control over financial reporting included in Raytheon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

84 RAYTHEON 2019 PROXY STATEMENT	PROPOSAL 4: RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

We reviewed and discussed with PwC the matters required to be communicated by PwC to the Audit Committee by Auditing Standard No. 1301 (Communications with Audit Committees) adopted by the PCAOB. We also discussed with management the significant accounting estimates utilized by Raytheon, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

Based on the reviews and discussions with management and PwC referred to above, including our determination of PwC’s independence, we recommended to the Board that Raytheon’s audited financial statements be included in Raytheon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Submitted by the Audit Committee

Tracy A. Atkinson, Chair,
Robert E. Beauchamp, Letitia A. Long, Ellen M. Pawlikowski, Marta R. Stewart, James A. Winnefeld, Jr., and Robert O. Work

INDEPENDENT AUDITORS: AUDIT AND NON-AUDIT FEES

The following table sets forth the fees and expenses billed by PwC for audit, audit-related, tax and all other services rendered for 2018 and 2017.

	2018	2017
Audit Fees(1)	$ 13.4 million	$ 13.3 million
Audit-Related Fees(2)	0.4 million	0.5 million
Tax Fees(3)	1.4 million	1.1 million
All Other Fees	–	–
Total	$15.2 million	$14.9 million

(1)	Represents fees and expenses for professional services provided in connection with the audit of our annual audited financial statements and review of our quarterly financial statements, advice on accounting matters directly related to the audit, audit services provided in connection with other financial statements, and other statutory or regulatory filings.
(2)	Represents fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and not reported under “Audit Fees.” Includes fees for audits of financial statements of 401(k) and other employee benefit plans, and fees for certain agreed-upon procedures.
(3)	Tax Fees for 2018 include approximately $0.4 million for non-U.S. tax compliance services, $0.6 million for U.S. tax compliance services and $0.4 million for tax consulting, advisory and planning services. Tax Fees for 2017 include approximately $0.3 million for non-U.S. tax compliance services, $0.5 million for U.S. tax compliance services, and $0.3 million for tax consulting, advisory and planning services.

The amounts shown above do not include PwC fees and expenses of approximately $0.9 million in both 2018 and 2017 paid by our pension plans for audits of financial statements of such plans and certain international tax compliance services. These services were rendered by PwC to the pension plans and were billed directly to such plans.

DIRECTOR COMPENSATION	RAYTHEON 2019 PROXY STATEMENT 85

DIRECTOR COMPENSATION

DETERMINATION AND ASSESSMENT OF NON-EMPLOYEE DIRECTOR COMPENSATION

The Governance and Nominating Committee annually reviews non-employee director compensation and makes compensation recommendations to the Board for approval. The Committee has identified certain guiding principles relating to such compensation, including:

●	Average total director compensation should be close to, but generally slightly lagging, the median of our peers;*
●	Annual director compensation should include a meaningful equity component to promote the alignment of director and shareholder interests from a long-term perspective; and
●	Individual director compensation should appropriately reflect differing degrees of responsibility and different time commitments.

INDEPENDENT COMPENSATION CONSULTANT ASSESSMENT

In connection with its annual review, the Governance and Nominating Committee considers an assessment provided by the same independent compensation consultant retained by the MDCC for executive compensation purposes. In 2018, FW Cook served as the independent compensation consultant and provided this assessment, which found:

●	The non-employee director compensation program is competitive with the practices of Raytheon’s executive compensation peers (core and broader peer groups) in terms of magnitude;
●	Average annual per-director compensation (cash plus equity) approximates the median for non-employee director compensation relative to our peers; and
●	The structure of the program is generally aligned with peer policy and good governance practices.*

2018 NON-EMPLOYEE DIRECTOR COMPENSATION

After completing its annual review of director compensation, with the benefit of FW Cook’s assessment, the Governance and Nominating Committee recommended that there be no increases to any of the elements of non-employee director compensation.

*	For more information on the core and broader peer groups, see “Compensation Discussion and Analysis — Peer Groups and Market Data” beginning on page 43.

86 RAYTHEON 2019 PROXY STATEMENT	DIRECTOR COMPENSATION

ELEMENTS OF DIRECTOR COMPENSATION

ELEMENT	2018 (NO ELEMENT OF COMPENSATION INCREASED DURING THE YEAR.)
ANNUAL CASH RETAINERS
●All non-employee directors	$105,000
●Lead Director	$24,000
●Audit Committee chair	$20,000
●MDCC chair	$20,000
●Other committee chairs	$15,000
Annual cash retainers are paid quarterly. Directors may elect to receive retainers in Raytheon common stock in lieu of cash or defer receipt of their cash retainers until they retire from the Board.
ANNUAL EQUITY AWARDS
●All non-employee directors, except Lead Director	$140,000 in restricted stock
●Lead Director	$191,000 in restricted stock
The equity award is granted upon election and vests as of the next Annual Meeting. Awards are prorated for directors who are elected between Annual Meetings. Directors may elect to receive deferred restricted stock units (RSUs) in lieu of restricted stock.
MEETING FEES FOR NON-EMPLOYEE DIRECTORS	$1,500 per Board or committee meeting attended
Non-employee directors receive $1,500 for each Board and committee meeting attended. In addition, any non-employee director who is not an Audit Committee member receives a meeting fee for attending the Audit Committee meeting to review the Annual Report on Form 10-K. Directors may elect to defer receipt of their meeting fees until they retire from the Board.
BENEFITS
●Business travel accident insurance	Up to $1,000,000 of coverage per incident when traveling on Raytheon business.
●Matching gift and charitable awards program	Eligible director gifts are matched up to $10,000 per donor per calendar year under the same program in which all of our employees participate.

ANNUAL EQUITY AWARDS

Each non-employee director receives an award of restricted stock unless the director elects to receive deferred RSUs. A director’s shares of restricted stock are entitled to full dividend and voting rights upon issuance. The restricted stock vests on the date of the Annual Meeting of shareholders in the calendar year following the year of grant, or upon the earlier of termination as a director after a change in control of Raytheon, or the director’s death. Except as otherwise provided by the Committee, a director who terminates service on the Board for any reason, other than a change in control or death, will forfeit all unvested restricted stock awards. Prorated awards for directors elected between Annual Meetings vest on the date of the next Annual Meeting.

A director’s deferred RSUs vest in accordance with the same terms and conditions as restricted stock, but there is no payout of common stock upon vesting until the earlier of (i) five years from the grant date, (ii) separation from service as a board member, (iii) a change in control of Raytheon, or (iv) the director’s death. There are no voting rights associated with the RSUs. A dividend equivalent amount is paid on RSUs upon vesting. For RSUs that have vested, dividend-equivalent amounts are paid on the same basis as dividends paid on shares of common stock.

FORCEPOINT BOARD COMPENSATION

In May 2015, following Raytheon’s acquisition of Websense, Inc., Raytheon created Forcepoint, a cybersecurity joint venture company (with a minority owner, Vista Equity Partners). At the request of the Raytheon Board, Mr. Beauchamp serves on the Forcepoint board. In that capacity, he receives a separate annual cash retainer of $75,000 and a fee of $1,500 for each meeting he attends.

DIRECTOR COMPENSATION	RAYTHEON 2019 PROXY STATEMENT 87

NON-EMPLOYEE DIRECTOR TOTAL COMPENSATION

Name	Fees Earned or Paid in Cash ($)	(1)	Stock Awards ($)	(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	(4)	Total ($)
Tracy A. Atkinson	$158,000		$139,946		–	–	–	$10,000		$307,946
Robert E. Beauchamp	223,500		139,946		–	–	–	10,000		373,446
Adriane M. Brown*	94,212		163,535	(3)	–	–	–	–		257,747
Vernon E. Clark	172,500		191,064		–	–	–	10,000		373,564
Stephen J. Hadley	165,000		139,946		–	–	–	–		304,946
Letitia A. Long	169,500		139,946		–	–	–	5,000		314,446
George R. Oliver	142,500		139,946		–	–	–	10,000		292,446
Dinesh C. Paliwal	133,500		139,946		–	–	–	–		273,446
Ellen M. Pawlikowski**	39,230		99,487		–	–	–	–		138,717
William R. Spivey	155,000		139,946		–	–	–	–		294,946
Marta R. Stewart***	60,923		128,424		–	–	–	–		189,347
James A. Winnefeld, Jr.	150,000		139,946		–	–	–	2,500		292,446
Robert O. Work	154,500		139,946		–	–	–	–		294,446

*	Ms. Brown was elected to the Board on March 13, 2018.
**	Ms. Pawlikowski was elected to the Board on September 6, 2018.
***	Ms. Stewart was elected to the Board on June 27, 2018.
(1)	In the case of Mr. Beauchamp, includes annual retainer and meeting fees for serving on the board of Forcepoint at the Raytheon Board’s request. Detailed information on cash amounts is set forth below.
(2)	Represents the aggregate grant date fair value of awards of restricted stock in accordance with the accounting standard for share-based payments. The grant date fair value of the restricted stock awards is based on the stock price on the date of grant and the number of shares (the intrinsic value method). For more information on the assumptions we used to calculate the grant date fair values for restricted stock awards, see Note 13: Stock-based Compensation Plans to our financial statements in our 2018 Form 10-K.
Each of our non-employee directors held 668 shares of unvested restricted stock as of December 31, 2018, other than Mr. Clark, who held 912 shares, Ms. Pawlikowski who held 492 shares, and Ms. Stewart who held 667 shares.
(3)	Includes Ms. Brown’s prorated award of 112 shares of restricted stock made upon her election to the Board in March 2018, which shares vested on the date of the 2018 Annual Meeting in May 2018.
(4)	Represents Raytheon contributions under our matching gift and charitable awards program, which is available to all employees and directors.

88 RAYTHEON 2019 PROXY STATEMENT	DIRECTOR COMPENSATION

CASH AMOUNTS

Director	Roles	Annual Board Cash Retainer ($)	Annual Committee Chair or Lead Director Cash Retainer ($)	Meeting Fees ($)
Ms. Atkinson	Chair, Audit Committee	$105,000	$20,000	$33,000
Mr. Beauchamp	Director	105,000	–	37,500
Ms. Brown	Director	74,712	–	19,500
Mr. Clark	Chair, Special Activities Committee and Lead Director	105,000	39,000	28,500
Mr. Hadley	Chair, Governance and Nominating Committee	105,000	15,000	45,000
Ms. Long	Chair, Public Policy and Corporate Responsibility Committee	105,000	15,000	49,500
Mr. Oliver	Director	105,000	–	37,500
Mr. Paliwal	Director	105,000	–	28,500
Ms. Pawlikowski	Director	24,230	–	15,000
Mr. Spivey	Chair, MDCC	105,000	20,000	30,000
Ms. Stewart	Director	44,423	–	16,500
Mr. Winnefeld	Director	105,000	–	45,000
Mr. Work	Director	105,000	–	49,500

CASH AMOUNTS — FORCEPOINT BOARD

Director	Annual Board Cash Retainer ($)	Meeting Fees ($)
Mr. Beauchamp	$75,000	$6,000

DIRECTOR STOCK OWNERSHIP AND RETENTION GUIDELINES

The Board believes that directors should be shareholders and have a financial stake in Raytheon. Accordingly, non-employee directors are paid a substantial portion of their compensation in equity awards. Further, each director is required to own Raytheon securities with a value of at least five times the annual cash retainer applicable to all non-employee directors within five years of election to the Board. A director may not dispose of Raytheon stock until attaining the requisite ownership threshold, and thereafter must maintain such equity ownership level. As of December 31, 2018, each of our non-employee directors with five or more years of service had met or exceeded this stock ownership requirement.

POLICY AGAINST CERTAIN RAYTHEON STOCK TRANSACTIONS

Our non-employee directors are subject to Raytheon’s Insider Trading Policy, which restricts them from certain short sales, derivative transactions, hedging, and other transactions involving Raytheon securities. The policy also prohibits the purchase of Raytheon securities on margin or otherwise pledging Raytheon securities as collateral for a loan.

STOCK OWNERSHIP	RAYTHEON 2019 PROXY STATEMENT 89

STOCK OWNERSHIP

FIVE PERCENT SHAREHOLDERS

The following table lists those persons or groups (based solely on our examination of Schedules 13G filed with the SEC or furnished to us) that are beneficial owners of more than 5% of our common stock as of December 31, 2018.

Name and Address of Beneficial Owner	Common Stock	Percent of Class
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	22,838,110	8.00%
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	23,246,646	8.16%

MANAGEMENT AND DIRECTORS

The following table contains information regarding the beneficial ownership of shares of our common stock as of February 28, 2019. Except as otherwise noted below, to Raytheon’s knowledge, the named persons possessed sole voting and investment power over their shares, and the shares are not subject to any pledge. No individual director or nominee for director or NEO beneficially owns 1% or more of the outstanding shares of common stock. The directors and executive officers as a group own less than 1% of the outstanding shares of common stock.

Name of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership
Each director and nominee for director, including Chairman and CEO
Thomas A. Kennedy	101,864	(1)(2)(9)
Tracy A. Atkinson	4,856	(4)(5)
Robert E. Beauchamp	4,971	(4)
Adriane M. Brown	112	(3)(5)
Vernon E. Clark	7,500	(4)
Stephen J. Hadley	9,764	(4)
Letitia A. Long	2,851	(3)(5)
George R. Oliver	6,089	(4)
Dinesh C. Paliwal	2,939	(3)(5)
Ellen M. Pawlikowski	0	(3)
William R. Spivey	21,950	(3)
Marta R. Stewart	0	(3)
James A. Winnefeld, Jr.	1,846	(4)
Robert O. Work	582	(3)(5)
CFO and other NEOs who are not also directors
Anthony F. O’Brien	44,291	(1)(2)(5)(6)
Taylor W. Lawrence	43,320	(1)(2)(8)
David C. Wajsgras	161,782	(1)(2)
Wesley D. Kremer	36,439	(1)(2)(5)
Richard R. Yuse	87,790	(7)
Directors, nominees and all executive officers
All directors, nominees for director and executive officers as a group (23 persons)	554,931	(1)(2)(3)(4)(5)(6)(8)(9)

90 RAYTHEON 2019 PROXY STATEMENT	SHAREHOLDER PROPOSALS

(1)

Includes shares owned outright as follows: Mr. Kennedy – 71,474; Mr. O’Brien – 15,729; Mr. Lawrence – 4,000; Mr. Wajsgras – 136,221; Mr. Kremer – 14,646; and all executive officers and directors as a group – 338,003. Does not include the beneficial ownership of shares held by Mr. Yuse, who retired from Raytheon effective December 31, 2018.

(2)

Includes shares of restricted stock over which the beneficial owner has voting power as follows: Mr. Kennedy – 10,241; Mr. O’Brien – 23,584; Mr. Lawrence – 25,561; Mr. Wajsgras – 25,561; Mr. Kremer – 19,480; and all executive officers and directors as a group – 166,365.

(3)

Does not include unvested restricted stock units awarded to non-employee directors in lieu of shares of restricted stock as follows: Mses. Brown and Long and Messrs. Paliwal, Spivey and Work – 668 each; Ms. Pawlikowski – 492; and Ms. Stewart – 667.

(4)	Includes shares of restricted stock over which the beneficial owner has voting power as follows: Ms. Atkinson and Messrs. Beauchamp, Hadley, Oliver and Winnefeld – 668 each; and Mr. Clark – 912.
(5)

Includes vested deferred compensation equivalent to shares of our common stock as follows: Ms. Atkinson – 858; Ms. Brown – 112; Ms. Long – 858; Mr. Paliwal – 145; Mr. Work – 582; Mr. O’Brien – 523; Mr. Kremer – 2,313; and all executive officers and directors as a group – 19,467. Does not include the beneficial ownership of shares held by Mr. Yuse, who retired from Raytheon effective December 31, 2018.

(6)

Includes shares indirectly held by the beneficial owner through the Raytheon Savings and Investment Plan and the Raytheon Excess Savings Plan as follows: Mr. O’Brien – 4,455; and all executive officers as a group – 7,188.

(7)

Includes 76,755 shares owned outright, vested deferred compensation equivalent to 1,226 shares of our common stock, and 9,809 shares vesting in the next sixty (60) days pursuant to a restricted stock unit agreement for retirement-eligible employees who have attained the age of 60 with at least ten years of service with Raytheon (and from which shares will be withheld to satisfy taxes upon vesting).

(8)

Includes 10,000 vested shares of our common stock held in a deferred compensation trust account with respect to which Mr. Lawrence is the beneficiary, and 3,759 shares of our common stock acquired pursuant to a dividend reinvestment plan and held in such deferred compensation trust account.

(9)

Includes shares vesting in the next sixty (60) days pursuant to a restricted stock unit agreement for retirement-eligible employees who have attained the age of 60 with at least ten years of service with Raytheon (and from which shares will be withheld to satisfy taxes upon vesting) as follows: Mr. Kennedy – 20,149. Does not include unvested restricted stock units awarded to retirement-eligible employees who have attained the age of 60 with at least ten years of service with Raytheon, in lieu of shares of restricted stock as follows: Mr. Kennedy – 48,356 and all executive officers as a group – 51,950. Does not include unvested restricted stock units or any shares vesting pursuant to restricted stock unit agreements for Mr. Yuse, who retired from Raytheon effective December 31, 2018.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of holdings and transactions in our common stock with the SEC and the NYSE. Based on our records and other information, we believe that, in 2018, none of our directors, executive officers or 10% shareholders failed to file a required report on time.

SHAREHOLDER PROPOSALS

We have not received any shareholder proposals for consideration at the 2019 Annual Meeting that are required to be included in our proxy materials pursuant to our by-laws or Rule 14a-8 under the Securities Exchange Act of 1934, nor have we been notified that any shareholder intends to otherwise present a proposal at the meeting pursuant to our by-laws.

We continue to make corporate governance, particularly shareholder concerns, a priority. Management remains open to engaging in dialogue with respect to shareholder concerns and to sharing our views regarding our governance generally. We encourage any shareholder wishing to meet with management to contact the Office of the Corporate Secretary.

Any shareholder who intends to present a proposal at the 2020 Annual Meeting, including nominee(s) for director under our Proxy Access by-law, must deliver the proposal in the manner specified below:

●	Between November 18, 2019, and December 18, 2019, if the proposal is a nominee or nominees submitted for inclusion in our proxy materials for the 2020 Annual Meeting pursuant to our Proxy Access by-law;
●	No later than December 18, 2019, if the proposal is submitted for inclusion in our proxy materials for the 2020 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; or
●	Between January 31, 2020, and March 1, 2020, if the proposal is submitted in accordance with Section 2.7 of our by-laws, in which case we are not required to include the proposal in our proxy materials.

All shareholder proposals must be sent to the Corporate Secretary at Raytheon Company, 870 Winter Street, Waltham, Massachusetts 02451, either by U.S. mail or a delivery service, or by facsimile to 781-522-3332.

GENERAL INFORMATION	RAYTHEON 2019 PROXY STATEMENT 91

GENERAL INFORMATION

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Raytheon Company of proxies to be voted at our 2019 Annual Meeting of Shareholders and at any meeting following adjournment thereof.

We are first making available this proxy statement and accompanying forms of proxy and voting instructions on or about April 16, 2019, to holders of shares of our common stock as of Tuesday, April 2, 2019, the record date for the meeting. This proxy statement and our 2018 Annual Report also are available on our website at www.raytheon.com/proxy.

If you are a shareholder of record as of the record date for the meeting and you plan to attend the meeting in person, you will need valid picture identification, such as a driver’s license or passport, to enter the meeting.

If you hold your shares through a broker, bank, trust or other holder of record and you plan to attend the meeting in person, we will admit you only if we can verify that you are a Raytheon shareholder as of the record date. You should bring a letter or account statement demonstrating that you were the beneficial owner of our common stock on the record date, along with valid picture identification, to be admitted to the meeting.

PROXIES AND VOTING PROCEDURES

Your vote is important. Many shareholders cannot attend the meeting in person, and instead will be represented by proxy. Most shareholders have a choice of voting over the Internet, by using a toll-free telephone number, or by returning a completed proxy card or voting instruction form. Please check your notice, proxy card or the information forwarded by your broker, bank, trust or other holder of record to see which options are available to you. The Internet and telephone voting procedures have been designed to authenticate shareholders, to allow you to vote your shares, and to confirm that your instructions have been properly recorded. The Internet and telephone voting facilities for shareholders of record will close at 11:59 p.m. Eastern Time on Wednesday, May 29, 2019. If your shares are held through a broker, bank, trust or other holder of record and Internet or telephone facilities are made available to you, these facilities may close sooner than those for shareholders of record.

You can revoke your proxy at any time before it is exercised by delivering a properly executed, later-dated proxy (including an Internet or telephone vote) or by voting by ballot at the meeting. Executing your proxy in advance will not limit your right to vote at the meeting if you decide to attend in person. However, if your shares are held in the name of a broker, bank, trust or other holder of record, you cannot vote at the meeting unless you have a legal proxy, executed in your favor, from the holder of record.

All shares entitled to vote and represented by properly executed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you sign and return your proxy but do not indicate how your shares should be voted on a matter, the shares represented by your proxy will be voted as the Board of Directors recommends.

SHAREHOLDERS ENTITLED TO VOTE

Shareholders of our common stock at the close of business on the record date are entitled to notice of and to vote at the meeting. On April 2, 2019, there were 280,222,177 shares of our common stock outstanding. Each share is entitled to one vote.

If you are a participant in our Dividend Reinvestment Plan, shares acquired under the plan may be voted in the same manner as the shares that generated the dividends for reinvestment. Thus, these shares may be voted by following the same procedures as those described above.

If you are a participant in the Raytheon Savings and Investment Plan, your proxy will serve as the voting instructions to the trustee for all shares you own through the plan. If you own shares through this plan and do not provide voting instructions, the trustee will vote your shares at the meeting in the same proportion as shares for which instructions were received.

92 RAYTHEON 2019 PROXY STATEMENT	GENERAL INFORMATION

QUORUM AND REQUIRED VOTE

QUORUM

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote for the election of directors is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

BROKER NON-VOTES

A broker non-vote occurs when a nominee holding shares for a beneficial owner (i.e., in “street name”) does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. A broker non-vote has no impact on voting results. We believe that nominees only have discretionary voting power with respect to the ballot item on ratification of auditors described in this proxy statement.

REQUIRED VOTE

The table below shows the voting requirement for each proposal to be presented at the Annual Meeting.

PROPOSAL	REQUIRED VOTE	EFFECT OF ABSTENTIONS AND NOMINEES HOLDING SHARES IN STREET NAME
Election of directors	In an uncontested election, each nominee must receive a majority of votes cast (i.e., the number of votes cast for that nominee must exceed the votes cast against that nominee).

An abstention does not count as a vote cast.

A nominee holding shares in street name does not have discretionary voting power with respect to the election of directors and may not vote shares unless the nominee receives voting instructions from the beneficial owner.

Advisory vote to approve Named Executive Officer compensation	The affirmative vote of the holders of a majority of shares of our common stock, present in person or represented by proxy and entitled to vote, is required for approval.

An abstention is treated as present and entitled to vote and therefore has the effect of a vote against approval.

A nominee holding shares in street name does not have discretionary voting power with respect to this proposal and may not vote shares unless the nominee receives voting instructions from the beneficial owner.

Approval of the Raytheon 2019 Stock Plan	The affirmative vote of the holders of a majority of shares of our common stock, present in person or represented by proxy and entitled to vote, is required for approval.

An abstention is treated as present and entitled to vote and therefore has the effect of a vote against approval.

A nominee holding shares in street name does not have discretionary voting power with respect to this proposal and may not vote shares unless the nominee receives voting instructions from the beneficial owner.

Ratification of independent auditors	The affirmative vote of the holders of a majority of shares of our common stock, present in person or represented by proxy and entitled to vote, is required to ratify the selection of our auditors.

An abstention is treated as present and entitled to vote and therefore has the effect of a vote against ratification of the auditors.

Nominees holding shares in street name may vote on this proposal without voting instructions from the beneficial owner.

OTHER MATTERS PRESENTED AT THE MEETING

If any other matters are properly presented for consideration at the meeting, including consideration of a motion to adjourn the meeting to another time or place, the persons named in the proxy card will have discretion to vote on those matters according to their best judgment to the same extent as the person signing the proxy would be entitled to vote. At the date of this proxy statement, we do not anticipate that any other matters will be raised at the meeting.

GENERAL INFORMATION	RAYTHEON 2019 PROXY STATEMENT 93

TABULATION OF VOTES

All votes will be tabulated by an independent business entity, which will not disclose your vote except as:

●	required by law;
●	necessary in connection with a judicial or regulatory action or proceeding;
●	necessary in connection with a contested proxy solicitation; or
●	requested or otherwise disclosed by you.

If a comment written on a proxy card is provided to our Corporate Secretary, it will be done so without disclosing your vote unless necessary to an understanding of the comment.

MULTIPLE COPIES OF ANNUAL REPORT TO SHAREHOLDERS

If you received more than one copy of the 2018 Annual Report, you may wish to reduce the number of reports you receive to save us mailing and production costs and reduce waste. When you vote over the Internet, you will have an opportunity to request electronic delivery of reports for some or all of your accounts. This request will not affect how you receive dividends, dividend reinvestment statements and special notices.

HOUSEHOLDING INFORMATION

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we are permitted to deliver a single copy of our proxy statement and annual report to shareholders sharing the same address unless we receive contrary instructions from any such shareholder. Householding allows us to reduce our printing and postage costs and reduces the volume of duplicative information you receive. If you wish to receive an additional copy of our annual report or proxy statement this year, you may obtain one by calling Raytheon Investor Relations at 781-522-5123 or by writing to the Corporate Secretary at Raytheon Company, 870 Winter Street, Waltham, Massachusetts 02451. You also may request copies of our annual disclosure documents on our website at www.raytheon.com in the Investors section under the heading “Request Information.”

Street-name shareholders who wish to revoke consent to householding so each shareholder at their address can receive an individual copy of our proxy statement and annual report in the future may call Broadridge Investor Communications Services toll-free at 1-866-540-7095, or write to Broadridge Investor Communications Services, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Shareholders of record who wish to revoke consent to householding may call Raytheon Shareholder Services toll-free at 1-800-360-4519, or write to Raytheon Shareholder Services, c/o American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON THURSDAY, MAY 30, 2019

This proxy statement and our 2018 Annual Report are also available on our website at www.raytheon.com/proxy.

ELECTRONIC AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT

As permitted by SEC rules, we are making this proxy statement and our annual report available to shareholders on our website at www.raytheon.com/proxy. On April 16, 2019, we began mailing to our shareholders a notice containing instructions on how to access this proxy statement and our annual report and how to vote online. If you received the notice, you will not receive a printed copy of the proxy materials unless you request them. You can make such a request by following the instructions contained on the notice, or in the same way you would request electronic delivery, as set forth in the following paragraph.

94 RAYTHEON 2019 PROXY STATEMENT	GENERAL INFORMATION

If you received a paper copy of this proxy statement by mail and you wish to receive an electronic copy of next year’s proxy statement instead, you can elect to receive either a paper notice of availability by mail or an e-mail message containing the Internet address to access our annual report and proxy statement. If you are a shareholder of record, you may choose electronic delivery by following the instructions provided when you vote over the Internet or by following the instructions published on our website at www.raytheon.com/proxy. If you hold our common stock through a broker, bank, trust or other holder of record, you will receive information from that entity regarding the availability of electronic delivery. Your choice will remain in effect until you cancel your election at www.raytheon.com/proxy. You do not have to elect Internet access each year.

COST OF PROXY SOLICITATION

We will pay the cost of soliciting proxies. Proxies may be solicited on behalf of Raytheon by directors, officers or employees of Raytheon in person or by telephone, facsimile or other electronic means. We have retained D.F. King & Co., Inc. (D.F. King) to assist in the distribution and solicitation of proxies. Based on our agreement with D.F. King, we anticipate paying fees ranging from approximately $30,000 up to approximately $100,000, plus out-of-pocket expenses, for these services, depending upon the extent of proxy solicitation efforts undertaken.

As required by the SEC and the NYSE, we also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

SHAREHOLDER ACCOUNT MAINTENANCE

Our transfer agent is American Stock Transfer & Trust Company (AST). All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer Raytheon stock and similar issues, can be handled by calling Raytheon Shareholder Services toll-free at 1-800-360-4519 or by accessing AST’s website at www.astfinancial.com.

For other Raytheon information, you can visit our website at www.raytheon.com. We make our website content available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference into this proxy statement.

OTHER MATTERS

Even if you plan to attend the meeting, please vote over the Internet or by telephone or complete, sign and return the proxy card or voting instruction form you received in the envelope provided for that purpose. No postage is required for mailing in the United States.

Our 2018 Annual Report, which is not a part of this proxy statement and is not proxy soliciting material, is enclosed.

By Order of the Board of Directors,

Frank R. Jimenez Secretary

Waltham, Massachusetts
April 16, 2019

Appendix A – 2019 Stock Plan

APPENDIX A — RAYTHEON 2019 STOCK PLAN	RAYTHEON 2019 PROXY STATEMENT 95

APPENDIX A RAYTHEON 2019 STOCK PLAN

ARTICLE I

1. Plan Name. This Plan shall be known as the Raytheon 2019 Stock Plan.

ARTICLE II

2. Purpose. This Plan is intended to encourage ownership of Stock by Directors, officers, employees, and consultants of Raytheon Company and its Affiliates and to provide additional incentive for them to promote the success of the Company’s business.

This Plan shall serve as the successor to the Raytheon 2010 Stock Plan (the “2010 Plan”). If the Company’s stockholders approve this Plan, no additional grant of awards will be made under the 2010 Plan after the Effective Date. All outstanding awards under the 2010 Plan, however, shall continue in effect in accordance with their terms and the terms of the 2010 Plan.

ARTICLE III

3. Effective Date; Term. The Plan shall become effective as of the date of the Plan’s approval by the Company’s stockholders (the “Effective Date”). No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth (10th) anniversary of the Effective Date. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to the Plan’s termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

ARTICLE IV

4. Definitions. As used in the Plan, the following terms have the following meanings:

4.1 Affiliate means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, partnerships) or any entity with respect to which the Committee determines that the Company has a material business interest.

4.2 Award means any stock options (including ISOs and NSOs), SARs (including free-standing and tandem SARs), Restricted Stock Awards, Stock Units, Stock Grants or any combination of the foregoing granted pursuant to the Plan, except, however, when the term is being used under the Plan with respect to a particular category of grant, in which case it shall only refer to that particular category of grant.

4.3 Award Agreement means the written agreement(s) (which may be in electronic form) between the Company and the Participant evidencing an Award made to that Participant hereunder, as such agreement(s) may be in effect from time to time. Each Award Agreement with respect to an Award shall incorporate the terms of this Plan, which may be by reference alone, and shall contain such other provisions, consistent with the provisions of the Plan, as may be established by the Committee.

4.4 Board means the Board of Directors of the Company.

96 RAYTHEON 2019 PROXY STATEMENT	APPENDIX A — RAYTHEON 2019 STOCK PLAN

4.5 Cause means, with respect to each Award made under this Plan:

(a) “Cause,” as such term is defined in the Award Agreement for the particular Award or any employment or engagement agreement, offer letter or severance agreement between the Participant and the Company or an Affiliate.

(b) In the absence of any other Cause definition in such Award Agreement (or other agreement), (i) the Participant’s intentional, persistent failure to, dereliction of, or refusal to perform such duties as are reasonably assigned to him or her by the officers or directors of the Company or an Affiliate; (ii) the Participant’s fraud, dishonesty or other deliberate injury to the Company or an Affiliate in the performance of his or her duties on behalf of, or for, the Company or an Affiliate; (iii) the willful commission by the Participant of a criminal or other act that causes substantial economic damage to the Company or an Affiliate or substantial injury to the business reputation of the Company or an Affiliate; (iv) the Participant’s material breach of his or her employment or engagement agreement, if any; or (v) the Participant’s breach of any material provision of the Participant’s Award Agreement specifying the terms of the particular Award. For purposes of the Plan, no act, or failure to act, on the part of any person shall be considered “willful” unless done or omitted to be done by the person other than in good faith and without reasonable belief that the person’s action or omission was in the best interest of the Company or an Affiliate.

4.6 Change in Control shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied, unless otherwise set forth in the applicable Award Agreement:

(a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), other than those Persons in control of the Company as of the date hereof or a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

(b) A change in the Board such that individuals who as of the date hereof constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

(c) (i) stockholder approval of a plan of complete liquidation of the Company; (ii) the consummation of an agreement for the sale or disposition of all or substantially all of the Company’s assets; or (iii) the consummation of a merger, consolidation or reorganization of the Company with or involving any other corporation, other than a merger, consolidation or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation or reorganization.

However, in no event shall a Change in Control be deemed to have occurred for purposes of this Plan if a Participant is included in a Person that consummates the Change in Control. A Participant shall not be deemed to be included in a Person by reason of ownership of (i) less than 3% of the equity in the Person or (ii) an equity interest in the Person that is otherwise not significant as determined prior to the Change in Control by a majority of the non-employee continuing directors of the Company.

4.7 Code means the Internal Revenue Code of 1986, as amended, and any related rules, regulations and interpretations.

4.8 Committee means the Management Development and Compensation Committee (“MDCC”) of the Board; provided, however, that the “Committee” in regard to exercising any authority and responsibility to grant Awards under the Plan to Participants who are Directors and to make or take, as the case may be, all required or appropriate determinations and actions in respect of such grants shall mean the Governance and Nominating Committee of the Board, another Board

APPENDIX A — RAYTHEON 2019 STOCK PLAN	RAYTHEON 2019 PROXY STATEMENT 97

committee composed entirely of “non-employee directors” as such term is defined in Rule 16b-3 promulgated under the Exchange Act or the Board itself, if so determined by the Board.

4.9 Company means Raytheon Company, a Delaware corporation.

4.10 Director means a non-employee member of the Board or any board of directors (or similar governing body) of any Affiliate.

4.11 Disability means a Participant’s total disability as evidenced by commencement and continuation for more than one year of benefits under the Raytheon Company Long-Term Disability Plan (the “Disability Plan”). If the Participant is not eligible to participate in the Disability Plan, “Disability” means meeting, for more than one year, the conditions for eligibility for benefits under the Disability Plan as if the Participant were eligible to participate in the Disability Plan.

4.12 Effective Date has the meaning set forth in Article III.

4.13 Exchange Act means the Securities Exchange Act of 1934, as amended.

4.14 Exercise Price means the price per share of Stock payable upon the exercise of an Option.

4.15 Fair Market Value per share of Stock means the closing selling price per share of Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the applicable date on the New York Stock Exchange or other stock exchange serving as the primary market for the Stock. If there is no closing selling price for the Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

4.16 Grant Date means, with respect to an Award, the date on which the Committee completes the action authorizing the grant of the Award to a Participant or such other later date as is determined by the Committee.

4.17 Immediate Family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, and any person sharing the employee’s household (other than a tenant or employee).

4.18 Incentive Stock Option or ISO means an Option grant that is intended to meet the requirements of Section 422 of the Code.

4.19 Involuntary Termination means:

(a) Involuntary Termination, as such term is defined in the Award Agreement for the particular Award or any employment, or engagement agreement, offer letter or severance agreement between the Participant and the Company.

(b) In the absence of any other definition in such Award Agreement or in any other agreement the Participant’s Termination of Service which occurs by reason of:

(i) the Participant’s involuntary dismissal or discharge by the Company (or successor thereto) or any Affiliate for reasons other than Cause; or

(ii) the Participant’s voluntary resignation following (A) a material diminution in the Participant’s duties or responsibilities, (B) a material change in the Participant’s reporting requirements such that the Participant is required to report to a person whose duties, responsibilities and authority are materially less than those of the person to whom the Participant previously reported, (C) a material reduction in the Participant’s level of base compensation with a reduction of fifteen percent (15%) or more to be deemed material or (D) a material adverse change in the geographic location of the Participant’s principal place of employment with a relocation by fifty (50) miles or more to be deemed material, provided and only if (I) such change, reduction or relocation is effected without the Participant’s consent and (II) each of the following conditions is satisfied: (i) the Participant shall have provided the Company with written notice of the event or condition constituting the reason for Involuntary Termination within thirty (30) days after the occurrence of that event or condition; (ii) the Company shall have

98 RAYTHEON 2019 PROXY STATEMENT	APPENDIX A — RAYTHEON 2019 STOCK PLAN

failed to take appropriate remedial action to cure such event or condition within thirty (30) days after receipt of such notice; and (iii) the Participant’s Involuntary Termination shall be effected upon the expiration of such thirty (30) day cure period.

4.20 Medical Leave of Absence means a leave of absence for medical reasons approved in accordance with Company policy.

4.21 Non-Statutory Stock Option or NSO means an Option grant that is not intended to be an Incentive Stock Option.

4.22 Option means an option to purchase shares of the Stock granted under the Plan.

4.23 Optionee means a person to whom an Option shall have been granted under the Plan.

4.24 Option Period means such period (not to exceed ten (10) years) from the Grant Date to the date on which the Option expires as may be determined by the Committee and set forth in the Award Agreement.

4.25 Participant means a Director, officer, employee or consultant of the Company or its Affiliates who is granted an Award under the Plan.

4.26 Personal Leave of Absence means a leave of absence for personal reasons approved in accordance with Company policy.

4.27 Plan means this Raytheon 2019 Stock Plan, as may be amended from time to time.

4.28 Related Corporation means a parent corporation or a subsidiary corporation, each as defined in Section 424 of the Code.

4.29 Restricted Stock Award means any Award of shares of restricted Stock granted pursuant to Article XI of the Plan.

4.30 Retirement means, for purposes of this Plan unless otherwise provided by the Committee: (a) the Termination of Service with the Company and its Affiliates, other than for Cause, at any time after attaining age fifty-five (55) and having completed at least ten (10) years of continuous service immediately preceding such Termination of Service, or (b) Termination of Service under circumstances that the Committee deems equivalent to retirement.

4.31 SAR means a stock appreciation right, as awarded under Article X.

4.32 Securities Act means the Securities Act of 1933, as amended.

4.33 Stock means the common stock, $0.01 par value, of the Company.

4.34 Stock Grant means shares of Stock, as awarded under Section 11.5.

4.35 Stock Unit means credits to a bookkeeping reserve account solely for accounting purposes, where the amount of the credit shall equal either one or more shares of Stock or the Fair Market Value of a share of Stock on the Grant Date (unless otherwise provided by the Committee), and which shall be subsequently increased or decreased to reflect the Fair Market Value of a share of Stock. Stock Units do not require segregation of any of the Company’s assets. Stock Units are awarded under Article XI.

4.36 10% Stockholder means the owner of stock (as determined under Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or any Related Company).

APPENDIX A — RAYTHEON 2019 STOCK PLAN	RAYTHEON 2019 PROXY STATEMENT 99

4.37 Termination of Service means, with respect to each Award made under this Plan:

(a) Termination of Service as defined in the Award Agreement for the particular Award or any employment or engagement agreement, offer letter or severance agreement between the Participant and the Company.

(b) In the absence of any other definition of Termination of Service in such Award Agreement or other agreement, Termination of Service means the cessation of performance of services for the Company or an Affiliate by an employee or consultant and the departure from active status as a Director; provided, however, that cessation of performance of services by a Participant in the capacity of an employee or Director shall not constitute a Termination of Service if the Participant continues to perform services as a Director or employee, respectively. However, a Participant shall be deemed to incur a Termination of Service when: (i) the Participant no longer performs services in any of the foregoing capacities for the Company or any Affiliate or (ii) the entity for which the Participant is performing such services ceases to remain an Affiliate of the Company, even though the Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or Personal Leave of Absence approved by the Company; provided, however, that should such leave of absence exceed three (3) months, then, for purposes of determining the period within which an Incentive Stock Option may be exercised as such under federal tax laws, the Participant’s Termination of Service shall be deemed to occur on the first day immediately following the expiration of such three (3)-month period, unless the Participant is provided with the right to return to service following such leave either by statute or by written contract. Except to the extent set forth in this Plan or otherwise required by law or expressly authorized by the Committee or by the Company’s written policy on leaves of absence, no service credit shall be given for vesting purposes for any period the Participant is on a leave of absence.

4.38 Vesting Period means that period of time during which the shares of Stock (or a portion thereof) underlying an Award, or the Stock Units in which an Award is denominated, are subject to a risk of forfeiture.

ARTICLE V

5. Stock Subject to the Plan.

5.1 Maximum. Subject to adjustment as provided in Article XIII and Section 5.2, the maximum number of shares of Stock that may be issued pursuant to Awards under the Plan shall not exceed 8,673,643 shares of Stock, which share limit is composed of (i) 2,700,000 new shares of Stock authorized for issuance under the Plan, plus (ii) up to a maximum of 5,973,643 shares of Stock that remained available for future grants under the 2010 Plan as of December 31, 2018, reduced by the number of shares of Stock subject to awards granted under the 2010 Plan on or after January 1, 2019 and prior to the Effective Date, plus:

(a) the number of undelivered shares of Stock that (i) were the subject of awards outstanding under the 2010 Plan as of the Effective Date (“Prior Plan Awards”) and (ii) after the Effective Date, expire or are forfeited, terminated, cancelled, settled in cash or otherwise settled without a delivery to the Participant of the full number of shares of Stock to which the awards related; and

(b) the number of shares of Stock delivered to or withheld by the Company in satisfaction of tax withholding obligations with respect to Prior Plan Awards (other than an option or stock appreciation right).

Subject to adjustment as provided in Article XIII, the number of shares of Stock that may be issued pursuant to Incentive Stock Options shall not exceed 8,673,643 shares.

Shares issued under the Plan may be shares of Stock of original issue, shares of treasury stock or shares of Stock that have been reacquired by the Company.

100 RAYTHEON 2019 PROXY STATEMENT	APPENDIX A — RAYTHEON 2019 STOCK PLAN

5.2 Computation of Maximum. For purposes of calculating the number of shares of Stock issued under the Plan:

(a) to the extent that an Award under the Plan expires or is cancelled, forfeited, terminated, settled in cash, or otherwise is settled without a delivery to the Participant of the full number of shares of Stock to which the Award related then the undelivered shares shall again be available for Awards to be granted under the Plan;

(b) shares of Stock withheld by the Company or tendered by the Participant in payment of the Exercise Price or withholding taxes relating to an Option or SAR, shall not be added to the shares available for Awards to be granted under the Plan;

(c) shares of Stock withheld by the Company or tendered by the Participant in payment of the withholding taxes relating to an Award (other than an Option or SAR) shall again be available for Awards to be granted under the Plan, subject to Section 17.13;

(d) upon the exercise of any stock-settled SAR under the Plan, the share reserve shall be reduced by the gross number of shares as to which such right is exercised; and

(e) shares of Stock purchased on the open market with the cash proceeds from the exercise of Options shall not be added to the shares available for Awards to be granted under the Plan.

5.3 Individual Limit. Subject to adjustments as provided in Article XIII, the maximum number of shares of Stock subject to Awards of any combination that may be granted during any one fiscal year of the Company to any one individual shall be limited to 800,000 shares of Stock. The foregoing per-individual limit shall not be adjusted to effect a restoration of shares of Stock with respect to which the related Award is terminated, surrendered or cancelled.

5.4 Director Limit. The maximum aggregate grant date fair value (computed as of the Grant Date in accordance with applicable financial accounting rules) of all Awards made to any Director under the Plan in any fiscal year, taken together with any cash payments (including the annual retainer and any other compensation) paid or payable to such Director, in respect of the Director’s service as a member of the Board during such fiscal year, shall not exceed $600,000 in total value. The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the Director receiving such additional compensation may not participate in the decision to award such compensation.

5.5 Company Rights. Outstanding Awards granted pursuant to the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

5.6 Substitute Awards. Substitute Awards shall not reduce the shares authorized for issuance under the Plan or the limitations on grants to a Participant under Section 5.3 or Section 5.4, nor shall shares subject to a terminated, cancelled or forfeited Substitute Award be added to the shares available for issuance under the Plan as provided above. Additionally, to the extent permitted by the listing rules of any relevant stock exchange, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted to reflect the acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares authorized for issuance under the Plan. For purposes of this section, “Substitute Awards” shall mean Awards granted or shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

ARTICLE VI

6. Proceeds. The proceeds received by the Company from the sale of Stock pursuant to Awards granted under the Plan will be used for general corporate purposes.

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ARTICLE VII

7. Administration.

7.1 General. The Plan shall be administered by the Committee. The Committee shall have sole and exclusive authority to administer the Plan with respect to any Director or person subject to the reporting requirements of Section 16 of the Exchange Act. The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and of the Award Agreements) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

7.2 Duties. The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable, all within the Committee’s sole and absolute discretion. The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including without limitation the power to accelerate or otherwise change the time in which an Award may be exercised or becomes payable, and to waive, in whole or in part, any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to vesting or exercisability of an Award following a Participant’s Termination of Service or death.

7.3 Delegation of Authority. The MDCC may, from time to time, delegate to a subcommittee some or all of its authority and responsibility under the Plan. In addition, to the extent permitted by law, the Committee, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee’s authority and duties with respect to granting Awards (but in no event with respect to any Awards granted to any Director or person subject to the reporting requirements of Section 16 of the Exchange Act). The Committee may revoke or amend the terms of such a delegation at any time, but such revocation shall not invalidate prior actions of the subcommittee or Chief Executive Officer of the Company that were consistent with the terms of the Plan. To the extent any authority has been delegated under this Section 7.3, the term “Committee” shall include the delegatee to the extent such delegatee is carrying out its administrative functions under the Plan with respect to persons under its jurisdiction.

7.4 Limited Liability. To the maximum extent permitted by law, no member of the Committee or any delegatee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award, and each Committee member (or delegatee) shall be indemnified by the Company pursuant to applicable law and the terms of any indemnification agreement between the Committee member and the Company.

7.5 Effect of Committee’s Decision. All actions taken and decisions and determinations made by the Committee on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any Participants in the Plan and any other employee of the Company, and their respective successors in interest.

ARTICLE VIII

8. Eligibility. Directors, officers, employees and consultants of the Company or its Affiliates shall be eligible to participate in the Plan.

ARTICLE IX

9. Stock Options.

9.1 General. Subject to the other applicable provisions of the Plan, the Committee may from time to time grant to eligible Participants Options, which may be either ISOs or NSOs. Each Option will be evidenced by an Award Agreement.

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9.2 Price. The Exercise Price of each Option shall be set forth in the Award Agreement and shall not be less than 100% of the Fair Market Value per share of Stock on the Grant Date of the Option.

9.3 Other Terms of Options. The term during which each Option may be exercised shall be determined by the Committee; provided, however, that in no event shall an Option be exercisable more than ten (10) years from the Grant Date of the Option.

9.4 Restrictions on Incentive Stock Options. ISOs shall comply in all respects with Code Section 422 and, as such, shall meet the following additional requirements:

(a) Participant. ISOs shall only be issued to employees of the Company or a Related Corporation.

(b) 10% Stockholder. The Exercise Price of any ISO granted to a 10% Stockholder shall be not less than 110% of the Fair Market Value of the Stock on the Grant Date and the term of such ISO shall not exceed five (5) years.

(c) Maximum Grant. The aggregate Fair Market Value (determined as of the Grant Date) of shares of Stock with respect to which all ISOs first become exercisable by any Participant in any calendar year under this or any other plan of the Company and its Related Corporations may not exceed $100,000 or such other amount as may be permitted from time to time under Code Section 422. To the extent that such aggregate Fair Market Value shall exceed $100,000, or other applicable amount, such Options shall be treated as NSOs.

9.5 Exercisability.

(a) An Option may be exercised in whole at any time, or in part from time to time, within the Option Period to the extent the Option is then exercisable.

(b) Upon an Optionee’s Termination of Service, any outstanding Options shall remain exercisable for such period of time thereafter as shall be determined by the Committee and set forth in the Award Agreement but no Option shall be exercisable after the expiration date of the Option; provided, however, that notwithstanding any provision in the Plan or an Award Agreement to the contrary, unless the Committee determines otherwise, if a vested Option would terminate at a time when trading in Stock is prohibited by law or by the Company’s insider trading policy, the vested Option may be exercised until the thirtieth (30th) day after expiration of such prohibition (but not beyond the expiration date of the Option).

(c) Notwithstanding the foregoing, in all cases if an Optionee’s Termination of Service is for Cause or if the Optionee engages in conduct constituting Cause while holding one or more Options, such Optionee’s Options shall terminate immediately and may no longer be exercised.

9.6 Limit on Exercisability. Except as otherwise provided by the Committee and specified in the Award Agreement, an Option may not be exercised after the Optionee’s Termination of Service, if at all, for more shares than the Optionee was entitled to purchase thereunder at the time of the Optionee’s Termination of Service (subject to adjustment as provided in Article XIII).

9.7 Payment of Exercise Price. The exercise price of an Option shall be payable in one or more of the following forms as determined by the Committee and specified in the Award Agreement: (i) a check payable to the order of the Company; (ii) via net exercise or broker-assisted cashless exercise in accordance with such procedures as may be prescribed by the Company; (iii) delivery of other shares of Stock (whether actually delivered or through attestation) held for the requisite period (if any) necessary to avoid any resulting charge to the Company’s earnings for financial reporting purposes with a Fair Market Value on the exercise date equal to the Exercise Price of the shares to be purchased; or (iv) in such other form or forms as the Committee may approve. Receipt by the Company of such notice and payment of the exercise price (except to the extent a broker-assisted cashless exercise is utilized) shall constitute the exercise of the Option or part thereof.

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ARTICLE X

10. Stock Appreciation Rights.

10.1 Award of SARs. Subject to the other applicable provisions of the Plan, the Committee may from time to time grant SARs to Participants, either on a freestanding basis (without regard to or in addition to the grant of an Option) or on a tandem basis (related to the grant of an underlying Option), as it determines. SARs shall be evidenced by Award Agreements, in such form as the Committee may from time to time determine. The term during which each SAR may be exercised shall be determined by the Committee, provided, however, that no SAR may be exercised on or after the tenth (10th) anniversary of the SAR’s Grant Date.

10.2 Restrictions on Tandem SARs. ISOs may not be surrendered in connection with the exercise of a tandem SAR unless the Fair Market Value of the shares of Stock subject to the ISO is greater than the Exercise Price for such ISO. SARs granted in tandem with Options shall be exercisable only to the same extent and subject to the same conditions as the related Options are exercisable. The Committee may, in its discretion, prescribe additional conditions to the exercise of any such tandem SAR.

10.3 Amount of Payment Upon Exercise of SARs. A SAR shall entitle the Participant to receive, subject to the provisions of the Plan and the Award Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Stock over (B) the base price per share specified in the Award Agreement (which shall be determined by the Committee but which shall not be less than 100% of the Fair Market Value of one share of Stock on the date of grant of the SAR, except in connection with any adjustments as provided in Article XIII or any Substitute Awards), times (ii) the number of shares of Stock specified by the SAR, or portion thereof, which is exercised. In the case of exercise of a tandem SAR, such payment shall be made in exchange for the surrender of the unexercised related Option (or any portions thereof which the Participant from time to time determines to surrender for this purpose).

10.4 Form of Payment Upon Exercise of SARs. Payment by the Company of the amount receivable upon exercise of a SAR may be made by the delivery of Stock (valued at Fair Market Value on the exercise date) or cash, or any combination of shares of Stock and cash, as determined in the sole discretion of the Committee from time to time.

ARTICLE XI

11. Other Stock-Based Awards.

11.1 Grants. Subject to the other applicable provisions of the Plan, the Committee may at any time grant Restricted Stock Awards, Stock Units, or Stock Grants to Participants in such amounts and for such consideration, including only such minimum consideration as may be required by law, as it determines. Such Awards shall be granted pursuant to an Award Agreement.

11.2 General Terms and Conditions of Restricted Stock Awards and Stock Units.

(a) Restricted Stock Awards and Stock Units shall be subject to such Vesting Periods and other restrictions and conditions as the Committee may provide. Such restrictions or conditions may be based on continuing employment or engagement (or other business relationship) and/or achievement of one or more pre-established performance goals. The Award Agreement shall include the dates and/or the description of how pre-established performance goals shall be deemed to have been met and any other conditions upon which Restricted Stock Awards or Stock Units shall become vested. Notwithstanding the foregoing, the Committee may reduce or shorten the duration of any restriction applicable to any Restricted Stock Award or Stock Unit under the Plan.

(b) Except as otherwise provided herein or by the Committee:

(i) Restricted Stock Awards and Stock Units that vest based solely on continuing employment or engagement (or other business relationship) shall nevertheless vest, and the restrictions on such Restricted Stock Awards or Stock Units shall lapse (1) upon termination of the Participant’s continuing employment or engagement (or other business

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relationship) on account of death (including during any Medical Leave of Absence or after Disability); (2) in accordance with the vesting schedule provided by the Committee in the event of (i) a Medical Leave of Absence of at least one year, (ii) Disability or (iii) the Participant’s Retirement but subject to such conditions or covenants determined by the Committee; or (3) in accordance with the vesting schedule provided by the Committee in the event of a Personal Leave of Absence (but only during the period of such leave, unless the Participant resumes his or her employment or engagement (or other business relationship) at the end of such leave).

(ii) Restricted Stock Awards and Stock Units that vest based on achievement of pre-established performance goals shall nevertheless vest, and the restrictions on the Restricted Stock Awards or Stock Units shall lapse (1) upon the Participant’s death, (2) upon the Participant’s Retirement but subject to such conditions or covenants determined by the Committee, or (3) upon the termination of the Participant’s continuing employment or engagement (or other business relationship) after having become disabled, but in any such case only as to a pro rata portion of the number of shares of Stock the Participant would have received, if any, had the Participant remained employed until the end of the Vesting Period set forth in the applicable Award Agreement. In such event, payment for any Stock Units which then vest shall be made when payment would otherwise have been made following the end of the applicable Vesting Period. Such pro rata portion will be based on the number of full months in the Vesting Period during which the Participant was employed as compared to the total number of full months in the Vesting Period.

(iii) If during the Vesting Period specified in the Award Agreement the Participant has a Termination of Service for any reason other than as specified in sub-paragraphs (i) and (ii), above, then the Participant shall forfeit any of the shares of Stock (including, as applicable, shares of Stock in which Stock Units are denominated) as to which the applicable restrictions have not theretofore lapsed, and all rights of the Participant in and to such shares of Stock, including any pro rata portion of the shares with respect to a partial year of employment, shall be forfeited immediately after the Participant’s Termination of Service.

(c) Notwithstanding the preceding provisions of this Section 11.2, with respect to a Restricted Stock Award or Stock Units granted to a Director of the Company, unless otherwise provided by the Committee, the vesting date for all shares of Stock underlying any such Restricted Stock Award or Stock Units shall be the date of the Annual Meeting of Stockholders of the Company immediately following the grant of the Award, and the restrictions on the shares underlying such Award shall lapse upon the earlier of (i) the applicable vesting date or (ii) upon the Director ceasing to be a Director of the Company on account of death.

(d) Unvested Restricted Stock Awards or Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Award Agreement.

11.3 Restricted Stock Awards.

(a) Share certificates with respect to Restricted Stock Awards shall be issued (or the shares shall be held in a book entry position through the transfer agent’s direct registration service) at the time of grant of the Restricted Stock Award, subject to forfeiture if the applicable restrictions are not satisfied. If share certificates are issued at the time of grant of the Restricted Stock Award, the certificates shall bear an appropriate legend with respect to the restrictions applicable to such Restricted Stock Award (as described in Section 11.2) or, alternatively, the Participant may be required to deposit the certificates with the Company during the period of any restriction thereon and to execute a blank stock power or other instrument of transfer. If shares are in a book entry position with the transfer agent’s direct registration service, the restrictions shall be appropriately noted.

(b) Except as otherwise provided by the Committee, during the Vesting Period applicable to a Restricted Stock Award, the Participant shall have all of the rights of a holder of Stock, including but not limited to the rights to receive dividends with respect to and to vote the shares subject to the Award, except that with respect to Restricted Stock Awards that vest based on achievement of pre-established performance goals, any dividends otherwise payable during the Vesting Period shall be paid only if, as, and to the extent the Restricted Stock Award vests. Upon lapse of restrictions on a Restricted Stock Award, the Committee may provide that, to the extent not already received, the Participant will be entitled to receive any amounts per share pursuant to any dividend or distribution paid by the Company on its Stock to stockholders of record after grant of the Restricted Stock Award and prior to the issuance of the share certificates (or holding in a book entry position through the transfer agent).

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11.4 Stock Unit Awards.

(a) Stock Units (including any dividend equivalents in respect of Stock Units) shall be settled in shares of Stock except that the Committee may instead elect at any time prior to settlement to settle such amounts in whole or in part in cash. Unless otherwise provided herein or by the Committee and subject to Section 17.1, Stock Units shall be paid in accordance with their terms, to the extent vested, (i) with respect to Stock Units that vest solely on continuing employment or engagement (or other business relationship), promptly but no later than thirty (30) days following vesting, and (ii) with respect to Stock Units that vest based on achievement of pre-established performance goals, promptly but no later than thirty (30) days following determination of the attainment of the performance goals by the Committee.

(b) Stock Units shall be subject to such rules and regulations as the Committee may prescribe and/or such determinations, orders or decisions as the Committee may make.

(c) Except as otherwise provided by the Committee, the Participant shall have none of the rights of a stockholder with respect to any shares of Stock represented by a Stock Unit as a result of the grant of a Stock Unit to the Participant. Notwithstanding the foregoing, except as otherwise provided by the Committee:

(i) with respect to Stock Units that vest based solely on continuing employment or engagement (or other business relationship), the Participant shall have the right to receive amounts equal to any cash dividends paid during the Vesting Period, any such amounts to be paid to the Participant only if, as, and to the extent the Stock Units vest; and

(ii) with respect to Stock Units that vest based on achievement of pre-established performance goals, the Participant shall have the right to receive amounts equivalent to any cash dividends declared during the Vesting Period, as if such amounts were reinvested in additional shares of Stock on the date the relevant dividends are paid, any such amounts to be paid to the Participant only if, as, and to the extent the Stock Units vest.

11.5 Stock Grants. The Committee may award shares of Stock in recognition of significant prior or expected contributions to the success of the Company or its Affiliates, as an inducement to employment or in lieu of compensation otherwise already due or to be earned and in such other limited circumstances as the Committee may provide. Any such Stock Grants may be made without forfeiture conditions or restrictions of any kind.

ARTICLE XII

12. Performance-Based Awards.

12.1 Discretion of Committee with Respect to Performance-Based Awards. Any form of Award permitted under this Plan may be granted as a Performance-Based Award. The Committee will have full discretion to select the length of any applicable Performance Period, the kind and/or level of the applicable Performance Goal, and whether the Performance Goal is to apply to the Company, an Affiliate, any division or business unit thereof, or to an individual.

12.2 Definitions. For purposes of this Article XII, the following definitions shall apply:

(a) Performance Criteria means the business criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria used to establish Performance Goals may include but shall not be limited to: (i) free or operating cash flow (before or after dividends), (ii) earnings per share (including, without limitation, earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) stockholder return or total stockholder return, (vi) return on capital (including, without limitation, return on total capital or return on invested capital), (vii) return on investment, (viii) return on assets or net assets, (ix) market capitalization, (x) debt leverage (debt to capital), (xi) net sales, (xii) backlog, (xiii) net income or net income attributable to Raytheon Company, (xiv) income or operating income from continuing operations (before or after tax), (xv) operating profit, net operating profit or economic profit, (xvi) gross margin, operating margin or profit margin, (xvii) return on operating revenue or return on operating assets, (xviii) operating ratio, (xix) market share improvement, (xx) bookings or (xxi) working capital turnover. The Committee may also grant Performance-Based Awards that are based on Performance Criteria other than those set forth above.

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(b) Performance Goals means, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon the Performance Criteria. The Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate, a division, business unit, subsidiary, or an individual, either individually, alternatively or in any combination, and measured either quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee.

(c) Performance Period means the one or more periods of time (including Vesting Periods), which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals will be measured for purposes of determining a Participant’s right to, and the payment of, a Performance-Based Award.

ARTICLE XIII

13. Corporate Transactions.

13.1 Adjustment of Number and Price of Shares. Equitable adjustment shall be made in the maximum number of shares of Stock subject to the Plan or issuable under Incentive Stock Options or that may be awarded to any individual in any year to give effect to any extraordinary dividends of cash or other property, stock dividends, stock splits, stock combinations, recapitalizations, exchange of shares, spin-off transactions and other similar changes in the capital structure of the Company or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spinoff transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation, reincorporation or other reorganization. Equitable adjustments shall be made in the number, kind and price of shares of Stock covered by any outstanding Award hereunder to give effect to any stock dividends, stock splits, stock combinations, recapitalizations, exchange of shares, spin-off transactions and similar changes in the capital structure of the Company, or a merger, dissolution or reorganization of the Company, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation, reincorporation or other reorganization after the date the Award is granted, so that the recipient of the Award is treated in a manner equivalent to that of holders of the underlying Stock.

13.2 Change in Control.

(a) In connection with a Change in Control, the Committee may take one or more of the following actions with respect to any outstanding Award: (i) assumption of the Award by the successor corporation (or parent or subsidiary of the successor corporation (collectively, the “Successor Corporation”); (ii) cancellation and substitution of the Award with an Award granted by the Successor Corporation; (iii) continuation of the Award pursuant to the terms of the Change in Control transaction; (iv) accelerated vesting of the Award (in whole or in part); (v) termination of the Award; or (vi) cancellation of the Award in exchange for a cash payment for each vested share of Stock (and each unvested share of Stock if so determined by the Committee) subject to the Award in an amount equal to the excess of the Fair Market Value per share of Stock on the date of the Change in Control over the exercise price, base price or purchase price (if any) in effect for such share with such payment, at the discretion of the Committee, to be paid subject to the same vesting schedule applicable to the Award and any escrow, holdback, earn-out or similar provisions applicable to holders of Stock.

(b) In addition, with respect to a Restricted Stock Award and Stock Unit that vests based on achievement of pre-established performance goals (including Performance Goals applicable to Performance-Based Awards), the Committee may determine that the performance goals shall be deemed to be satisfied at the target or any other level and/or based on a shortened performance period and the Award shall be converted to a time-based Award and thereafter be subject to vesting based on continued employment or employment (or other business relationships).

(c) With respect to Awards granted to Directors, unless otherwise determined or provided by the Committee, such Awards shall become fully vested upon the Director ceasing to be a Director of the Company after a Change in Control.

(d) With respect to Awards granted to any other Participant, unless otherwise determined or provided by the Committee, if in connection with a Change in Control Awards are assumed, continued, substituted or cancelled in exchange

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for cash payments subject to vesting and a Participant’s service is terminated by reason of an Involuntary Termination within two (2) years following such Change in Control, then:

(i) Any Options and SARs held by the Participant as of the date of such termination, and which are not then exercisable and vested, shall become fully exercisable and vested.

(ii) The restrictions applicable to Restricted Stock Awards and Stock Units (including Awards converted to time-based awards pursuant to Section 13.2(b)), shall lapse with respect to 100% of the Restricted Stock Awards and Stock Units held by the Participant and still subject to such restrictions immediately prior to the termination.

(iii) Any cash payments (in exchange for cancellation of an Award) subject to vesting shall become fully vested (subject to any escrow, holdback, earn-out or similar provisions applicable to holders of Stock).

ARTICLE XIV

14. Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan shall not vest over a period of less than one year from the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards granted pursuant to Section 5.6, (ii) Awards to Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iii) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 5.1 (subject to adjustment under Article XIII); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability or a Change in Control, in the terms of the Award Agreement or otherwise.

ARTICLE XV

15. Reservation of Stock. The Company shall at all times during the term of the Plan, and thereafter to the extent of any outstanding Awards, reserve and keep available such number of shares of the Stock as will be sufficient to satisfy the requirements of this Plan (or such Awards) and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

ARTICLE XVI

16. Amendment and Termination.

16.1 Amendment. The Committee may amend the Plan at any time and from time to time, provided that (i) no amendment shall materially adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Participant consents to such amendment (except as provided in Section 17.6), and (ii) without approval of the Company’s stockholders, no amendment may (A) increase the number of shares of Stock which may be issued under the Plan, (B) change the class of persons eligible for Awards, or (C) effect any other change for which stockholder approval is required by law or the rules of any relevant stock exchange; provided, however, that no such stockholder approval is required for any equitable adjustments made pursuant to Section 13.1. Notwithstanding the foregoing, the Committee may amend the Plan and/or any Award granted under the Plan at any time and from time to time, without the consent of affected Participants and their beneficiaries, to the extent necessary to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

16.2 Sub-Plans. The Committee shall have the discretionary authority to adopt and implement from time to time such addenda or subplans to the Plan as it may deem necessary in order to bring the Plan into compliance with applicable laws and regulations of any foreign jurisdictions in which Awards are to be made under the Plan and/or to obtain favorable tax treatment in those foreign jurisdictions for the individuals to whom the Awards are made.

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16.3 Excess Shares. Awards may be made under the Plan that involve shares of Stock in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those Awards until the number of shares of Stock available for issuance under the Plan is sufficiently increased by stockholder approval of an amendment of the Plan authorizing such increase. If such stockholder approval is not obtained within twelve (12) months after the date the first excess Award is made, then all Awards granted on the basis of such excess shares shall terminate and cease to be outstanding.

16.4 Termination. The Board reserves the right to terminate the Plan in whole or in part at any time, without the consent of any person granted any rights under the Plan. The Plan shall terminate upon the earliest to occur of (i) the close of business on the date immediately preceding the tenth (10th) anniversary of the Effective Date, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares, (iii) the termination of all outstanding Awards in connection with a Change in Control, or (iv) the termination of the Plan by the Board. Should the Plan terminate under clause (i) or clause (iv) above, then all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing those Awards.

ARTICLE XVII

17. Other Terms and Conditions.

17.1 Deferred Compensation.

(a) The Committee may, in its sole discretion, structure one or more Awards (other than Options and SARs) so that the Participants may be provided with an election to defer the compensation associated with those Awards for federal income tax purposes. Any such Award shall comply with all applicable requirements of Code Section 409A.

(b) The Committee may implement a Director fee deferral program under the Plan so as to allow the Directors the opportunity to elect to convert Board and Board committee fees to be earned for such year into Stock Units under the Plan that will defer the issuance of the shares of Stock that vest under those Stock Units until a permissible date or event under Code Section 409A. The Committee shall have the authority to establish such rules and procedures as it deems appropriate for the filing of such deferral elections and the designation of the permissible distribution events under Code Section 409A.

(c) To the extent the Company maintains one or more separate non-qualified deferred compensation arrangements which allow Participants the opportunity to make notional investments of their deferred account balances in shares of Stock, the Committee may authorize the share reserve under the Plan to serve as the source of any shares of Stock that become payable under those deferred compensation arrangements. In such event, the share reserve under the Plan shall be reduced on a share-for-share basis for each share of Stock issued under the Plan in settlement of the deferred compensation owed under those separate arrangements.

17.2 Transferability of Awards. The transferability of Awards granted under the Plan shall be governed by the following provisions:

(a) Incentive Options. During the lifetime of the Participant, Incentive Options shall be exercisable only by the Participant and shall not be assignable or transferable other than by will or the laws of inheritance following the Participant’s death.

(b) Other Awards. All other Awards shall be subject to the same limitation on transfer as Incentive Options, except that the Committee (or its delegatee) may structure one or more such Awards so that the Award may be assigned in whole or in part during the Participant’s lifetime to one or more Immediate Family members of the Participant or to a trust established exclusively for the Participant and/or such Immediate Family members, to the extent such assignment is in connection with the Participant’s estate plan or pursuant to a domestic relations order. The assigned portion of an Award may only be exercised (if applicable) by the person or persons who acquire a proprietary interest in the Award pursuant to the assignment. The terms applicable to the assigned portion of the Award shall be the same as those in effect for the Award immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate.

APPENDIX A — RAYTHEON 2019 STOCK PLAN	RAYTHEON 2019 PROXY STATEMENT 109

17.3 Beneficiary Designation. Notwithstanding the foregoing, a Participant may, to the extent permitted by the Committee, designate one or more persons as the beneficiary or beneficiaries of some or all of his or her outstanding Awards, and those Awards shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Participant’s death while holding those Awards. Such beneficiary or beneficiaries shall take the transferred Awards subject to all the terms and conditions of the applicable agreement evidencing each such transferred Award, including (without limitation) the limited time period during which the Award may be exercised (if applicable) following the Participant’s death.

17.4 Stockholders Rights. A Participant shall have all the rights of a stockholder with respect to shares of Stock covered by a Restricted Stock Award (subject to the limitation in Section 11.3(b)). A Participant shall not have any of the rights of a stockholder with respect to shares of Stock covered by any other Award until the Participant becomes the holder of record of such shares. No Option or SAR shall include the right to receive dividends (or amounts equivalent to or in lieu of dividends) on any shares subject to such Award prior to its exercise. However, a Participant may be granted the right to receive dividends under Section 11.3(b) or dividend equivalents under Section 11.4(c) with respect to one or more Awards granted under Article XI.

17.5 Repricing Programs. The Committee shall not have the authority, except pursuant to Article XIII or in connection with a Change in Control to (i) implement cancellation/regrant programs pursuant to which outstanding Options or SARs under the Plan are cancelled and new options or SARs are granted in replacement with a lower exercise or base price per share, (ii) cancel outstanding Options or SARs under the Plan with exercise or base prices per share in excess of the then current Fair Market Value per share of Stock for consideration payable in cash, other Awards, or in equity securities of the Company or (iii) reduce the exercise or base price in effect for outstanding Options or SARs under the Plan, in any case without stockholder approval.

17.6 Clawback/Recoupment. Participants shall be subject to any clawback, recoupment or other similar policy required by law or regulations or adopted by the Board as in effect from time to time and Awards and any cash, shares of Stock or other property or amounts due, paid or issued to a Participant shall be subject to the terms of such policy, as in effect from time to time.

17.7 Compliance with Governmental Regulations. Notwithstanding any provision of the Plan or the terms of any Award Agreement entered into pursuant to the Plan, the Company shall not be required to issue any shares hereunder prior to registration of the shares subject to the Plan under the Securities Act or the Exchange Act, if such registration shall be necessary, or before compliance by the Company or any Participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with other federal, state or foreign laws and regulations and rulings thereunder, including the rules of any applicable stock exchange. The Company shall use its best efforts to effect such registrations and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.

17.8 Company Charter and By-Laws; Other Company Policies. This Plan and all Awards granted hereunder are subject to the charter and By-Laws of the Company, as they may be amended from time to time, and all other Company policies duly adopted by the Board, the Committee or any other committee of the Board and as in effect from time to time regarding the acquisition, ownership or sale of Stock by employees and other service providers, including, without limitation, policies intended to limit the potential for insider trading.

17.9 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any Participant or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

17.10 No Guarantee of Employment. Participation in this Plan shall not be construed to confer upon any Participant the legal right to be retained in the employ of the Company or give any person any right to any payment whatsoever, except to the extent of the benefits provided for hereunder. Each Participant shall remain subject to discharge to the same extent as if this Plan had never been adopted. Nothing in this Plan shall prevent, interfere with or limit in any way the right of the Company to terminate a Participant’s employment at any time, whether or not such termination would result in: (i) the failure

110 RAYTHEON 2019 PROXY STATEMENT	APPENDIX A — RAYTHEON 2019 STOCK PLAN

of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award under the Plan; and/or (iii) any other adverse effect on the Participant’s interests under the Plan.

17.11 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or its Affiliates from adopting or continuing in effect other compensation arrangements (whether such arrangements be generally applicable or applicable only in specific cases) as the Committee in its discretion determines desirable, including, without limitation, the granting of stock options, stock awards, stock appreciation rights or phantom stock units otherwise than under the Plan.

17.12 Governing Law. The provisions of this Plan shall be governed by, construed and administered in accordance with applicable federal law; provided, however, that to the extent not in conflict with federal law, this Plan shall be governed by, construed and administered under the laws of the State of Delaware, other than its laws respecting choice of law.

17.13 Withholding. No later than the date as of which an amount first becomes includable in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes or other amounts of any kind required by law to be withheld, collected or accounted for with respect to such amount. Unless otherwise determined by the Committee, withholding obligations must be settled in shares of Stock that are part of the Award that gives rise to the withholding requirement, provided that the amount withheld does not exceed the maximum statutory tax rate for a Participant in the applicable jurisdiction or such lesser amount as (i) is necessary to avoid adverse accounting treatment and (ii) is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with shares of Stock. The Committee may also, in its sole discretion, permit a Participant to satisfy, in whole or in part, the withholding obligations by the delivery of Stock owned by the Participant having a Fair Market Value equal to such withholding obligation. Any shares of Stock withheld in excess of the shares of Stock required to satisfy withholding liability at the minimum statutory withholding rates shall not be added back to the number of shares of Stock issuable under the Plan under Section 5.2(c).

17.14 Fractional Shares. No adjustment or substitution provided for in herein shall require the Company to issue or to sell a fractional share under any Award Agreement and the total adjustment or substitution with respect to each Award Agreement shall be limited accordingly.

17.15 No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Company and any Affiliate and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including, but not limited to, federal, state, local and foreign income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

17.16 Notices. Any communication or notice required or permitted to be given under the Plan shall be in such form as the Committee may determine from time to time, and if required in writing, shall be mailed by registered or certified mail or delivered in hand, if to the Company, to 870 Winter Street, Waltham, Massachusetts 02451, Attention: Vice President, Human Resources and Global Security (or such other address or addressee as the Committee may provide) and, if to the Participant, to such address as the Participant shall last have furnished to the Company.

HIGH STANDARDS
INSPIRED PERFORMANCE
Raytheon’s corporate culture is grounded in our company values: trust, respect, collaboration, innovation and accountability.
These values drive a culture known for:

●Ethics and accountability, encouraging reporting and ensuring non-retaliation
●Investing in our people, to sustain a world-class workforce
●Customer focus, achieving success through collaboration
●Supporting military families and veterans, who sacrifice for our freedom
●Diversity and inclusion, ensuring all employees find purpose, thrive and succeed
●Engaging and listening to our people, to continually improve their experience
●Innovation, acting with speed and agility to solve the most difficult challenges
●Strong process orientation, enabling flawless execution and risk mitigation

Our culture supports our long-term growth strategy and serves our company vision:
“One global team creating trusted, innovative solutions to make the world a safer place.”

For further information about Raytheon, we invite you to review our investor communications at https://www.raytheon.com	Raytheon Company 870 Winter Street Waltham, Massachusetts 02451-1449 USA

© 2019 Raytheon Company. All rights reserved. Approved for public release. Raytheon, and the Raytheon red block design are registered U.S. trademarks of Raytheon Company.
Designed by Addison

RAYTHEON COMPANY
C/O AMERICAN STOCK TRANSFER
6201 15TH AVENUE
BROOKLYN, NY 11219

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 29, 2019 for shares held directly and up until 11:59 P.M. Eastern Time on May 27, 2019 for shares held in the Raytheon Savings and Investment Plan. Have your proxy card in hand when you access the web site listed above and follow the instructions to complete an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Raytheon in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail and the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 29, 2019 for shares held directly and up until 11:59 P.M. Eastern Time on May 27, 2019 for shares held in the Raytheon Savings and Investment Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Raytheon, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E73292-P19157-Z74387	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
RAYTHEON COMPANY
The Board of Directors recommends a vote FOR the listed nominees under Item 1.
Item 1 -	Election of Directors
Nominees:		For	Against	Abstain
1a.	Tracy A. Atkinson	☐	☐	☐
1b.	Robert E. Beauchamp	☐	☐	☐
1c.	Adriane M. Brown	☐	☐	☐
1d.	Stephen J. Hadley	☐	☐	☐
1e.	Thomas A. Kennedy	☐	☐	☐
1f.	Letitia A. Long	☐	☐	☐
1g.	George R. Oliver	☐	☐	☐
1h.	Dinesh C. Paliwal	☐	☐	☐
1i.	Ellen M. Pawlikowski	☐	☐	☐
1j.	William R. Spivey	☐	☐	☐
1k.	Marta R. Stewart	☐	☐	☐
1l.	James A. Winnefeld, Jr.	☐	☐	☐
1m.	Robert O. Work	☐	☐	☐

COMPANY PROPOSALS: The Board of Directors recommends a vote FOR Items 2, 3 and 4.		For	Against	Abstain
Item 2 -	Advisory vote to approve named executive officer compensation	☐	☐	☐
Item 3 -	Approval of the Raytheon 2019 Stock Plan	☐	☐	☐
Item 4 -	Ratification of Independent Auditors	☐	☐	☐

For an address change, please check this box and provide the new address on the back where indicated.				☐
Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the shareholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation indicating his/her title.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

ADMISSION TICKET

Annual Meeting of Shareholders
Thursday, May 30, 2019, 11:00 a.m. Eastern Time

The Ritz-Carlton Pentagon City

1250 South Hayes Street

Arlington, Virginia 22202

The Ritz-Carlton Pentagon City is conveniently located near Ronald Reagan
National Airport and has direct access to the metro.

AIRPORTS

Ronald Reagan Washington National
1.	Follow Route 1 North/Crystal City
2.	Take the 15th Street/Pentagon City exit
3.	Turn left onto 15th Street
4.	Travel three blocks
5.	Turn right onto South Hayes Street
6.	The Ritz-Carlton, Pentagon City hotel is located on the left, adjacent to Nordstrom

Dulles International Airport
1.	Follow I-66 East
2.	Take Exit 75 (Route 110 South)
3.	Continue past the Pentagon
4.	Take the exit marked Route 1 South (Crystal City)
5.	Take the 15th Street/Pentagon City exit
6.	Turn right onto 15th Street and continue three blocks
7.	Turn right onto South Hayes Street
8.	The Ritz-Carlton, Pentagon City in Arlington, VA is located on the left, adjacent to Nordstrom

OTHER LOCATIONS

From Washington D.C./14th Street Bridge
1.	Cross over the 14th Street Bridge and follow Route I-395 South
2.	Use the left lane to take exit 8C (Route 1 South/Pentagon City)
3.	Take the 15th Street/Pentagon City exit
4.	Turn right onto 15th Street
5.	Travel three blocks
6.	Turn right onto South Hayes Street
7.	The Ritz-Carlton, Pentagon City is located on the left, adjacent to Nordstrom

From Richmond (I-95)/Points South
1.	Follow I-95 North to I-395 North
2.	Take exit 8C (Pentagon City/Crystal City) which leads you onto South Hayes Street
3.	The Ritz-Carlton, Pentagon City is located on the right, adjacent to Nordstrom

From Baltimore (I-395)/Points North
1.	Follow I-495 West (Washington) through Maryland across the Woodrow Wilson Bridge into Virginia
2.	Take exit 177 (Route 1 North) toward Alexandria/ Ronald Reagan Washington National Airport/Crystal City
3.	Take the 15th Street/Pentagon City exit
4.	Turn left onto 15th Street
5.	Continue three blocks and turn right onto South Hayes Street
6.	The Ritz-Carlton, Pentagon City is located on the left, adjacent to Nordstrom

From Vienna (I-66)/Points West/Dulles Airport
1.	Follow I-66 East
2.	Take Exit 75 (Route 110 South)
3.	Continue past the Pentagon
4.	Take the exit marked Route 1 South (Crystal City)
5.	Take the 15th Street/Pentagon City exit
6.	Turn right onto 15th Street and continue three blocks
7.	Turn right onto South Hayes Street
8.	The Ritz-Carlton, Pentagon City is located on the left, adjacent to Nordstrom
(Note: Valet parking is available for a fee at the hotel.)

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.raytheon.com/proxy.

E73293-P19157-Z74387
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
THURSDAY, MAY 30, 2019

The undersigned hereby appoints Thomas A. Kennedy, Anthony F. O'Brien, and Frank R. Jimenez, or any of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot (with discretionary authority as to any and all other business that may properly come before the meeting), all of the shares of Common Stock of Raytheon Company that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 a.m. Eastern Time on Thursday, May  30, 2019, at The Ritz-Carlton Pentagon City, 1250 South Hayes Street, Arlington, VA 22202, and at any adjournment, continuation or postponement thereof.

If the undersigned is a participant in the Raytheon Savings and Investment Plan and has stock allocated to a plan account, the undersigned hereby instructs the trustee of the plan to vote all such shares of stock in accordance with the instructions on the reverse side of this ballot (or if no instructions are provided, then in accordance with the Board recommendations) at the Annual Meeting and at any adjournment, continuation or postponement thereof. If a ballot is not received by the trustee, the trustee will vote all such shares of stock at the Annual Meeting and any adjournment, continuation or postponement thereof in the same proportion as shares for which voting instructions were received under the plan.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

IF YOU ARE NOT VOTING ON THE INTERNET OR BY TELEPHONE, PLEASE MARK, SIGN, DATE
AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Change:

(If you noted an Address Change above, please mark the corresponding box on the reverse side.)